PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

SERVICESOURCE INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
707 17th Street, 25th Floor
Denver, Colorado 80202
[•], 2022
Dear Fellow Stockholders:
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting” together with any adjournment, postponement or other delay thereof) of ServiceSource International, Inc. (“ServiceSource”) to be held on [•], 2022, at [•], Mountain Time. In light of continuing public health concerns regarding the coronavirus (COVID-19) and to prioritize the well-being of our employees, stockholders and other community members, ServiceSource will hold the Special Meeting in a virtual meeting format only on the virtual meeting website. You will not be able to attend the Special Meeting physically in person. You can attend the special meeting via a live interactive webcast at www.proxydocs.com/SREV. You will be able to listen to the special meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders and ServiceSource.
At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 6, 2022 (the “Merger Agreement”), by and among Concentrix Corporation (“Parent”), Concentrix Merger Sub Inc., a direct, wholly-owned subsidiary of Parent (“Acquisition Sub”), and ServiceSource (the “Merger Proposal”). Pursuant to the terms of the Merger Agreement, Acquisition Sub will merge with and into ServiceSource (the “Merger”), with ServiceSource surviving the Merger, and ServiceSource will become a wholly-owned subsidiary of Parent. You will also be asked to consider and vote on (i) a non-binding, advisory proposal to approve compensation that will or may become payable by ServiceSource to its named executive officers in connection with the Merger (the “Non-Binding Compensation Proposal”) and (ii) a proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).
If the Merger contemplated by the Merger Agreement is completed, you will be entitled to receive $1.50 in cash, without interest and subject to any applicable withholding taxes, for each share of ServiceSource’s common stock, par value $0.0001 per share (“ServiceSource Common Stock”) (unless you have properly exercised your appraisal rights with respect to such shares). This amount constitutes a premium of 47.1% over the unaffected closing stock price of ServiceSource Common Stock on May 6, 2022, the last trading day prior to the announcement of the Merger Agreement.
On May 6, 2022, ServiceSource’s board of directors (the “Board”), after considering various factors, including those described in the accompanying Proxy Statement (the “Proxy Statement”), and after consultation with ServiceSource’s independent legal and financial advisors, unanimously determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable, and in the best interests of ServiceSource and its stockholders and adopted and approved the Merger Agreement, the Merger, and the other transactions contemplated thereby. Subject to the terms of the Merger Agreement, the Board also unanimously resolved to recommend the adoption of the Merger Agreement by ServiceSource’s stockholders.
The Board unanimously recommends that you vote:
1)
“FOR” the Merger Proposal,

2)
“FOR” the Non-Binding Compensation Proposal, and

3)
“FOR” the Adjournment Proposal.

The enclosed Proxy Statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement. The Proxy Statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. You are encouraged to read the Proxy Statement and its annexes, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about ServiceSource from documents we file with the U.S. Securities and Exchange Commission (the “SEC”) from time to time.
We appreciate you taking the time to vote promptly. After reading the Proxy Statement, please vote at your earliest convenience by voting over the internet using the internet address on the proxy card or by voting by telephone using the toll-free number on the proxy card. If you do not have access to a touch-tone phone or the Internet, you may alternatively vote by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. Only your last-dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Special Meeting. If your shares are held in street name through a broker, bank or other nominee, you are considered the beneficial owner of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Without your voting instructions, because of the non-routine nature of the proposals, your broker, bank or other nominee may not vote your shares with respect to any of the proposals. We encourage you to instruct your broker, bank or other nominee to vote your shares “FOR” all of the proposals set forth in the Proxy Statement by following the directions on the enclosed voting instruction form to provide your instructions over the internet, by telephone or by signing, dating and returning the voting instruction form in the postage-paid envelope provided.
Your vote is very important, regardless of the number of shares that you own. We cannot consummate the Merger unless the Merger Proposal is approved by the affirmative vote of a majority of the outstanding shares of ServiceSource Common Stock entitled to vote thereon. In addition, the Merger Agreement makes the approval by the stockholders of ServiceSource (“ServiceSource stockholders”) of the Merger Proposal a condition to the parties’ obligations to consummate the Merger. The failure of any stockholder to grant a proxy electronically over the internet or by telephone, to submit a signed proxy card, or to vote by virtual ballot at the Special Meeting in virtual meeting format will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, will not have any effect on the Non-Binding Compensation Proposal or the Adjournment Proposal, and such stockholder’s shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting. Broker non-votes will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting. Broker non-votes will have the same effect as votes “AGAINST” the Merger Proposal but will have no effect on the Non-Binding Compensation Proposal or the Adjournment Proposal and otherwise will have no effect on a particular proposal.
If you have any questions about the Proxy Statement, the Special Meeting, the Merger Agreement or the Merger or need assistance with voting procedures, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200 (TOLL FREE from the U.S. and Canada) or +1 (203) 658-9400 (from other locations) or by email to SREV@info.morrowsodali.com.
On behalf of the Board, I thank you for your support and appreciate your consideration of this matter.
Sincerely,
Gary B. Moore
Chief Executive Officer and Chairman
The accompanying Proxy Statement is dated [•], 2022 and, together with the enclosed form of proxy card, is first being sent to ServiceSource stockholders on or about [•], 2022.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
DATE:	[•], 2022
TIME:	[•], Mountain Time
PLACE:	Special meeting (the “Special Meeting”) of ServiceSource International, Inc. (“ServiceSource”) to be held live via the internet — please visit www.proxydocs.com/SREV for more details. To attend the special meeting, you must register in advance at www.proxydocs.com/SREV prior to the deadline of [•], 2022 at [•], Mountain Time. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access the meeting and you will have the ability to submit questions. Please be sure to follow the instructions found on your proxy card and/or voting instruction card and subsequent instructions that will be delivered to you via email.
RECORD DATE:	[•], 2022
ITEMS OF BUSINESS:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 6, 2022, by and among Concentrix Corporation (“Parent”), Concentrix Merger Sub Inc., a direct, wholly-owned subsidiary of Parent (“Acquisition Sub”), and ServiceSource (as it may be amended from time to time, the “Merger Agreement”), a copy of which is attached as Annex A to the proxy statement (the “Proxy Statement”) accompanying this notice (the “Merger Proposal”);

2.
To consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by ServiceSource to its named executive officers in connection with the Merger (the “Non-Binding Compensation Proposal”);

3.
To approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”); and

4.
To transact any other business that may properly come before the Special Meeting.

The affirmative vote of a majority of the outstanding shares of ServiceSource common stock entitled to vote thereon is required to approve the Merger Proposal. The affirmative vote of the holders of a majority in voting power of the ServiceSource common stock entitled to vote thereon, which are present or represented by proxy, at the Special Meeting, provided a quorum is present, is required to approve the Non-Binding Compensation Proposal and the Adjournment Proposal. The failure of any stockholder of record to grant a proxy electronically over the internet or by telephone, submit a signed proxy card, or to vote by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal and will not have any effect on the Non-Binding Compensation Proposal or the Adjournment Proposal. Abstentions will be counted as votes “AGAINST” the Merger Proposal, the Non-Binding Compensation Proposal and the Adjournment Proposal. Because each of the proposals presented to stockholders will be considered non-discretionary, brokers, banks and other nominees will not have discretionary authority to vote on any of the three proposals and there will be no broker non-votes. Broker non-votes will have the same effect as votes “AGAINST” the Merger Proposal but will have no effect on the Non-Binding Compensation Proposal or the Adjournment Proposal and otherwise will have no effect on a particular proposal.
Only ServiceSource stockholders of record as of the close of business on [•], 2022 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available in our principal executive offices located at 707 17th Street, 25th Floor, Denver, CO 80202, during regular business hours for a period of no less than ten (10) days before the Special Meeting. To access the list during the Special Meeting, please use the virtual meeting website link set forth in the accompanying Proxy Statement.
ServiceSource stockholders who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their shares of ServiceSource common stock (exclusive of any elements of value arising from the accomplishment or expectation of the merger and together with interest to be paid on the amount determined to be “fair value”) if they deliver a demand for appraisal before the vote is taken on the Merger Agreement and comply with all the requirements of Delaware law, which are summarized in the Proxy Statement accompanying this notice and reproduced in their entirety in Annex C to the accompanying Proxy Statement.
ServiceSource’s board of directors (the “Board”) unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Non-Binding Compensation Proposal, and “FOR” the Adjournment Proposal. In considering the recommendation of the Board, ServiceSource stockholders should be aware that its executive officers and members of the Board may have agreements and arrangements in place that provide them with interests in the Merger that may be different from, or in addition to, those of ServiceSource. See the section entitled “The Merger — Interests of the Directors and Executive Officers of ServiceSource in the Merger” beginning on page 59 of this Proxy Statement.
Our Notice of Special Meeting and Proxy Statement are available for viewing under the “Investor Relations” section of our website at https://ir.servicesource.com/.
By order of the board of directors,
Gary B. Moore
Chief Executive Officer and Chairman
Denver, Colorado
[•], 2022
IMPORTANT
Your vote is extremely important. Whether or not you plan to virtually attend the Special Meeting and regardless of the number of shares you own, we urge you to vote promptly “FOR” all of the proposals.
If you have any questions about submitting your proxy card or otherwise require assistance, please contact:
Morrow Sodali LLC
509 Madison Avenue
New York, NY 10022
Email: SREV@info.morrowsodali.com
Call toll-free at (800) 662-5200 (in North America)
or +1 (203) 658-9400 (outside of North America)

i

ii

Termination of the Merger Agreement	82
ServiceSource Expense Payment	84
Termination Fee	85
Enforcement Expenses	85
Specific Performance	85
Fees and Expenses	85
Amendment; Extension and Waiver	85
Jurisdiction	86
Governing Law	86
PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS	87
The Non-Binding Compensation Proposal	87
Vote Required and Board Recommendation	87
PROPOSAL 3: VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, FROM TIME TO TIME, TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE THE MERGER PROPOSAL AT THE TIME OF THE SPECIAL MEETING	88
The Adjournment Proposal	88
Vote Required and Board Recommendation	88
MARKET PRICE AND DIVIDEND DATA	88
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	89
APPRAISAL RIGHTS	90
Filing Written Demand	92
Notice by the Surviving Corporation	93
Filing a Petition for Appraisal	93
Determination of Fair Value	94
OTHER MATTERS	95
FUTURE STOCKHOLDER PROPOSALS	95
HOUSEHOLDING INFORMATION	96
WHERE YOU CAN FIND MORE INFORMATION	96
MISCELLANEOUS	97
Annex A: Agreement and Plan of Merger
Annex B: Opinion of ServiceSource’s Financial Advisor
Annex C: Section 262 of the General Corporation Law of the State of Delaware

iii

SUMMARY
This summary highlights selected information from this proxy statement (this “Proxy Statement”) related to the merger (the “Merger”) of Concentrix Merger Sub Inc. (“Acquisition Sub”) with and into ServiceSource and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 96 of this Proxy Statement. The Merger Agreement (as defined below) is attached as Annex A to this Proxy Statement. You are encouraged to read the Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this Proxy Statement, “ServiceSource,” the “Company,” “we,” “our,” “us” and similar words in this Proxy Statement refer to ServiceSource International, Inc., including, in certain cases, our subsidiaries. Throughout this Proxy Statement we refer to Concentrix Corporation as “Parent” and Concentrix Merger Sub Inc. as “Acquisition Sub.” In addition, throughout this Proxy Statement we refer to the Agreement and Plan of Merger, dated as of May 6, 2022, as it may be amended from time to time, by and among ServiceSource, Parent and Acquisition Sub as the “Merger Agreement.”
The Special Meeting
Date, Time and Place
The special meeting of ServiceSource stockholders (the “Special Meeting”) will be held on [•], 2022, at [•], Mountain Time. In light of continuing public health concerns regarding the coronavirus (COVID-19) and to prioritize the well-being of our employees, stockholders and other community members, ServiceSource will hold the Special Meeting in a virtual meeting format only on the virtual meeting website at www.proxydocs.com/SREV (the “virtual meeting website”). You will not be able to attend the Special Meeting physically in person.
Record Date; Shares Entitled to Vote
You are entitled to vote at the Special Meeting if you owned shares of common stock of ServiceSource, par value $0.0001 per share (“ServiceSource Common Stock”), at the close of business on [•], 2022, the record date for the Special Meeting (the “Record Date”). You will have one vote at the Special Meeting for each share of ServiceSource Common Stock you owned at the close of business on the Record Date.
Purpose
At the Special Meeting, we will ask ServiceSource stockholders of record as of the Record Date to vote on proposals (i) to adopt the Merger Agreement (the “Merger Proposal”), (ii) to approve, by non-binding, advisory vote, compensation that will or may become payable by ServiceSource to its named executive officers in connection with the Merger (the “Non-Binding Compensation Proposal”), and (iii) to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal” and together with the Merger Proposal and the Non-Binding Compensation Proposal, the “Special Meeting Proposals”).
Quorum
As of the Record Date, there were approximately [•] shares of ServiceSource Common Stock outstanding and entitled to be voted at the Special Meeting. The holders of a majority in voting power of the outstanding shares of ServiceSource Common Stock, present or represented by proxy, will constitute a quorum at the Special Meeting. As a result, [•] shares must be represented by proxy or by stockholders present and entitled to vote at the Special Meeting to have a quorum.
Required Vote
The proposals to be voted on at the Special Meeting require the following votes:
•
The affirmative vote of a majority of the outstanding shares of ServiceSource common stock entitled to vote thereon as of the Record Date is required to approve the Merger Proposal.

•
The affirmative vote of the holders of a majority in voting power of the ServiceSource Common Stock entitled to vote thereon as of the Record Date, which are present or represented by proxy, at the Special Meeting, provided a quorum is present, is required to approve the Non-Binding Compensation Proposal.

•
The affirmative vote of the holders of a majority in voting power of the ServiceSource Common Stock entitled to vote thereon as of the Record Date, which are present or represented by proxy, at the Special Meeting, provided a quorum is present, is required to approve the Adjournment Proposal.

The failure of any stockholder of record to grant a proxy electronically over the internet or by telephone, submit a signed proxy card, or to vote by ballot at the Special Meeting will have the same effect as a vote “AGAINST” the Merger Proposal and will not have any effect on the Non-Binding Compensation Proposal and the Adjournment Proposal. Abstentions will be counted as votes “AGAINST” the Merger Proposal, the Non-Binding Compensation Proposal and the Adjournment Proposal. Because each of the proposals presented to stockholders will be considered non-discretionary, brokers, banks and other nominees will not have discretionary authority to vote on any of the three proposals and there will be no broker non-votes. Broker non-votes will have the same effect as votes “AGAINST” the Merger Proposal but will have no effect on the Non-Binding Compensation Proposal or the Adjournment Proposal and otherwise will have no effect on a particular proposal.
Share Ownership of ServiceSource’s Directors and Executive Officers
As of [•], 2022, the Record Date, ServiceSource’s directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [•] shares of ServiceSource Common Stock, representing approximately [•]% of the outstanding shares of ServiceSource Common Stock (and approximately [•]% of the outstanding shares of ServiceSource Common Stock when taking into account the Options held, in the aggregate, by ServiceSource’s directors and executive officers). We expect that ServiceSource’s directors and executive officers will beneficially own and be entitled to vote a similar figure at the close of business on the date of the Special Meeting. On May 6, 2022, in connection with the execution of the Merger Agreement, Parent entered into a voting agreement with each of ServiceSource’s directors and executive officers (see “Voting Agreement” section in this Summary).
Voting Agreements
On May 6, 2022, in connection with the execution of the Merger Agreement, Parent entered into voting agreements with each of (i) Edenbrook Long Only Value Fund, LP and Edenbrook Value Fund, LP (collectively, “Edenbrook”), Strategos Fund, L.P. and Strategos Master Fund, L.P. (collectively, “Archon”), and (iii) Gary B. Moore, Chad W. Lyne, Michael D. Naughton, Richard G. Walker, John R. Ferron, John R. Harris, Andrew M. Baker, John A. Meyer, and Jane Okun Bomba, who together with Edenbrook and Archon beneficially owned approximately 33.5% of the outstanding voting power of the ServiceSource Common Stock on such date (collectively, the “Voting Agreements” and each a “Voting Agreement”).
Each Voting Agreement requires, subject to the terms and conditions thereof, that the ServiceSource stockholders party thereto vote or cause to be voted all ServiceSource Common Stock owned by such stockholders in favor of the Merger Proposal.
How You Can Vote
Any ServiceSource stockholder of record as of the Record Date entitled to vote at the Special Meeting may vote in any of the following four (4) ways:

1.
By voting over the internet using the website indicated on the enclosed proxy card;

2.
By telephone using the toll-free number on the enclosed proxy card;

3.
By signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; or

4.
By attending the Special Meeting in a virtual format and voting by virtual ballot.

If your shares of ServiceSource Common Stock are held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, then, because the Special Meeting Proposals are “non-routine matters,” your broker, bank or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of ServiceSource Common Stock are held in street name, your broker, bank or other nominee has enclosed a voting instruction form with this Proxy Statement. We encourage you to authorize your broker, bank or other nominee to vote your shares “FOR” the Special Meeting Proposals by following the instructions provided on the voting instruction form.
YOUR VOTE IS VERY IMPORTANT.   Please submit your proxy via the internet or by telephone by following the instructions on the enclosed proxy card. If you do not have access to a touch-tone phone or the Internet, you may alternatively vote by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided — even if you plan to attend the Special Meeting. If you properly and timely submit your proxy, the individuals named as your proxy holders will vote your shares as you have directed.
All shares entitled to vote and represented by properly submitted proxies (including those submitted via the internet, by telephone and by mail) received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy card, such shares will be voted by the proxy holders named on the enclosed proxy card according to the recommendation of ServiceSource’s board of directors (the “Board”) “FOR” the Special Meeting Proposals.
Parties Involved in the Merger (page 36)
ServiceSource International, Inc.
ServiceSource is a global outsourced go-to-market services provider that accelerates B2B digital sales and customer success transformation. Our expert sales professionals, data-powered insights and proven methodologies scale and reimagine customer journey experiences (CJX®) into profitable business outcomes. Backed by more than 20 years of experience, ServiceSource drives billions of dollars in client value annually, conducting commerce in 45 languages and 175 countries.
ServiceSource Common Stock is currently listed on the NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “SREV”.
Concentrix Corporation
Parent is a leading global provider of customer experience (CX) solutions and technology, improving business performance for some of the world’s best brands including over 100 Fortune Global 500 clients and over 125 new economy clients. Every day, from more than 40 countries and across 6 continents, Parent’s staff delivers next generation customer experience and helps companies better connect with their customers. Parent creates better business outcomes and helps differentiate its clients by reimagining everything CX through Strategy + Talent + Technology. Parent provides services to clients in Parent’s key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector.
The common stock of Parent is currently listed on NASDAQ under the symbol “CNXC.”
Concentrix Merger Sub Inc.
Acquisition Sub is a Delaware corporation and a direct, wholly-owned subsidiary of Parent, formed on April 20, 2022 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Acquisition Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, Acquisition Sub will cease to exist.
Effect of the Merger (page 37)
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (“DGCL”), at the effective time of the Merger (the “Effective Time”), Acquisition Sub shall be merged with and into ServiceSource, whereupon the separate existence of Acquisition Sub shall cease, and ServiceSource shall continue under the name “Concentrix ServiceSource Inc.” as the surviving corporation (the “Surviving Corporation”) and shall continue to be governed by the laws of Delaware. As a result of the Merger, the Surviving Corporation will become a wholly-owned subsidiary of Parent and ServiceSource Common Stock will no longer be publicly traded. In addition, ServiceSource Common Stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case, in accordance with applicable laws, rules and regulations, and ServiceSource will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”) on account of ServiceSource Common Stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as ServiceSource and Parent may agree and specify in the certificate of merger).
Effect on ServiceSource if the Merger is Not Consummated (page 37)
If the Merger Proposal is not approved by ServiceSource stockholders or if the Merger is not consummated for any other reason, ServiceSource stockholders will not receive any payment for their shares of ServiceSource Common Stock in connection with the Merger. Instead, ServiceSource will remain an independent public company, the ServiceSource Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act, and we will continue to file periodic reports with the SEC on account of ServiceSource Common Stock. Under certain specified circumstances, ServiceSource may be required to pay Parent a termination fee, or pay Parent’s expenses, as described in the sections entitled “Terms of the Merger Agreement — ServiceSource Expense Payment” and “Terms of the Merger Agreement — Termination Fee” beginning on pages 84 and 85, respectively, of this Proxy Statement.
Merger Consideration (page 37)
Upon the consummation of the Merger, each share of ServiceSource Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by ServiceSource or any subsidiary of ServiceSource (including shares held as treasury stock), (ii) shares held, directly or indirectly, by Parent or Acquisition Sub, which will be cancelled and retired for no consideration, and (iii) any shares owned by stockholders who are entitled to and have properly exercised and perfected their demands for appraisal rights under Delaware law (the “Dissenting Shares”)) will be converted into the right to receive $1.50 in cash, without interest (the “Merger Consideration”).
Recommendation of the Board and Reasons for the Merger (page 46)
On May 6, 2022, the Board, after considering various factors, including those described in the section entitled “The Merger — Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this Proxy Statement, and after consultation with ServiceSource’s independent legal and financial advisors, unanimously (i) adopted and approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (ii) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of ServiceSource and its stockholders and (iii) resolved to unanimously recommend that the stockholders of ServiceSource vote in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby and the adoption of the Merger Agreement.

The Board unanimously recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Non-Binding Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.
Opinion of ServiceSource’s Financial Advisor (page 50)
ServiceSource retained Centerview Partners LLC, which is referred to in this Proxy Statement as “Centerview,” as financial advisor to the Board of Directors of ServiceSource in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction” throughout this section and the summary of Centerview’s opinion below under the section “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinion of ServiceSource’s Financial Advisor”. In connection with this engagement, the Board of Directors of ServiceSource requested that Centerview evaluate the fairness, from a financial point of view, to the holders of ServiceSource Common Stock (other than (i) holders of ServiceSource Common Stock owned or held by ServiceSource or any subsidiary of ServiceSource (including shares held as treasury stock) or held, directly or indirectly, by Parent or Acquisition Sub or any of their wholly owned subsidiaries immediately prior to the Effective Time and (ii) ServiceSource Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to, and has properly exercised and perfected his, her or its demand for, appraisal rights under Section 262 of the Delaware General Corporate Law, which are collectively referred to as the “Excluded Shares” throughout this section and the summary of Centerview’s opinion below under the section “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinion of ServiceSource’s Financial Advisor”) of the Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On May 6, 2022, Centerview rendered to the Board of Directors of ServiceSource its oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 9, 2022, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of ServiceSource Common Stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated May 9, 2022, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors of ServiceSource (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of ServiceSource Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of ServiceSource or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
Interests of the Directors and Executive Officers of ServiceSource in the Merger (page 59)
When considering the recommendation of the Board that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that ServiceSource’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement, in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by ServiceSource stockholders. These interests include, but are not limited to, the following:
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the accelerated vesting upon the Effective Time of unvested options to purchase shares of ServiceSource Common Stock (the “Options”);

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the accelerated vesting upon the Effective Time of time-based restricted stock units (the “RSUs”) and earned performance-based restricted stock units (the “PSUs”) held by our directors;

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the accelerated vesting, upon certain terminations of our executive officers following the Effective Time, of RSUs and PSUs that have been converted into cash awards pursuant to the Merger Agreement;

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the payment of cash severance and the provision of other severance benefits to executive officers in the event of an involuntary termination following the Effective Time;

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the possibility of ServiceSource’s executive officers entering into compensatory arrangements with Parent or its affiliates prior to or following the closing of the Merger; and

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continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

See the section entitled “The Merger — Interests of the Directors and Executive Officers of ServiceSource in the Merger” beginning on page 59 of this Proxy Statement for a more detailed description of these interests.
If the Merger Proposal is approved by ServiceSource stockholders, the shares of ServiceSource Common Stock held by ServiceSource’s directors and executive officers will be treated in the same manner as outstanding shares of ServiceSource Common Stock held by all other ServiceSource stockholders entitled to receive the Merger Consideration.
Treatment of ServiceSource Equity Awards (page 59)
The Merger Agreement provides that ServiceSource’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment as of the Effective Time:
Options
Each Option, whether or not vested, that is outstanding immediately prior to the Effective Time will automatically and without any required action on the part of the holder thereof, vest (if unvested) and if not exercised by the holder thereof as of the Effective Time (after notice and a reasonable period to elect the exercise of such Option) shall be cancelled and, if the exercise price per share of ServiceSource Common Stock is less than the Merger Consideration, be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (a) the Merger Consideration over (b) the per-share exercise price for such Option multiplied by (ii) the total number of shares of ServiceSource Common Stock underlying such Option; provided that if the exercise price per share of ServiceSource Common Stock of such Option is equal to or greater than the Merger Consideration, such Option if not exercised shall be cancelled without any cash payment or other consideration being made in respect thereof.
RSUs
Each then-outstanding RSU will, automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into a right to receive cash (each a “Converted RSU”). Each Converted RSU will continue to have and be subject to substantially the same terms and conditions as were applicable to such RSU immediately before the Effective Time, except that each Converted RSU shall represent the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of ServiceSource Common Stock underlying such RSU, multiplied by (ii) the Merger Consideration plus any dividend equivalent amounts accrued with respect to such RSU (the “RSU Consideration”), which amounts shall be payable at the same time as under the terms and conditions of the RSU, and subject to substantially the same vesting terms and conditions as applied to the RSU immediately before the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any ServiceSource equity plan, equity award agreement or Company severance plan that may be applicable). Notwithstanding the foregoing, each RSU held immediately prior to the Effective Time by an individual (whether an employee, non-employee director, or independent contractor) who is not expected to be a Continuing Employee (as such term is defined in the Merger Agreement) shall, automatically and without any required action on the part of the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the RSU Consideration.
PSUs
Each then-outstanding PSU, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into a right to receive cash, as described in the Merger Agreement (each a “Converted PSU”). Each Converted PSU shall continue to have and be subject to substantially the same terms and conditions as were applicable to such PSU immediately before the Effective Time (aside from terms related to performance vesting that shall no longer be applicable following the Effective Time) except that each Converted PSU shall represent the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of ServiceSource Common Stock earned under such PSU, with performance measured in accordance with the terms of the applicable governing documents (e.g. based on the attainment of the applicable performance metrics through the Closing Date), as determined by the board of directors of ServiceSource or a committee thereof after consultation with Parent prior to the Effective Time, multiplied by (ii) the Merger Consideration, plus any dividend equivalent amounts accrued with respect to such PSU (the “PSU Consideration”), which amounts shall be payable at the same time as under the terms and conditions of the PSU, and subject to substantially the same time-vesting terms and conditions as applied to the PSU immediately before the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any ServiceSource equity plan, equity award agreement or Company severance plan currently in effect). Notwithstanding the foregoing, each PSU held immediately prior to the Effective Time by an individual (whether an employee, non-employee director, or independent contractor) who is not expected to be a Continuing Employee (as such term is defined in the Merger Agreement) shall, automatically and without any required action on the part of the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the PSU Consideration.
U.S. Federal Income Tax Consequences of the Merger (page 63)
For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this Proxy Statement) in exchange for such U.S. Holder’s shares of ServiceSource Common Stock pursuant to the Merger will generally result in the recognition of gain or loss in an amount equal to the difference, if any, between the cash such U.S. Holder receives in the Merger (determined before deduction of any applicable withholding taxes) and such U.S. Holder’s adjusted tax basis in the shares of ServiceSource Common Stock surrendered in the Merger.
If you are a Non-U.S. Holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this Proxy Statement), you generally will not be subject to U.S. federal income tax with respect to the exchange of shares of ServiceSource Common Stock pursuant to the Merger unless you have certain connections with the United States, but you may be subject to U.S. backup withholding tax unless you comply with certain certification procedures or otherwise establish a valid exemption from U.S. backup withholding taxes.
For a more complete description of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this Proxy Statement.
ServiceSource stockholders should consult their own tax advisors concerning the U.S. federal tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Regulatory Approvals Required for the Merger (page 65)
Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period (or any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated. ServiceSource and Parent made the filings required under the HSR Act on May 11, 2022. At any time before or after the expiration of the statutory waiting periods under the HSR Act, the United States Federal Trade Commission (“FTC”) or the Antitrust Division of the United States Department of Justice (“Antitrust Division”) may take action under the antitrust laws, including seeking to enjoin the completion of the Merger, to rescind the Merger or to conditionally permit completion of the Merger subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. There can be no assurance that regulatory authorities will not impose conditions on the completion of the merger or require changes to the terms of the transaction. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Legal Proceedings Regarding the Merger (page 66)
Following the public announcement of the Merger, investigations were launched by several law firms generally regarding whether the Board breached its fiduciary duties or violated federal securities laws. While no litigation has been filed to date, there is a possibility that one or more of these investigations could result in a lawsuit against ServiceSource and / or the Board. Any such lawsuit could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Merger Agreement already implemented and to otherwise enjoin the parties from consummating the Merger, in addition to other fees and costs.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on ServiceSource’s liquidity and financial condition. Any such lawsuit could also seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Merger Agreement already implemented and to otherwise enjoin the parties from consummating the Merger. If a plaintiff is successful in obtaining an injunction prohibiting completion of the Merger, then that injunction may delay or prevent the Merger from being completed, which may adversely affect ServiceSource’s business, financial position and results of operation.
One of the conditions to the closing of the Merger is that no injunction by any court or other tribunal of competent jurisdiction has been entered and continues to be in effect and no law has been adopted or is effective, in either case that prohibits or makes illegal the closing of the Merger. Consequently, if a lawsuit is filed and a plaintiff is successful in obtaining an injunction prohibiting completion of the Merger, then that injunction may delay or prevent the Merger from being completed within the expected timeframe or at all, which may adversely affect ServiceSource’s business, financial position and results of operations.
Restrictions on Solicitations of Other Offers (page 74)
For purposes of this Proxy Statement, each of “Competing Proposal” and “Superior Proposal” is defined in the section entitled “Terms of the Merger Agreement — Restrictions on Solicitations of Other Offers” beginning on page 74 of this Proxy Statement.
In the Merger Agreement, ServiceSource agreed that, subject to certain exceptions, ServiceSource will not, and will cause its subsidiaries and its and their respective directors and officers not to, and will instruct and use its reasonable best efforts to cause its other representatives not to, directly or indirectly, (i) initiate, solicit, propose, knowingly facilitate or knowingly encourage the making of any Competing Proposal or any inquiry or proposal that constitutes or would reasonably be expected to lead to a Competing Proposal; (ii) participate or engage in negotiations or discussions with, or furnish any nonpublic information to, any person relating to a Competing Proposal or any inquiry, proposal or request that constitutes or would reasonably be expected to lead to a Competing Proposal; (iii) grant access to the properties, books, records or personnel of ServiceSource or its subsidiaries to any person relating to any Competing Proposal or any inquiry or proposal that constitutes or would reasonably be expected to lead to a Competing Proposal; or (iv) grant any waiver, amendment or release of any third party under any standstill or confidentiality agreement; provided that, notwithstanding the foregoing, if the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, ServiceSource shall be permitted to grant a waiver of or terminate (to the extent not automatically waived or terminated upon the announcement of, or entry into, the Merger Agreement) any “standstill” or similar obligation of any third party with respect to ServiceSource or any of its Subsidiaries solely to the extent necessary to allow such third party to make a Competing Proposal.
Alternative Acquisition Agreements (page 76)
Except as described in the following paragraph, under the terms of the Merger Agreement, neither the Board nor any committee thereof may approve or recommend, or allow ServiceSource or any of its subsidiaries to approve, endorse, recommend, or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement or contract relating to, a Competing Proposal or any proposal or offer that constitutes or would reasonably be expected to lead to a Competing Proposal (other than an Acceptable Confidentiality Agreement (as such term is defined in the Merger Agreement) in accordance with the Merger Agreement) (any such letter of intent, memorandum of understanding, agreement or Contract, an “Alternative Acquisition Agreement”), or resolve or publicly propose to take any of the actions or do any of the other things previously described herein.
Under the Merger Agreement, under certain circumstances and subject to certain requirements described in the section entitled “Terms of the Merger Agreement — Alternative Acquisition Agreements” beginning on page 76 of this Proxy Statement, the Board is entitled to enter into an agreement with respect to a Competing Proposal (concurrently with the termination of the Merger Agreement and subject to the payment of a $5.73 million termination fee by ServiceSource) prior to obtaining the affirmative vote of a majority of the outstanding shares of ServiceSource Common Stock entitled to vote in favor of the Merger Proposal (the “ServiceSource Stockholder Approval”), if ServiceSource first provides Parent with notice of the Board’s intent to do so, then, if requested by Parent, ServiceSource and its representatives negotiate with Parent and its representatives in good faith over a four business day period, and then the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that such Competing Proposal, taking into account any changes to the terms of the Merger Agreement proposed by Parent during such negotiations, constitutes a Superior Proposal and (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.
Adverse Recommendation Changes (page 76)
Except as described in the following paragraph, under the terms of the Merger Agreement, neither the Board nor any committee thereof may make an “Adverse Recommendation Change” (as defined in the section entitled “Terms of the Merger Agreement — Adverse Recommendation Changes” beginning on page 76 of this Proxy Statement).
Under the Merger Agreement, under certain circumstances and subject to certain requirements described in the section entitled “Terms of the Merger Agreement — Adverse Recommendation Changes” beginning on page 76 of this Proxy Statement, the Board is entitled to make an Adverse Recommendation Change prior to obtaining the ServiceSource Stockholder Approval, if the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that a Competing Proposal constitutes a Superior Proposal and (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law. In addition, at any time prior to obtaining the ServiceSource Stockholder Approval, in response to an Intervening Event (as defined in the section entitled “Terms of the Merger Agreement — Adverse Recommendation Changes” beginning on page 76 of this Proxy Statement), the Board may make an Adverse Recommendation Change if ServiceSource first provides Parent with notice of the Board’s intent to do so, then, if requested by Parent, ServiceSource and its representatives negotiate with Parent and its representatives in good faith over a four business day period, and then the Board determines in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action, taking into account any changes to the terms of the Merger Agreement proposed by Parent during such negotiations, would reasonably be inconsistent with ServiceSource’s directors’ fiduciary duties under applicable law, subject to certain requirements described in the section entitled “Terms of the Merger Agreement — Adverse Recommendation Changes” beginning on page 76 of this Proxy Statement.
Employee Benefits (page 78)
For the period commencing at the Effective Time and ending on November 30, 2023 (the “Continuation Period”), Parent will, or will cause the Surviving Corporation or any of their respective affiliates to, provide for each “continuing employee” (as defined in the section entitled “Terms of the Merger Agreement — Employee Benefits” beginning on page 78 of this Proxy Statement) (i) at least the same base salary and base wage rate provided to such continuing employee immediately prior to Effective Time, (ii) short-term cash incentive compensation opportunities (excluding any equity or equity-based, change in control, retention, transaction or similar incentive opportunities) that are substantially comparable in the aggregate to the short-term cash incentive compensation opportunities (excluding any equity or equity-based, change in control, retention, transaction or similar incentive opportunities) provided to each such continuing employee immediately prior to the Effective Time and (iii) employee benefits (excluding equity or equity-based, defined benefit pension, severance, change in control, retention and nonqualified deferred compensation and retiree or post-termination health or welfare benefits) that are substantially comparable in the aggregate (including with respect to the proportion of employee cost) to such employee benefits (excluding equity or equity-based, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation) provided to such continuing employee immediately prior to the Effective Time. In addition, each continuing employee whose employment is terminated during the Continuation Period will receive severance payments and benefits that are no less favorable than the severance payments and benefits that such continuing employee would have been eligible to receive upon a termination of employment under any applicable ServiceSource severance plan, policy, practice or arrangement in accordance with the terms of such arrangements or, if greater, the severance payments and benefits that are provided to similarly situated employees of Parent and its subsidiaries at the time of such termination.
Efforts to Close the Merger (page 79)
ServiceSource, Parent and Acquisition Sub have agreed to use their respective commercially reasonable efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger to be satisfied as expeditiously as practicable. In furtherance thereof, Parent, Acquisition Sub and ServiceSource have agreed that (i) none of Parent, Acquisition Sub or ServiceSource or their respective affiliates shall extend any waiting period or comparable period under the HSR Act or enter into any agreement with any governmental authority not to consummate the transactions contemplated by the Merger Agreement, except with the prior written consent of the other parties, with such consent not to be unreasonably withheld, conditioned or delayed and (ii) Parent and Acquisition Sub agree to take promptly any and all steps necessary or reasonably advisable or as may be required by any governmental authority to avoid or eliminate each and every impediment and obtain all consents under any antitrust laws that may be required by any governmental authority so as to enable the parties to consummate the Merger as expeditiously as possible, provided, that neither Parent nor Acquisition Sub shall have any obligation to (or cause any of their respective Subsidiaries or Affiliates of ServiceSource to): (a) sell, divest, license or otherwise dispose of, any assets of ServiceSource or its subsidiaries or of Parent or Acquisition Sub, (b) terminate, amend or assign existing relationships and contractual rights and obligations of ServiceSource or its subsidiaries or of Parent or Acquisition Sub, (c) require Parent or Acquisition Sub or ServiceSource or its subsidiaries, to grant any right or commercial or other accommodation to, or enter into any material commercial contractual or other commercial relationship with, any third party or (d) impose limitations on Parent or Acquisition Sub or ServiceSource or its subsidiaries, with respect to how they own, retain, conduct or operate all or any portion of their respective businesses or assets. Parent and Acquisition Sub are not obligated to take any action if any of those actions individually or in the aggregate could reasonably be expected to have a material adverse effect on Parent after the Closing Date.
Conditions to the Closing of the Merger (page 81)
The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent not prohibited by law) waiver by ServiceSource, Parent and Acquisition Sub at or prior to the Effective Time of the following conditions:

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the ServiceSource Stockholder Approval having been obtained; and

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no governmental authority (i) of competent jurisdiction in any jurisdiction in which ServiceSource, Parent or any of their respective affiliates have material business operations shall have enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger or (ii) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger if the effect of violating such law or order would impose, or would reasonably be expected to impose, criminal penalties upon Parent, Acquisition Sub or ServiceSource or any of its subsidiaries.

The obligations of Parent and Acquisition Sub to consummate the Merger are also subject to the satisfaction or (to the extent not prohibited by law) waiver by Parent at or prior to the Effective Time of the following conditions:
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each of the representations and warranties of ServiceSource contained in the Merger Agreement, without giving effect to any materiality or Company Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement — Representations and Warranties” beginning on page 70 of this Proxy Statement) (or similar qualifications therein, shall be true and correct as of the Closing Date, except for such failures to be true and correct as would not, individually or in the aggregate, have a Company Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only); provided, however, that the representations and warranties:

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regarding ServiceSource’s organization and qualification, subsidiaries, authority relative to the Merger Agreement, the absence of any undisclosed brokers fees, the inapplicability to the Merger Agreement of the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state law, without giving effect to any “materiality” or “Company Material Adverse Effect” or similar qualifications therein, shall be required to be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);

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regarding ServiceSource’s capital structure shall be required to be true and correct in all respects as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) other than for de minimis errors; and

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from the date of the Merger Agreement until the Closing Date, no Company Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement — Representations and Warranties” beginning on page 70 of this Proxy Statement) shall have occurred;

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any waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated or early termination thereof shall have been granted, and neither party shall have received a letter from the FTC Bureau of Competition substantially in the form announced and disclosed by the FTC Bureau of Competition on August 3, 2021, or a similar letter from the Antitrust Division of the DOJ, and the applicable waiting periods (or any extensions thereof) or clearance, as applicable, under the antitrust of the United States shall have expired, been terminated or clearance decisions shall have been obtained, and there shall not be in effect any voluntary agreement with a Governmental Authority not to consummate the Merger;

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ServiceSource shall have performed or complied in all material respects with its obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date; and

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ServiceSource shall have delivered a certificate to Parent, dated as of the Closing Date and duly executed by a senior executive officer (or similar authorized person) of ServiceSource, certifying to the effect that the foregoing conditions to the obligations of Parent and Acquisition Sub to consummate the Merger have been satisfied.

The obligations of ServiceSource to effect the Merger are also subject to the satisfaction (to the extent not prohibited by law) or waiver by ServiceSource of the following conditions:
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each of the representations and warranties of Parent and Acquisition Sub contained in the Merger Agreement, without giving effect to any materiality or “Parent Material Adverse Effect” or similar qualifications therein, shall be true and correct as of the Closing Date, except for such failures to be true and correct as would not have a Parent Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);

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Parent and Acquisition Sub shall have performed or complied in all material respects with their respective obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date;

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any waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated or early termination thereof shall have been granted, and the applicable waiting periods (or any extensions thereof) or clearance, as applicable, under the antitrust laws of the United States shall have expired, been terminated or clearance decisions shall have been obtained, and there shall not be in effect any voluntary agreement with a Governmental Authority not to consummate the Merger; and

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Parent shall have delivered a certificate to ServiceSource, dated as of the Closing Date and duly executed by a senior executive officer of Parent, certifying to the effect that the foregoing conditions to the obligations of ServiceSource to effect the Merger have been satisfied.

Termination of the Merger Agreement (page 82)
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the ServiceSource Stockholder Approval:
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by mutual written consent of each of Parent and ServiceSource;

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by either Parent or ServiceSource, if:

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the Merger shall not have been consummated on or before 5:00 p.m. (Mountain Time) on November 1, 2022 (the “Termination Date”); provided, however, that, if on the Termination Date the only conditions to the Closing set forth in the Merger Agreement that have not been satisfied (other than such conditions that by their nature will be satisfied at Closing) are the expiration or termination of waiting periods or clearance, as applicable under the antitrust laws of the United States, and there are no voluntary agreements with any Governmental Authorities to not consummate the Merger, the Termination Date will automatically extend by 60 days to December 31, 2022 with no further action by any party to the Merger Agreement; provided, further, that, if on December 31, 2022 the only conditions to the Closing set forth in the Merger Agreement that have not been satisfied (other than such conditions that by their nature will be satisfied at Closing) are the expiration or termination of waiting periods or clearance, as applicable under the antitrust laws of the United States, and there are no voluntary agreements with any Governmental Authorities to not consummate the Merger, the Termination Date will automatically extend by an additional 60 days to March 1, 2023; provided, further, that, if on March 1, 2023 the only conditions to the Closing set forth in the Merger Agreement that has not been satisfied (other than such conditions that by their nature will be satisfied at Closing) are the expiration or termination of waiting periods or clearance, as applicable under the antitrust laws as set forth in the Company Disclosure Letter, and there are no voluntary agreements with any Governmental Authorities to not consummate the Merger, the Termination Date will automatically extend by an additional 60 days to April 30, 2023; provided, further, that the right to terminate the Merger Agreement shall not be available to any party if the failure of such party, and, in the case of Parent, including the failure of Acquisition Sub to perform or comply with any of its obligations under the Merger Agreement has been the principal cause of or resulted in the failure of the closing of the Merger to have occurred on or before such date;

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prior to the Effective Time, any governmental authority (i) of competent jurisdiction in any jurisdiction in which ServiceSource, Parent or any of their respective affiliates have material business operations shall have enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger or (ii) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger if the effect of violating such law or order would impose, or would reasonably be expected to impose, criminal penalties upon Parent, Acquisition Sub, ServiceSource or any of its subsidiaries, and such law or order or other action, in each case, shall have become final and non-appealable; provided, however, that the right to terminate the Merger Agreement under this provision shall not be available to a party if the issuance of such law or order or taking of such action was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement; or
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the ServiceSource Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which the Merger Agreement and the transactions contemplated thereby have been voted upon;

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by ServiceSource if:

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Parent or Acquisition Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any conditions to the obligations of ServiceSource to effect the Merger and (ii) is not capable of being cured, or is not cured, by Parent or Acquisition Sub on or before the earlier of (a) the Termination Date and (b) the date that is thirty (30) calendar days following ServiceSource’s delivery of written notice to Parent or Acquisition Sub, as applicable, of such breach;

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prior to receipt of the ServiceSource Stockholder Approval, the Board shall have authorized ServiceSource to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided that (i) concurrently with such termination, ServiceSource enters into the Alternative Acquisition Agreement with respect to such Superior Proposal and (ii) prior to or concurrently with such termination, ServiceSource pays (or causes to be paid) a termination fee to (or at the direction of) Parent; or

•
(i) all of the conditions to Parent’s and Acquisition Sub’s obligations to consummate the Merger have been satisfied (other than those conditions (x) the failure of which to be satisfied is attributable primarily to a breach by Parent or Acquisition Sub of its representations, warranties, covenants or agreements under the Merger Agreement and (y) that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions in this clause (y) are at the time of termination capable of being satisfied as if such time were the Closing), (ii) Parent and Acquisition Sub shall have failed to consummate the Merger by the time the closing was required by the Merger Agreement, (iii) ServiceSource has notified Parent in writing that all of the conditions set forth in the Merger Agreement under the relevant provision have been satisfied or, with respect to ServiceSource’s conditions, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and it stands ready, willing and able to consummate the Merger at such time, (iv) ServiceSource shall have given Parent written notice at least five (5) business days prior to such termination stating ServiceSource’s intention to terminate the Merger Agreement pursuant to its terms and the basis for such termination and (v) the Merger shall not have been consummated by the end of such five (5) business day period; or

•
by Parent if:

•
ServiceSource shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any conditions to the obligations of Parent and Acquisition Sub to effect the Merger and (ii) is not capable of being cured, or is not cured, by ServiceSource on or before the earlier of (a) the Termination Date and (b) the date that is thirty (30) calendar days following Parent’s delivery of written notice to ServiceSource of such breach; or

•
the Board shall have made an Adverse Recommendation Change, provided that Parent’s right to terminate the Merger Agreement shall expire upon the ServiceSource Stockholder Approval having been obtained; or

•
(i) all the conditions set forth in the Merger Agreement under the relevant provision have been and continue to be satisfied (other than those conditions (x) the failure of which to be satisfied is attributable primarily to a breach by Company of its representations, warranties, covenants or agreements under the Merger Agreement and (y) that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions in this clause (y) are at the time of termination capable of being satisfied as if such time were the Closing), (ii) Company shall have failed to consummate the Merger by the time the Closing was required by the Merger Agreement, (iii) Parent has notified Company in writing that all of the conditions set forth in the Merger Agreement under the relevant provision have been satisfied or, with respect to Parent’s conditions, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and it stands ready, willing and able to consummate the Merger at such time, (iv) Parent shall have given Company written notice at least five (5) business days prior to such termination stating Parent’s intention to terminate the Merger Agreement pursuant to its terms and the basis for such termination and (v) the Merger shall not have been consummated by the end of such five (5) business day period.

ServiceSource Expense Payment (page 84)
In the event the Merger Agreement is terminated by Parent or ServiceSource because the ServiceSource Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which the Merger Agreement and the transactions contemplated thereby have been voted upon, Parent shall be entitled to and ServiceSource shall no later than two (2) business days after the date of such termination, pay a cash payment in an amount equal to the aggregate amount of all reasonable and documented out-of-pocket fees, costs and other expenses (including reasonable legal fees, financial advisory fees, consultant fees, filing fees and travel expenses) actually incurred by Parent, in connection with the Merger Agreement (including all fees and expenses relating directly or indirectly to the preparation and negotiation of the Merger Agreement, the confidentiality agreement between the parties and the other documents referred to in the Merger Agreement, up to a maximum aggregate amount of $1.5 million (the “ServiceSource Expense Payment”).
Termination Fee (page 85)
If the Merger Agreement is terminated in specified circumstances, ServiceSource may be required to pay a termination fee to Parent. Parent would be entitled to receive a termination fee of $5.73 million (less any ServiceSource Expense Payment previously paid by ServiceSource) from ServiceSource if:
•
(i) a third party shall have made to ServiceSource or directly to ServiceSource’s stockholders a Competing Proposal, or any Competing Proposal shall have been publicly made, announced or disclosed, after the date of the Merger Agreement, (ii) the Merger Agreement is subsequently terminated by (a) ServiceSource or Parent because ServiceSource stockholders have failed to adopt the Merger Agreement or (b) Parent as a result of a knowing and intentional breach of any covenant or agreement under the Merger Agreement by ServiceSource, which breach would give rise to the failure of any conditions to the obligations of ServiceSource to effect the Merger, and any such Competing Proposal had not been withdrawn at least five (5) business days prior to the event giving rise to the termination of the Merger Agreement, and (iii) within twelve (12) months of such termination of the Merger Agreement, ServiceSource consummates a transaction involving a Competing Proposal or enters into an Alternative Acquisition Agreement providing for the consummation of a Competing Proposal (which is subsequently consummated);

•
the Merger Agreement is terminated by ServiceSource to enter into a definitive agreement with respect to a Superior Proposal; or

•
the Merger Agreement is terminated by Parent because ServiceSource has made an Adverse Recommendation Change.

Enforcement Expenses (page 85)
If ServiceSource fails to pay the termination fee or if Parent fails to pay any fees owed to ServiceSource pursuant to the Merger Agreement, and in order to obtain such payment, Parent or ServiceSource, as applicable, commences a suit that results in a judgment against the other party for the payment of such fees, such paying party shall pay the other party its costs and expenses in connection with such suit. However, neither such payment shall exceed $1 million.
Specific Performance (page 85)
Parent, Acquisition Sub and ServiceSource are entitled to specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (including failing to take such actions as are required of it thereunder to consummate the Merger Agreement) in addition to any other remedy to which they are entitled at law or in equity.
Market Prices and Dividend Data (page 88)
ServiceSource Common Stock is listed on NASDAQ under the symbol “SREV.” The closing price of ServiceSource Common Stock on May 6, 2022, the last full trading day prior to the Board’s approval of the Merger Agreement, was $1.02. On [•], 2022, the latest practicable trading day before the date of this Proxy Statement, the closing price of ServiceSource Common Stock was $[•] per share.
Under the terms of the Merger Agreement, between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger, neither ServiceSource nor any of its subsidiaries may authorize, declare, pay or make any dividends or other distributions without the prior written consent of Parent.
Appraisal Rights (page 90)
If the Merger is adopted by ServiceSource stockholders, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly exercise and perfect his, her or its demand for appraisal rights under 262 of the DGCL shall not be converted into the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL. This means that ServiceSource stockholders will be entitled to have their shares of ServiceSource Common Stock appraised by the Court of Chancery of the State of Delaware (the “Court of Chancery”) and to receive payment in cash of the “fair value” of the shares of ServiceSource Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the Court of Chancery. ServiceSource stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares.
To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to ServiceSource before the vote is taken on the adoption of the Merger Agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement and you must continue to hold the shares of ServiceSource Common Stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this Proxy Statement in the section entitled “Appraisal Rights” beginning on page 90 of this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this Proxy Statement. If you hold your shares of ServiceSource Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS
The following questions and answers are intended to address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a ServiceSource stockholder. You are encouraged to read carefully the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents we refer to in this Proxy Statement. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 96 of this Proxy Statement.
Q:
Why am I receiving these materials?

A:
On May 6, 2022, ServiceSource entered into the Merger Agreement providing for the Merger of Acquisition Sub with and into ServiceSource, whereupon ServiceSource will survive the Merger as a wholly-owned subsidiary of Parent. The Board is furnishing this Proxy Statement and form of proxy card to the holders of ServiceSource Common Stock in connection with the solicitation of proxies in favor of the proposal to adopt the Merger Agreement and to approve the other proposals to be voted on at the Special Meeting or any adjournment or postponement thereof. This Proxy Statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the Special Meeting and the matters to be voted on at the Special Meeting. The enclosed materials allow you to submit a proxy to vote your shares of ServiceSource Common Stock without attending the Special Meeting and to ensure that your shares of ServiceSource Common Stock are represented and voted at the Special Meeting. ServiceSource stockholders of record as of the close of business on [•], 2022 may attend the Special Meeting and are entitled and requested to vote on the Special Meeting Proposals.

Q:
When and where is the Special Meeting?

A:
The Special Meeting will take place on [insert day of week], [•], 2022, at [•], Mountain Time. In light of the continuing public health concerns surrounding COVID-19 and to prioritize the health and well-being of ServiceSource’s employees, stockholders and other community members, ServiceSource will hold the Special Meeting in a virtual meeting format only on the virtual meeting website. You will not be able to attend the Special Meeting physically in person.

Q:
What is the proposed Merger and what effects will it have on ServiceSource?

A:
The proposed Merger is the acquisition of ServiceSource by Parent through the Merger of Acquisition Sub with and into ServiceSource pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by the requisite number of shares of ServiceSource Common Stock, and the other closing conditions under the Merger Agreement have been satisfied or waived, Acquisition Sub will merge with and into ServiceSource, and ServiceSource will continue as the Surviving Corporation. As a result of the Merger, ServiceSource will become a wholly-owned subsidiary of Parent and you will no longer own shares of ServiceSource Common Stock. ServiceSource expects to delist its common stock from NASDAQ and de-register its common stock under the Exchange Act as soon as practicable after the Effective Time. Thereafter, ServiceSource would no longer be a publicly traded company, and ServiceSource will no longer file periodic reports with the SEC on account of ServiceSource Common Stock.

Q:
What will I receive if the Merger is consummated?

A:
Upon the consummation of the Merger, you will be entitled to receive the Merger Consideration of $1.50 in cash, without interest and less any applicable withholding taxes, for each share of ServiceSource Common Stock that you own, unless you have properly exercised and perfected your demand for appraisal rights under the DGCL with respect to such shares. For example, if you own one hundred (100) shares of ServiceSource Common Stock, you will be entitled to receive $150.00 in cash, without interest and less any applicable withholding taxes, in exchange for your one hundred (100) shares of ServiceSource Common Stock. In either case, your shares will be canceled, and you will not own nor be entitled to acquire shares in the Surviving Corporation or Parent.

Q:
Who is entitled to vote at the Special Meeting?

A:
Only stockholders of record as of the close of business on [•], 2022 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. If your shares of ServiceSource Common Stock are held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, then, because all of the Special Meeting Proposals are “non-routine matters,” your broker, bank or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. Instructions on how to vote shares held in street name are described under the question “How may I vote?” below.

Q:
How may I vote?

A:
For ServiceSource stockholders of record as of the Record Date: If you are eligible to vote at the Special Meeting and are a stockholder of record, you may cast your shares in any of four (4) ways:

•
by voting over the internet using the website indicated on the enclosed proxy card;

•
by telephone using the toll-free number on the enclosed proxy card;

•
by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided; or

•
by attending the Special Meeting in a virtual format and voting by virtual ballot.

For holders in street name: If your shares of ServiceSource Common Stock are held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, then, because all of the Special Meeting Proposals are “non-routine matters,” your broker, bank or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of ServiceSource Common Stock are held in street name, your broker, bank or other nominee has enclosed a voting instruction form with this Proxy Statement. We encourage you to authorize your broker, bank or other nominee to vote your shares “FOR” all of the Special Meeting Proposals by following the instructions provided on the voting instruction form.
If you submit your proxy by internet, telephone or mail, and you do not subsequently revoke your proxy, your shares of ServiceSource Common Stock will be voted in accordance with your instructions.
Even if you plan to attend the Special Meeting and vote by ballot, you are encouraged to vote your shares of ServiceSource Common Stock by proxy. If you are a stockholder of record or if you obtain a valid legal proxy to vote shares which you beneficially own and wish to change your vote, you may still vote your shares of ServiceSource Common Stock by ballot at the Special Meeting even if you have previously voted by proxy. If you attend the Special Meeting in a virtual format and vote by virtual ballot, your previous vote by proxy will not be counted.
Q:
How many votes do I have?

A:
Each holder of ServiceSource Common Stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of ServiceSource Common Stock that such holder owned as of the Record Date.

Q:
May I attend the Special Meeting and vote in person?

A:
In light of public health concerns surrounding COVID-19 and to prioritize the health and well-being of ServiceSource’s employees, stockholders and other community members, ServiceSource will hold the Special Meeting in a virtual meeting format only on the virtual meeting website. You will not be able to attend the Special Meeting physically in person.

Stockholders must register in advance to participate in the Special Meeting remotely, following the procedures outlined in the section “The Special Meeting” beginning on page 29 of this Proxy Statement. Requests for registration to participate in the Special Meeting remotely must be received no later than [•], Mountain Time, on [•], 2022. Once admitted to the Special Meeting, stockholders may vote their shares and view a list of stockholders by following the instructions available on the meeting website.

After registering to participate in the Special Meeting remotely, stockholders will receive an email prior to the meeting with a link and instructions for entering the Special Meeting. Stockholders may vote following the procedures outlined in the section “The Special Meeting” beginning on page 29 of this Proxy Statement.
In any case, we recommend that you submit your proxy via the internet or by telephone by following the instructions on the enclosed proxy card, or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided — even if you plan to attend the Special Meeting in a virtual format. If you properly and timely submit your proxy, the individuals named as your proxy holders will vote your shares as you have directed. If you attend the Special Meeting in a virtual format and vote by virtual ballot, your vote by virtual ballot will revoke any proxy previously submitted. If you hold your shares in street name, because you are not the stockholder of record, you may not vote your shares by virtual ballot at the Special Meeting in a virtual format unless you request and obtain a valid legal proxy from your bank, broker, or other nominee.
Q:
What matters will be voted on at the Special Meeting?

A:
You are being asked to consider and vote on the following proposals:

•
to adopt the Merger Agreement;

•
to approve, by non-binding, advisory vote, compensation that will or may become payable by ServiceSource to its named executive officers in connection with the Merger; and

•
to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

Q:
How does the Merger Consideration compare to the market price of ServiceSource Common Stock prior to the announcement of the Merger?

A:
The Merger Consideration of $1.50 per share represents a premium of:

•
47.1% over the unaffected closing stock price of ServiceSource Common Stock on May 6, 2022, the last trading day prior to the announcement of the Merger Agreement;

•
27.1% over the unaffected 30-day volume weighted average stock price of ServiceSource Common Stock through May 6, 2022;

•
31.0% over the unaffected 90-day volume weighted average stock price of ServiceSource Common Stock through May 6, 2022; and

•
59.7% over the 52-week low closing stock price of ServiceSource Common Stock prior to May 6, 2022.

Q:
What do I need to do now?

A:
ServiceSource encourages you to read the accompanying Proxy Statement, including all documents incorporated by reference into the accompanying Proxy Statement, and its annexes carefully and in their entirety. Then as promptly as possible, follow the instructions on the enclosed proxy card to submit your proxy electronically over the internet or by telephone, so that your shares can be voted at the Special Meeting. We encourage all stockholders to vote electronically. Alternatively, if you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed proxy card in the postage-paid envelope provided. If your shares of ServiceSource Common Stock are held in street name, your broker, bank or other nominee has enclosed a voting instruction form with this Proxy Statement. Please do not send your stock certificate(s) with your proxy card. See “How may I vote?” in this section of the Proxy Statement for more information.

Q:
How does the Board recommend that I vote?

A:
On May 6, 2022, the Board, after considering various factors, including those described the section entitled “The Merger — Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this Proxy Statement, and after consultation with ServiceSource’s independent legal and financial advisors, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of ServiceSource and its stockholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and (iii) unanimously resolved to recommend that the stockholders of ServiceSource vote in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby and the adoption of the Merger Agreement.
The Board unanimously recommends that you vote “FOR” the proposal to approve the adoption of the Merger Agreement, and the transactions contemplated by the Merger Agreement, including the Merger; by means of a non-binding, advisory vote, “FOR” the proposal to approve compensation that will or may become payable by ServiceSource to its named executive officers in connection with the Merger, and “FOR” the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.
Q:
Should I send in my stock certificate(s) now?

A:
No. If you are a record holder, after the Merger is consummated, under the terms of the Merger Agreement, you will receive a letter of transmittal instructing you to send your stock certificate(s) to the paying agent in order to receive the cash payment of the Merger Consideration for each share of ServiceSource Common Stock represented by such stock certificate(s). You should use the letter of transmittal to exchange your stock certificates for the Merger Consideration to which you are entitled upon the consummation of the Merger. If you hold your shares in “street name,” please contact your broker, bank, or other nominee for instructions as to how to effect the surrender of your shares of ServiceSource Common Stock in exchange for the Merger Consideration in accordance with the terms of the Merger Agreement. Please do not send in your stock certificates now.

Q:
If I do not know where my stock certificates are, how will I get the Merger Consideration for my shares of ServiceSource Common Stock?

A:
If the Merger is consummated, the transmittal materials you will receive after the closing of the Merger will include the procedures that you must follow if you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your stock certificates. You may also be required to post a bond as indemnity against any potential loss.

Q:
What happens if the Merger is not consummated?

A:
If the Merger Agreement is not adopted by ServiceSource stockholders or if the Merger is not consummated for any other reason, ServiceSource stockholders will not receive any payment for their shares of ServiceSource Common Stock in connection with the Merger. Instead, ServiceSource will remain an independent public company, ServiceSource Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic reports with the SEC on account of ServiceSource Common Stock.

Under certain specified circumstances, ServiceSource may be required to pay Parent a termination fee, or under certain other specified circumstances, ServiceSource may be required to reimburse Parent’s expenses, upon the termination of the Merger Agreement, as described in the sections entitled “Terms of the Merger Agreement — ServiceSource Expense Payment” and “Terms of the Merger Agreement — Termination Fee” beginning on pages 84 and 85, respectively, of this Proxy Statement.
Q:
Do any of ServiceSource’s directors or officers have interests in the Merger that may be in addition to or differ from those of ServiceSource stockholders generally?

A:
Yes. In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that ServiceSource’s directors and executive officers may have interests in the Merger different from, or in addition to, the interests of ServiceSource stockholders generally. The Board was aware of and considered these interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by ServiceSource stockholders. For a description of the interests of ServiceSource’s directors and executive officers in the Merger, see the section entitled “The Merger — Interests of the Directors and Executive Officers of ServiceSource in the Merger” beginning on page 59 of this Proxy Statement.
Q:
Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for ServiceSource’s named executive officers in connection with the merger?

A:
Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, commonly referred to as “golden parachute” compensation.

Q:
What happens if the Non-Binding Compensation Proposal is not approved by ServiceSource’s stockholders?

A:
This vote is advisory and non-binding, and the merger is not conditioned or dependent upon the approval of the Non-Binding Compensation Proposal by the ServiceSource stockholders. Because the executive compensation to be paid in connection with the Merger is based on the terms of the Merger Agreement as well as the contractual arrangements with ServiceSource’s named executive officers, such compensation will be payable regardless of the outcome of this advisory vote, if the Merger Proposal is approved and the Merger is consummated (subject only to the contractual conditions applicable thereto). However, ServiceSource seeks the support of its stockholders and believes that stockholder support is appropriate given the nature of the transaction and the structure of ServiceSource’s executive compensation program.

Q:
What vote is required to approve the proposals submitted to a vote at the Special Meeting?

A:
The affirmative vote of a majority of the outstanding shares of ServiceSource Common Stock entitled to vote thereon is required to approve the Merger Proposal. The affirmative vote of the holders of a majority in voting power of the ServiceSource Common Stock entitled to vote thereon, which are present or represented by proxy, at the Special Meeting, provided a quorum is present, is required to approve the Non-Binding Compensation Proposal and the Adjournment Proposal. This means that the Merger Proposal will be approved if the number of shares voted “FOR” such proposal is greater than fifty (50%) of the total number of outstanding shares of ServiceSource Common Stock entitled to vote at the Special Meeting. Abstentions will be counted as votes “AGAINST” the Merger Proposal, the Non-Binding Compensation Proposal and the Adjournment Proposal. Because each of the proposals presented to stockholders will be considered non-discretionary, brokers, banks and other nominees will not have discretionary authority to vote on any of the three proposals and there will be no broker non-votes. Broker non-votes will have the same effect as votes “AGAINST” the Merger Proposal but will have no effect on the Non-Binding Compensation Proposal or the Adjournment Proposal and otherwise will have no effect on a particular proposal.

As of [•], 2022, the Record Date for determining who is entitled to vote at the Special Meeting, there were [•] shares of ServiceSource Common Stock issued and outstanding. Each holder of ServiceSource Common Stock is entitled to one vote per share of ServiceSource Common Stock owned by such holder as of the Record Date.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this Proxy Statement and your proxy card have been sent directly to you by ServiceSource. As a stockholder of record you have the right to vote by proxy, which involves granting your voting rights directly to ServiceSource or to a third party, or to vote by ballot at the Special Meeting.

If your shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares. In that case, this Proxy Statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record.

As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Without your voting instructions, because of the non-routine nature of the Special Meeting Proposals, your broker, bank or other nominee may not vote your shares with respect to the Special Meeting Proposals.
Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of ServiceSource Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of ServiceSource Common Stock is called a “proxy card.” The Board has designated Gary Moore, Chad Lyne and Megan Fine, and each of them, with full power of substitution, as proxies for the Special Meeting.

Q:
Can I change or revoke my proxy?

A:
You may change or revoke your previously submitted proxy at any time before the Special Meeting or, if you attend the Special Meeting, by voting by ballot at the Special Meeting.

If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:
•
by re-voting at a subsequent time by internet or by telephone following the instructions on the enclosed proxy card;

•
by signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on the enclosed proxy card;

•
by delivering a signed revocation letter to ServiceSource’s Corporate Secretary, at ServiceSource’s mailing address on the first page of this Proxy Statement before the Special Meeting, which states that you have revoked your proxy; or

•
by attending the Special Meeting in a virtual format and voting by virtual ballot. Attending the Special Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically vote by virtual ballot at the virtual Special Meeting in order for your previous proxy to be revoked.

Your latest dated proxy card, internet or telephone vote is the one that is counted.
If your shares are held in street name by a broker, bank or other nominee, you may change your voting instructions by following the instructions of your broker, bank or other nominee.
Q:
If a ServiceSource stockholder gives a proxy, how will the shares be voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Merger Proposal, “FOR” the Non-Binding Compensation Proposal, and “FOR” the Adjournment Proposal.
Q:
I understand that a quorum is required in order to conduct business at the Special Meeting. What constitutes a quorum?

A:
The holders of a majority in voting power of all issued and outstanding ServiceSource Common Stock entitled to vote at the Special Meeting, present or represented by proxy, constitutes a quorum for the transaction of business at the Special Meeting. As of the close of business on the Record Date, there were [•] shares of ServiceSource Common Stock issued and outstanding and entitled to vote. If you submit a properly executed proxy by internet, telephone or mail, you will be considered a part of the quorum. In addition, abstentions will be counted for purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum. As a result, [•] shares must be present or represented by proxy to have a quorum. If a quorum is not present, the holders of a majority in voting power of the ServiceSource Common Stock, present or represented by proxy, and entitled to vote thereon, or the chairman of the Special Meeting, may adjourn the Special Meeting until a quorum is present or represented pursuant to ServiceSource’s bylaws.
Q:
How can I obtain a proxy card?

A:
If you lose, misplace or otherwise need to obtain a proxy card, please follow the applicable procedure below.

For ServiceSource stockholders of record: Please call Morrow Sodali LLC at (800) 662-5200 (toll-free from the U.S. and Canada) or +1 (203) 658-9400 (from other locations) or by email to SREV@info.morrowsodali.com.
For holders in “street name”: Please contact your account representative at your broker, bank or other similar institution.
Q:
What happens if I sell or otherwise transfer my shares of ServiceSource Common Stock after the close of business on the Record Date but before the Special Meeting?

A:
The Record Date is earlier than both the date of the Special Meeting and the date the Merger is expected to be consummated. If you sell or transfer your shares of ServiceSource Common Stock after the close of business on the Record Date but before the Special Meeting, unless special arrangements (such as the provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies ServiceSource in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is consummated, to the person to whom you sell or transfer your shares of ServiceSource Common Stock, but you will retain your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares of ServiceSource Common Stock after the close of business on the Record Date, you are encouraged to complete, date, sign and return the enclosed proxy card or vote via the internet or telephone.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote via the internet or telephone (or complete, date, sign and return) with respect to each proxy card and voting instruction card that you receive.

Q:
What happens if I sell my shares of ServiceSource Common Stock after the Special Meeting but before the Effective Time?

A:
If you transfer your shares of ServiceSource Common Stock after the Special Meeting but before the Effective Time, you will have transferred the right to receive the Merger Consideration to the person to whom you transfer your shares of ServiceSource Common Stock. In order to receive the Merger Consideration, you must hold your shares of ServiceSource Common Stock through the Effective Time.

Q:
Who will count the votes?

A:
The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present.

Q:
Who will solicit votes for and bear the cost and expenses of this proxy solicitation?

A:
The cost of this proxy solicitation will be borne by ServiceSource. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of ServiceSource Common Stock. ServiceSource has retained Morrow Sodali LLC as its proxy solicitor. Morrow Sodali LLC will solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. Under our agreement with Morrow Sodali LLC, Morrow Sodali LLC will receive a fee of $12,500 plus reimbursement of its reasonable, out-of-pocket expenses for its services. In addition, Morrow Sodali LLC and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.
Q:
Where can I find the voting results of the Special Meeting?

A:
ServiceSource has retained Mediant Communications, Inc. to serve as independent inspector of elections in connection with the Special Meeting. ServiceSource intends to notify stockholders of the results of the Special Meeting by issuing a press release, which it will also file with the SEC as an exhibit to a Current Report on Form 8-K.

Q:
Will I be subject to U.S. federal income tax upon the exchange of ServiceSource Common Stock for cash pursuant to the Merger?

A:
The exchange of ServiceSource Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this Proxy Statement) who exchanges shares of ServiceSource Common Stock for cash in the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares (determined before deduction of any applicable withholding taxes) and the U.S. Holder’s adjusted tax basis in such shares. If you are a Non-U.S. Holder (as defined in the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this Proxy Statement), you generally will not be subject to U.S. federal income tax with respect to the exchange of shares of ServiceSource Common Stock pursuant to the Merger unless you have certain connections with the United States but you may be subject to U.S. backup withholding tax unless you comply with certain certification procedures or otherwise establish a valid exemption from U.S. backup withholding taxes.

For a more complete description of the U.S. federal income tax consequences of the Merger, see the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger” beginning on page 63 of this Proxy Statement.
Q:
What will the holders of outstanding ServiceSource equity awards receive in the Merger?

A:
If the Merger is completed, each Option whether or not vested, that is outstanding immediately prior to the Effective Time will automatically and without any required action on the part of the holder thereof, vest (if unvested) and if not exercised by the holder thereof as of the Effective Time (after notice and a reasonable period to elect the exercise of such Option) shall be cancelled and, if the exercise price per share of ServiceSource Common Stock is less than the Merger Consideration, be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (a) the Merger Consideration over (b) the per-share exercise price for such Option multiplied by (ii) the total number of shares of ServiceSource Common Stock underlying such Option; provided that if the exercise price per share of ServiceSource Common Stock of such Option is equal to or greater than the Merger Consideration, such Option if not exercised shall be cancelled without any cash payment or other consideration being made in respect thereof.

If the Merger is completed, each RSU will automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into a right to receive cash, as described in the Merger Agreement. Each Converted RSU will continue to have and be subject to substantially the same terms and conditions as were applicable to such RSU immediately before the Effective Time, except that each Converted RSU will represent the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of ServiceSource Common Stock underlying such RSU, multiplied by (ii) the Merger Consideration plus any dividend equivalent amounts accrued with respect to such RSU (the “RSU Consideration”), which amounts will be payable at the same time as under the terms and conditions of the RSU, and subject to substantially the same vesting terms and conditions as applied to the RSU immediately before the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any ServiceSource equity plan, equity award agreement or Company severance plan currently in effect). Notwithstanding the foregoing, each RSU held immediately prior to the Effective Time by an individual (whether an employee, non-employee director, or independent contractor) who is not expected to be a Continuing Employee (as such term is defined in the Merger Agreement) will, automatically and without any required action on the part of the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the RSU Consideration.
If the Merger is completed, each PSU will automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into a right to receive cash, as described in the Merger Agreement. Each Converted PSU will continue to have and be subject to substantially the same terms and conditions as were applicable to such PSU immediately before the Effective Time (aside from terms related to performance vesting that shall no longer be applicable following the Effective Time) except that each Converted PSU will represent the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of ServiceSource Common Stock earned under such PSU, with performance measured in accordance with the terms of the applicable governing documents (e.g. based on the attainment of the applicable performance metrics through the Closing Date), as determined by the board of directors of ServiceSource or a committee thereof after consultation with Parent prior to the Effective Time, multiplied by (ii) the Merger Consideration, plus any dividend equivalent amounts accrued with respect to such PSU (the “PSU Consideration”), which amounts will be payable at the same time as under the terms and conditions of the PSU, and subject to substantially the same time-vesting terms and conditions as applied to the PSU immediately before the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any ServiceSource equity plan, equity award agreement or Company severance plan currently in effect). Notwithstanding the foregoing, each PSU held immediately prior to the Effective Time by an individual (whether an employee, non-employee director, or independent contractor) who is not expected to be a Continuing Employee (as such term is defined in the Merger Agreement) will, automatically and without any required action on the part of the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the PSU Consideration.
For additional information regarding the treatment of ServiceSource’s outstanding equity awards, see the section entitled “Terms of the Merger Agreement — Merger Consideration — Outstanding ServiceSource Equity Awards” beginning on page 68 of this Proxy Statement.
Q:
When do you expect the Merger to be consummated?

A:
ServiceSource and Parent are working toward consummating the Merger as quickly as possible. Assuming the timely receipt of required regulatory approvals and satisfaction or waiver (in accordance with the terms of the Merger Agreement) of other closing conditions, including approval by ServiceSource’s stockholders of the Merger Proposal, we anticipate that the Merger will be completed in the second half of fiscal year 2022.

Q:
Are there any other risks to me from the Merger that I should consider?

A:
Yes. There are risks associated with all business combinations, including the Merger. See the section entitled “Cautionary Statement On Forward-Looking Statements” beginning on page 27 of this Proxy Statement.

Q:
Am I entitled to appraisal rights under the DGCL?

A:
If the Merger is adopted by ServiceSource stockholders, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly exercise and perfect his, her or its demand for appraisal rights under 262 of the DGCL shall not be converted into the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL. This means that ServiceSource stockholders are entitled to have their shares appraised by the Court of Chancery and to receive payment in cash of the “fair value”

of the shares of ServiceSource Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the Court of Chancery. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in the section entitled “Appraisal Rights” beginning on page 90 of this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this Proxy Statement.
Q:
What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?

A:
If ServiceSource experiences technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), it will determine whether the Special Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Special Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, ServiceSource will promptly notify stockholders of the decision via the virtual meeting website.

Technical support will be ready to assist you with any individual technical difficulties you may have accessing the virtual meeting website. Contact information for technical support will appear on the virtual meeting login page prior to the start of the Special Meeting. You are encouraged to visit the FAQs and System Test link, located in your registration confirmation email to test your system and view the minimum system requirements for the meeting.
Q:
How can I obtain more information about ServiceSource?

A:
You can find more information about ServiceSource from various sources described in the section entitled “Where You Can Find More Information” beginning on page 96 of this Proxy Statement.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the Merger, the Special Meeting or this Proxy Statement, would like additional copies of this Proxy Statement or need help voting your shares of ServiceSource Common Stock, please contact ServiceSource’s proxy solicitor:

Morrow Sodali LLC
509 Madison Avenue
New York, NY 10022
Email: SREV@info.morrowsodali.com
Call toll-free at (800) 662-5200 (in North America)
or +1 (203) 658-9400 (outside of North America)

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement, and the documents to which ServiceSource refers you in this Proxy Statement, as well as information included in oral statements or other written statements made or to be made by ServiceSource or on ServiceSource’s behalf, contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the Merger, including financial estimates and statements as to the expected timing, completion and effects of the Merger. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “intend,” “target,” “possible” and other words of similar import, or the negative versions of such words. ServiceSource stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to:
(i)
the completion of the Merger on the anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the acquisition;

(ii)
potential litigation relating to the Merger that could be instituted against ServiceSource or Parent or their respective directors, managers or officers, including the costs and the effects of any outcomes related thereto;

(iii)
the risk that disruptions from the Merger will harm ServiceSource’s business, including current plans and operations;

(iv)
the ability of ServiceSource to retain and hire key personnel;

(v)
potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger;

(vi)
continued availability of capital and financing and rating agency actions;

(vii)
legislative, regulatory and economic developments;

(viii)
potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect ServiceSource’s financial performance;

(ix)
certain restrictions during the pendency of the Merger that may impact ServiceSource’s ability to pursue certain business opportunities or strategic transactions;

(x)
unpredictability and severity of economic, market, business, geopolitical conditions or catastrophic events, including but not limited to acts of terrorism, outbreaks of war (including the conflict in Ukraine and related sanctions against Russia and Belarus) or hostilities or the COVID-19 pandemic, or changes in such conditions, and how these may affect ServiceSource’s business, operation and financial performance, as well as management’s response to any of the aforementioned factors;

(xi)
the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

(xii)
the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger, including circumstances requiring ServiceSource to pay a termination fee;

(xiii)
the possibility that ServiceSource could, following the Merger, engage in operational or other changes that could result in meaningful appreciation in its value;

(xiv)
the risk that the stock price of ServiceSource common stock could fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed;

(xv)
those risks and uncertainties set forth in Part I, Item 1A of ServiceSource’s most recent Annual Report on Form 10-K and Part II, Item 1A of ServiceSource’s subsequent Quarterly Reports on

Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by ServiceSource with the SEC; and
(xvi)
such other risks that are described in this Proxy Statement.

While the list of factors presented in this Proxy Statement are considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on ServiceSource’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. ServiceSource does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
All of the forward-looking statements ServiceSource makes in this Proxy Statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information in ServiceSource’s consolidated financial statements and notes thereto included in our most recent filing on Form 10-K for the fiscal year ended December 31, 2021 and subsequent periodic and interim report filings (see the section entitled “Where You Can Find More Information” beginning on page 96 of this Proxy Statement).
Discussions of additional risks and uncertainties are contained in ServiceSource’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect ServiceSource’s judgment only as of the date hereof. ServiceSource undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise. ServiceSource stockholders are advised to consult any future disclosures that ServiceSource makes on related subjects as may be detailed in its other filings made from time to time with the SEC.

THE SPECIAL MEETING
Date, Time and Place of the Special Meeting
This proxy statement is being furnished to the ServiceSource stockholders as a part of the solicitation of proxies by the Board for use at the Special Meeting to be held on [day of week], [•], 2022, at [•], Mountain Time or at any adjournment or postponement thereof. In light of public health concerns surrounding COVID-19 and to prioritize the health and well-being of ServiceSource’s employees, stockholders and others community members, ServiceSource will hold the Special Meeting in a virtual format only at www.proxydocs.com/SREV. You will not be able to attend the Special Meeting physically in person.
Purpose of the Special Meeting
At the Special Meeting, ServiceSource stockholders will be asked to consider and vote on proposals to:
•
adopt the Merger Agreement (the “Merger Proposal”);

•
consider and vote on a non-binding, advisory proposal to approve compensation that will or may become payable by ServiceSource to its named executive officers in connection with the Merger (the “Non-Binding Compensation Proposal”); and

•
approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Record Date; Shares Entitled to Vote; Quorum
Only ServiceSource stockholders of record as of the close of business on [•], 2022 are entitled to notice of the Special Meeting and to vote at the Special Meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the Special Meeting will be available for inspection in ServiceSource’s headquarters located at 707 17th Street, 25th Floor, Denver, CO 80202, during regular business hours for a period of at least ten (10) days before the Special Meeting. To access the list during the Special Meeting, please use the virtual meeting website link set forth above.
The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present. In order to constitute a quorum for the conduct of business at the Special Meeting, a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting must be present or represented by proxy at the Special Meeting. Shares that abstain from voting on any proposal will be treated as shares that are present and entitled to vote at the Special Meeting for purposes of determining whether a quorum is present.
With respect to shares held in street name, your broker, bank or other nominee generally has the discretionary authority to vote uninstructed shares on “routine” matters, but cannot vote such uninstructed shares on “non-routine” matters. A “broker non-vote” will occur if your broker, bank or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker, bank or other nominee chooses not to vote on a matter for which it does have discretionary voting authority. Broker non-votes will not be counted for purposes of determining whether a quorum is present.
Vote Required; Abstentions and Broker Non-Votes
The proposal to be voted on at the Special Meeting require the following votes:
•
The affirmative vote of a majority of the outstanding shares of ServiceSource Common Stock entitled to vote thereon as of the Record Date is required to approve the Merger Proposal.

•
The affirmative vote of the holders of a majority in voting power of the ServiceSource Common Stock entitled to vote there on, which are present, or represented by proxy, at the Special Meeting, provided a quorum is present, is required to approve the Non-Binding Compensation Proposal.

•
The affirmative vote of the holders of a majority in voting power of the ServiceSource Common Stock entitled to vote there on, which are present, or represented by proxy, at the Special Meeting, provided a quorum is present, is required to approve the Adjournment Proposal.

This means that the Merger Proposal will be approved if the number of shares voted “FOR” such proposal is greater than fifty (50%) of the total number of outstanding shares of ServiceSource Common Stock entitled to vote thereon as of the Record Date at the Special Meeting. Abstentions will be counted as votes “AGAINST” the Merger Proposal, the Non-Binding Compensation Proposal, and the Adjournment Proposal. Because each of the proposals presented to stockholders will be considered non-discretionary, brokers, banks and other nominees will not have discretionary authority to vote on any of the three proposals and there will be no broker non-votes.
Shares Held by ServiceSource’s Directors and Executive Officers
As of [•], 2022, the Record Date, ServiceSource’s directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [•] shares of ServiceSource Common Stock, representing approximately [•]% of the outstanding shares of ServiceSource Common Stock (and approximately [•]% of the outstanding shares of ServiceSource Common Stock when taking into account the Options held, in the aggregate, by ServiceSource’s directors and executive officers). We expect that ServiceSource’s directors and executive officers will beneficially own and be entitled to vote a similar figure at the close of business on the date of the Special Meeting. On May 6, 2022, in connection with the execution of the Merger Agreement, Parent entered into a voting agreement with each of ServiceSource’s directors and executive officers (see “Voting Agreement”).
Voting Agreements
On May 6, 2022, in connection with the execution of the Merger Agreement, Parent entered into voting agreements with each of Edenbrook Long Only Value Fund, LP, Edenbrook Value Fund, LP (collectively, “Edenbrook”), Strategos Fund, L.P., Strategos Master Fund, L.P. (collectively, “Archon”), Gary B. Moore, Chad W. Lyne, Michael D. Naughton, Richard G. Walker, John R. Ferron, John R. Harris, Andrew M. Baker, John A. Meyer, and Jane Okun Bomba, who collectively, and together with Edenbrook and Archon beneficially own approximately 33.5% of the outstanding voting power of the ServiceSource Common Stock (collectively, the “Voting Agreements” and each a “Voting Agreement”).
Each Voting Agreement requires, subject to the terms and conditions thereof, that the ServiceSource stockholders party thereto vote or cause to be voted all ServiceSource Common Stock owned by such stockholders in favor of the Merger Proposal.
Voting of Proxies
If your shares are registered in your name with ServiceSource’s transfer agent, Equiniti Trust Company, you may cause your shares to be voted by submitting electronically over the internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the internet or by telephone. We encourage all stockholders to vote electronically. Alternatively, if you do not have access to a touch-tone phone or the Internet, you may sign, date and return the enclosed proxy card in the postage-paid envelope provided. Based on your proxy cards or internet and telephone proxies, the proxy holders will vote your shares according to your directions.
If you plan to attend and desire to vote at the Special Meeting in a virtual format, you will be provided with a virtual ballot at the Special Meeting. Please note that if your shares of Common Stock are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Special Meeting in a virtual format, your vote by virtual ballot at the Special Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Special Meeting, we encourage you to submit your proxy to vote your shares in advance of the Special Meeting.
Voting instructions are included on your enclosed proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Merger Proposal, “FOR” the Non-Binding Compensation Proposal, and “FOR” the Adjournment Proposal. No proxy that is specifically marked against the Merger Proposal, the Non-Binding Compensation Proposal, or the Adjournment Proposal will be voted in favor of such proposed, unless it is specifically marked “FOR” the approval of such proposal.
If your shares of our Common Stock are held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, then, because all of the Special Meeting Proposals are “non-routine matters,” your broker, bank or other nominee would not have discretionary authority to vote your shares on the Special Meeting Proposals. If your shares of our Common Stock are held in street name, your broker, bank or other nominee has enclosed a voting instruction form with this Proxy Statement. We encourage you to authorize your broker, bank or other nominee to vote your shares “FOR” the Special Meeting Proposals by following the instructions provided on the voting instruction form. If you do not vote via the internet or telephone through your broker, bank or other nominee or do not return your bank’s, broker’s or other nominee’s voting form, or do not attend the Special Meeting and vote with a proxy from your broker, bank or other nominee, it will be counted as a vote “AGAINST” the Merger Proposal and will not have any effect on the Non-Binding Compensation Proposal or the Adjournment Proposal.
How you May Revoke or Change Your Vote
You may change or revoke your previously submitted proxy at any time before the Special Meeting or, if you attend the Special Meeting in a virtual format, by voting by virtual ballot at the Special Meeting. If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:
•
by re-voting at a subsequent time by internet or by telephone following the instructions on the enclosed proxy card;

•
by signing a new proxy card with a date later than your previously delivered proxy and submitting it following the instructions on the enclosed proxy card;

•
by delivering a signed revocation letter to ServiceSource’s Corporate Secretary, at ServiceSource’s address above before the Special Meeting, which states that you have revoked your proxy; or

•
by attending the Special Meeting in a virtual format and voting by virtual ballot. Attending the Special Meeting will not in and of itself revoke a previously submitted proxy. You must specifically vote by ballot at the Special Meeting for your previous proxy to be revoked.

Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by ServiceSource’s Secretary prior to the Special Meeting.
If your shares are held in street name by a broker, bank or other nominee, you may change your voting instructions by following the instructions of your broker, bank or other nominee. You may also vote at the Special Meeting by ballot if you register in advance to attend the Special Meeting following the procedures described below and if you provide a valid legal proxy from your broker, bank or other nominee.
Any adjournment, recess or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow ServiceSource stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting which was adjourned, recessed or postponed.
Board Recommendation
On May 6, 2022, the Board, after considering various factors, including those described in the section entitled “The Merger — Recommendation of the Board and Reasons for the Merger” beginning on page 46 of this Proxy Statement, and after consultation with ServiceSource’s independent legal and financial advisors, unanimously (i) approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (ii) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of ServiceSource and its stockholders and (iii) resolved to recommend that the stockholders of ServiceSource vote in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby and the adoption of the Merger Agreement.
The Board unanimously recommends that you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Non-Binding Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.
Adjournments
If a quorum is not present or if there are not sufficient votes for the approval of the merger proposal, ServiceSource expects that the Special Meeting will be adjourned by the chairman of the Special Meeting pursuant to ServiceSource’s bylaws to solicit additional proxies in accordance with the Merger Agreement. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as the manner in which such proxies would have been voted at the original convening of the Special Meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting. If the Special Meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the Special Meeting.
If the Special Meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting if announced at the Special Meeting at which the decision for adjournment is taken, unless the adjournment is for more than thirty (30) days or the Board fixes a new record date for the Special Meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original Special Meeting.
Technical Difficulties or Trouble Accessing the Virtual Meeting Website
If ServiceSource experiences technical difficulties during the Special Meeting (e.g., a temporary or prolonged power outage), it will determine whether the Special Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Special Meeting will need to be adjourned and reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, ServiceSource will promptly notify stockholders of the decision via the virtual meeting website.
Technical support will be ready to assist you with any individual technical difficulties you may have accessing the virtual meeting website. Contact information for technical support will appear on the virtual meeting login page prior to the start of the Special Meeting. You are encouraged to visit the FAQs and System Test link, located in your registration confirmation email to test your system and view the minimum system requirements for the meeting.
Tabulation of Votes
All votes will be tabulated by the inspector of election appointed for the Special Meeting. The inspector of election will separately tabulate affirmative and negative votes and abstentions.
Solicitation of Proxies
The cost of this proxy solicitation will be borne by ServiceSource. Our directors, officers and employees may solicit proxies by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from, beneficial owners of ServiceSource Common Stock.
ServiceSource has retained Morrow Sodali LLC as its proxy solicitor. Morrow Sodali LLC will solicit proxies by mail, telephone, facsimile and email, or by other electronic means. Under our agreement with Morrow Sodali LLC, Morrow Sodali LLC will receive a fee of $12,500 plus reimbursement of its reasonable, out-of-pocket expenses for its services. In addition, Morrow Sodali LLC and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.

Anticipated Date of Consummation of the Merger
Assuming timely satisfaction of necessary closing conditions, including, among other things, the ServiceSource Stockholder Approval and receipt of required regulatory approvals, we currently anticipate that the Merger will be consummated in the second half of fiscal year 2022.
Attending the Special Meeting
Stockholders must register in advance to participate in the Special Meeting remotely. Requests for registration to participate in the Special Meeting remotely must be received no later than [•], Mountain Time, on [•], 2022. Stockholders may make such requests to register by following the instructions below. Once admitted to the Special Meeting, stockholders may vote their shares and view a list of stockholders by following the instructions available on the meeting website.
Registering to Participate in the Special Meeting Remotely as a Stockholder of Record
Stockholders of record as of the Record Date may register to participate in the Special Meeting remotely by visiting the website www.proxydocs.com/SREV. Please have your proxy card (containing your control number) available and follow the instructions to complete your registration request. You may be requested to upload a scanned copy or photo image of your proxy card to the website. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the Special Meeting. Requests to register to participate in the Special Meeting remotely must be received no later than [•], Mountain Time, on [•], 2022.
Registering to Participate in the Special Meeting Remotely as a Beneficial Owner
Stockholders whose shares are held through a broker, bank or other nominee as of the Record Date may register to participate in the Special Meeting remotely by visiting the website www.proxydocs.com/SREV. Please have your Voting Instruction Form or other communication from your broker, bank or other nominee (containing your control number) available and follow the instructions to complete your registration request. You will be requested to upload a scanned copy or photo image of your Voting Instruction Form or other communication from your broker, bank or other nominee containing your control number. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the Special Meeting. Requests to register to participate in the Special Meeting remotely must be received no later than [•], Mountain Time, on [•], 2022.
Participating in the Virtual Special Meeting
After registering to participate in the Special Meeting remotely, stockholders will receive an email prior to the meeting with a link and instructions for entering the Special Meeting. Stockholders may vote following the procedures outlined below.
The virtual meeting site is supported on internet browsers and devices (e.g., desktops, laptops, tablets and smart phones) running the most updated version of applicable software and plugins. Each participant should ensure strong Wi-Fi or other internet connection, allow plenty of time to log in and ensure that he or she can hear streaming audio prior to the start of the Special Meeting.
Voting at the Special Meeting Remotely as a Stockholder of Record
After accessing the Special Meeting as described above, stockholders of record may vote by following the instructions on the Special Meeting site.
Stockholders of record are reminded that they can vote their shares prior to the Special Meeting over the internet using the website indicated on the proxy card, by telephone using the toll-free number on the proxy card or by signing, dating and returning the proxy card in the postage-paid envelope previously provided. We encourage shareholders to vote electronically. If you have submitted your vote by proxy in advance of the Special Meeting, you do not need to vote by ballot, unless you wish to change your vote.

Voting at the Special Meeting Remotely as a Beneficial Owner
Beneficial owners who hold shares through a broker, bank or other nominee and intends to vote at the Special Meeting must follow the instructions given by their broker, bank or other nominee to vote in advance of the meeting, or if they vote during the Special Meeting they must follow the directions they receive via email after their successful registration and may be required to request a legal proxy.
Beneficial owners are reminded that they can instruct their brokers, banks or other nominees to vote their shares prior to the Special Meeting by following the directions on the voting instruction form to provide their instructions over the internet, by telephone or by signing, dating and returning the voting instruction form in the postage-paid envelope previously provided. We encourage shareholders to submit their instructions to their brokers, banks or other nominees electronically. If you have submitted your instructions to your bank, broker, or other nominee in advance of the Special Meeting, you do not need to vote by ballot, unless you wish to change your vote. Please note that if you request a legal proxy from your bank, broker, or other nominee, it will automatically revoke any instructions you may have previously given to that bank, broker, or other nominee.
Assistance
If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200 (TOLL-FREE from the U.S. and Canada) or +1 (203) 658-9400 (from other locations) or by email to SREV@info.morrowsodali.com.
Rights of Stockholders Who Seek Appraisal
If the Merger Proposal is approved by ServiceSource stockholders, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly exercise and perfect his, her or its demand for appraisal rights under 262 of the DGCL shall not be converted into the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL. This means that ServiceSource stockholders will be entitled to have their shares of ServiceSource Common Stock appraised by the Court of Chancery and to receive payment in cash of the “fair value” of the shares of ServiceSource Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the Court of Chancery. ServiceSource stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares.
To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to ServiceSource before the vote is taken on the adoption of the Merger Agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement and you must continue to hold the shares of ServiceSource Common Stock of record through the Effective Time. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this Proxy Statement in the section entitled “Appraisal Rights” beginning on page 90 of this Proxy Statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this Proxy Statement. If you hold your shares of ServiceSource Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.
Other Matters
At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting and stockholders deliver proxies to ServiceSource, the shares of

ServiceSource Common Stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
This Proxy Statement is available on our website located at: https://ir.servicesource.com/events-and-presentations.
Householding of Special Meeting Materials
ServiceSource has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of this Proxy Statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate Proxy Card upon request. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of our disclosure documents, or if you are receiving multiple copies and wish to receive only one copy, please contact us as follows:
ServiceSource International, Inc.
Attention: Investor Relations
707 17th Street, 25th Floor, Denver, Colorado 80202
(770) 889-8500
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this Proxy Statement, would like additional copies of this Proxy Statement or need help submitting your proxy or voting your shares of ServiceSource Common Stock, please contact our proxy solicitor at:
Morrow Sodali LLC
509 Madison Avenue
New York, NY 10022
Email: SREV@info.morrowsodali.com
Call toll-free at (800) 662-5200 (in North America)
or +1 (203) 658-9400 (outside of North America)

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
THE MERGER
The rights and obligations of the parties to the Merger Agreement are governed by the specific terms and conditions of the Merger Agreement and not by any summary or other information provided in this Proxy Statement. Therefore, the discussion of the Merger in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Additional information about ServiceSource may be found elsewhere in this Proxy Statement and in ServiceSource’s other public filings. See the section entitled “Where You Can Find More Information” beginning on page 96 of this Proxy Statement.
Parties Involved in the Merger
ServiceSource International, Inc.
707 17th Street, 25th Floor
Denver, CO 80202
ServiceSource is a leading provider of BPaaS solutions that enable the transformation of go-to-market organizations and functions for global technology clients. We design, deploy, and operate a suite of innovative solutions and complex processes that support and augment our clients’ B2B customer acquisition, engagement, expansion and retention activities. Our clients — ranging from Fortune 500 technology titans to high-growth disruptors and innovators — rely on our holistic customer engagement methodology and process excellence, global scale and delivery footprint, and data analytics and business insights to deliver trusted business outcomes that have a meaningful and material positive impact to their long-term revenue and profitability objectives. Through our unique integration of people, process and technology — leveraged against our more than 20 years of experience and domain expertise in the cloud, software, hardware, medical device and diagnostic equipment, and industrial IoT sectors — we effect and transact billions of dollars of B2B commerce in more than 175 countries on our clients’ behalf annually.
ServiceSource Common Stock is currently listed on NASDAQ under the symbol “SREV.”
Concentrix Corporation
39899 Balentine Drive, Suite 235
Newark, CA 94560
Parent is a leading global provider of customer experience (CX) solutions and technology, improving business performance for some of the world’s best brands including over 100 Fortune Global 500 clients and over 125 new economy clients. Every day, from more than 40 countries and across 6 continents, Parent’s staff delivers next generation customer experience and helps companies better connect with their customers. Parent creates better business outcomes and helps differentiate its clients by reimagining everything CX through Strategy + Talent + Technology. Parent provides services to clients in Parent’s key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector.
Concentrix Merger Sub Inc.
39899 Balentine Drive, Suite 235
Newark, CA 94560
Acquisition Sub is a Delaware corporation and a direct, wholly-owned subsidiary of Parent, formed on formed on April 20, 2022 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Acquisition Sub has not conducted any business operations except in furtherance of this purpose and activities incident to its formation. Upon the consummation of the Merger, Acquisition Sub will cease to exist.

Effect of the Merger
If the Merger Agreement is adopted by ServiceSource stockholders and certain other conditions to the consummation of the Merger are either satisfied or waived, Acquisition Sub will merge with and into ServiceSource, with ServiceSource surviving and continuing under the name “Concentrix ServiceSource Inc.” as the Surviving Corporation. As a result of the Merger, ServiceSource will become a wholly-owned subsidiary of Parent, and ServiceSource Common Stock will no longer be publicly traded. In addition, ServiceSource Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and ServiceSource will no longer file periodic reports with the SEC on account of ServiceSource Common Stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as ServiceSource and Parent may agree and specify in the certificate of merger).
Effect on ServiceSource if the Merger is Not Consummated
If the Merger Agreement is not adopted by ServiceSource stockholders or if the Merger is not consummated for any other reason, ServiceSource stockholders will not receive any payment for their shares of ServiceSource Common Stock in connection with the Merger. Instead, ServiceSource will remain an independent public company, ServiceSource Common Stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and ServiceSource will continue to file periodic reports with the SEC on account of ServiceSource Common Stock. In addition, if the Merger is not consummated, ServiceSource expects that ServiceSource’s management will operate the business in a manner similar to that in which it is being operated today.
Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is possible that the price of ServiceSource Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of ServiceSource Common Stock would return to the price at which it trades as of the date of this Proxy Statement.
Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of ServiceSource Common Stock. If the Merger is not consummated, the Board will continue to evaluate and review ServiceSource’s business operations, properties, and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement is not adopted by ServiceSource stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to ServiceSource will be offered or that ServiceSource’s business, prospects or results of operation will not be adversely impacted.
In addition, under specified circumstances, ServiceSource may be required to pay Parent a termination fee, or, pay Parent’s expenses, as described in the sections entitled “Terms of the Merger Agreement — ServiceSource Expense Payment” and “Terms of the Merger Agreement — Termination Fee” beginning on pages 84 and 85, respectively, of this Proxy Statement
Merger Consideration
Upon the consummation of the Merger, each share of ServiceSource Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by ServiceSource or any subsidiary of ServiceSource (including shares held as treasury stock), (ii) shares held, directly or indirectly, by Parent or Acquisition Sub, which will be cancelled and retired for no consideration, and (iii) any shares owned by stockholders who are entitled to and have properly exercised and perfected their demands for appraisal rights under Delaware law (the “Dissenting Shares”)) will be converted into the right to receive $1.50 in cash, without interest (the “Merger Consideration”).
Background of the Merger
As part of its ongoing evaluation of ServiceSource’s business, the Board, together with senior management, regularly reviews and assesses ServiceSource’s stand-alone business plan and the possibility of pursuing various opportunities to increase stockholder value, including evaluating various potential strategic alternatives, including acquisitions, dispositions and internal restructurings. ServiceSource also regularly engages with its stockholders to discuss ServiceSource and its business, operations and financial results and to hear the views of stockholders regarding ServiceSource.
As part of this review, the Board and ServiceSource’s senior management has, from time to time during the five-year period preceding the execution of the Merger Agreement, engaged in discussions with various market participants in an evaluation of potential transaction opportunities.
In December 2017, ServiceSource retained Centerview in order to explore strategic alternatives for ServiceSource, including a potential sale of ServiceSource. As part of this solicitation processing, Centerview contacted twenty-four (24) potential third-party strategic acquirers and financial sponsors, including the representatives of Company A and Parent. ServiceSource entered into non-disclosure agreements with certain of the contacted parties and shared other non-public information with several parties. Of these potential third-party acquirers, sixteen (16) parties withdrew from the process prior to any meetings with ServiceSource’s management, seven (7) withdrew after meeting with ServiceSource’s management, and one (1) withdrew after additional due diligence on ServiceSource. Following the discussions with these parties in 2018, which did not result in the receipt of any indications of interest for a potential transaction involving ServiceSource, the Board and senior management determined to continue to execute ServiceSource’s stand-alone business plan.
In May 2019, as part of its evaluation of pursuing a potential acquisition or merger of a third party with ServiceSource, the Board again determined to have Centerview engage in a solicitation process to explore strategic alternatives for ServiceSource, including a potential sale of ServiceSource, and contacted twenty-three (23) parties, including seventeen (17) potential financial sponsors and six (6) potential strategic acquirers. ServiceSource entered into non-disclosure agreements with five (5) of the contacted parties and shared other non-public information with several parties. Of these parties, nine (9) participated in meetings with ServiceSource’s management. Following the management meetings, all of the potential third-party acquirers decided to not pursue a transaction with ServiceSource, and the Board and senior management continued to execute ServiceSource’s stand-alone business plan.
On February 18, 2021, ServiceSource held a Board meeting, where Gary Moore, Chairman and Chief Executive Officer of ServiceSource, and Chad Lyne, Chief Financial Officer of ServiceSource, discussed, among other things, previous interactions with Company A, including discussions between ServiceSource and Company A regarding a potential transaction and / or partnership between the companies beginning in 2018.
On March 30, 2021, Mr. Lyne emailed the CFO of Company A to reconnect regarding previous discussions.
On April 12, 2021, Mr. Moore and Mr. Lyne called the CFO of Company A, where the parties discussed industry trends and benefits of scale in the industry. The CFO of Company A provided a high-level update on Company A’s business and financials and noted that Company A would discuss internally whether a follow-up meeting would make sense.
On April 21, 2021, the CFO of Company A emailed Mr. Lyne, noting that the board of Company A discussed an opportunity with ServiceSource on April 20, 2021 and determined that they were supportive of exploratory conversations. As a result, the parties agreed to negotiate a non-disclosure agreement.
On May 4, 2021, ServiceSource sent an initial draft of a non-disclosure agreement to Company A. Between May 5, 2021 and May 14, 2021, ServiceSource and Company A exchanged comments to the non-disclosure agreement, and, on May 14, 2021, ServiceSource and Company A entered into the non-disclosure agreement.
On May 18, 2021, Company A provided ServiceSource with access to a virtual data room to share materials in preparation for a meeting between Company A and ServiceSource.
On May 19, 20 and 21, 2021, representatives of ServiceSource and Company A met and each party shared information related to their respective business, including: general business overview, client delivery capabilities, talent overview, client overview, go-to-market overview, and financial overview. On the last day of the meeting, the parties met to discuss next steps in a potential transaction.
On May 25, 2021, a representative of Company B contacted Mr. Moore to discuss Company B’s possible interest in acquiring ServiceSource. Later that same day, ServiceSource held a Board meeting to provide an update on meetings held May 19, 20, and 21 with Company A and to inform the Board of Company B’s interest in a potential transaction with ServiceSource.
On May 28, 2021, a representative of Company A emailed representatives of ServiceSource noting that Company A intended to put together an indication of interest that would outline a potential transaction between Company A and ServiceSource. In addition, Company A submitted a draft due diligence request to ServiceSource.
On May 29, 2021, Mr. Moore notified the Board that ServiceSource was expecting to receive an indication of interest from Company A.
On June 3, 2021, representatives of ServiceSource and Company B met to discuss a possible transaction, and to allow Company B to learn more about ServiceSource’s business. ServiceSource sent an initial draft of a non-disclosure agreement to Company B. Between June 4, 2021 and June 14, 2021, ServiceSource and Company B exchanged comments to the non-disclosure agreement, and, on June 14, 2021, ServiceSource and Company B entered into the non-disclosure agreement.
On June 8, 2021, ServiceSource and Company A held a meeting to discuss timing of a possible indication of interest and the structure of a potential transaction.
On June 12, 2021, a representative of Company A called Mr. Moore to further discuss the status of a possible transaction, noting that, while Company A intended to make an offer, that offer would not be forthcoming until after ServiceSource’s second quarter 2021 earnings release.
On June 14, 2021, Mr. Moore emailed the Board, summarizing his conversations with the representative of Company A regarding the status of a possible transaction and the expected timing of an offer.
On June 15, 2021, a representative of Company B emailed Mr. Lyne to schedule a call to better understand ServiceSource’s business. The call was scheduled for June 24, 2021, prior to which representatives of Company B emailed ServiceSource questions and topics to be discussed at the meeting.
On June 24, 2021, Company B and ServiceSource met to discuss ServiceSource’s business. Following the meeting, Mr. Moore emailed representatives of Company B additional information regarding ServiceSource.
On June 28, 2021, a representative of Company A emailed Mr. Moore and Mr. Lyne regarding ServiceSource’s upcoming second quarter earnings call and asked for an updated outlook for the second half of fiscal year 2021.
On July 9, 2021, ServiceSource and Company B met to discuss ServiceSource’s business.
On August 4, 2021, ServiceSource and Company A met to discuss ServiceSource’s business, and Company A noted that ServiceSource should expect an indication of interest the following week.
Also on August 4, 2021, ServiceSource and Company B met to discuss ServiceSource’s business. Mr. Moore subsequently emailed the Board to provide an update on the meetings.
On August 13, 2021, ServiceSource received an indication of interest from Company A (the “August 13, 2021 IOI”).The August 13, 2021 IOI proposed an acquisition of 100% of the ServiceSource Common Stock at a price of $1.44 per share. The closing price per share of ServiceSource Common Stock on NASDAQ on August 13, 2021 was $1.50 per share.
In August of 2021, ServiceSource endeavored to re-engage Centerview and, following negotiations between ServiceSource and Centerview, an engagement letter was entered into as of August 19, 2021.
On August 19, 2021, representatives of Davis Graham & Stubbs LLP (“DGS”), ServiceSource’s outside counsel, presented to the Board regarding fiduciary obligations. In addition, representatives of Centerview and DGS, ServiceSource’s management, and the Board discussed the August 13, 2021 IOI.At the meeting the Board determined that the purchase price per share was insufficient, and the Board instructed ServiceSource’s management to not move forward on the terms outlined in the August 13, 2021 IOI.
On August 20, 2021, representatives of ServiceSource and Company A had a telephone call to discuss the August 13, 2021 IOI. ServiceSource informed Company A that the Board had determined that the purchase price per share in the August 13, 2021 IOI was insufficient, but that ServiceSource believed in the potential strategic merits of a combination and that if Company A were to increase the price set forth in its proposal, ServiceSource would consider a revised indication of interest.
On August 25, 2021 and August 30, 2021, ServiceSource and Company B met to discuss Company B’s interest in submitting an indication of interest and potential transaction structures that were being contemplated by Company B.
On September 8, 2021, ServiceSource received an indication of interest (the “September 8, 2021 IOI”) from Company B. The September 8, 2021 IOI proposed an acquisition of between 51% and 100% of the ServiceSource Common Stock. The acquisition was to be structured in two tranches. In the first tranche, ServiceSource would sell Company B an amount of ServiceSource Common Stock equal to 20% of the outstanding ServiceSource Common Stock.In the second tranche, Company B would purchase an additional amount of ServiceSource Common Stock such that its total equity ownership in ServiceSource was between 51% and 100%. The September 8, 2021 IOI did not provide a purchase price for the shares of ServiceSource Common Stock but did state the purchase price (i) for the first tranche would be a premium to the volume weighted average price of ServiceSource Common Stock for the six-month period ending August 31, 2021 and (ii) for the second tranche would be no lower than price per share of ServiceSource Common Stock prior to the public announcement of the transaction.
On September 16, 2021, representatives of ServiceSource and Company B spoke regarding the September 8, 2021 IOI.
On September 17, 2021, the Board met to discuss the August 13, 2021 IOI and the September 8, 2021 IOI.
On September 27, 2021, representatives of ServiceSource and Company B met to discuss the September 8, 2021 IOI, including the structure of the transaction and the purchase price for the ServiceSource Common Stock. Company B responded to ServiceSource that it would consider making an offer for 100% of the ServiceSource Common Stock as opposed to the two tranche process.
On September 30, 2021, Company B sent ServiceSource an updated Indication of Interest (the “September 30, 2021 IOI”), which contemplated an acquisition of 100% of the outstanding equity of ServiceSource (inclusive of all outstanding ServiceSource Common Stock, Options, RSUs, and PSUs) based on an aggregate equity value of $135,965,185. As of September 30, 2021, ServiceSource had approximately 99,162,000 shares of ServiceSource’s Common Stock outstanding, 1,947,000 Options outstanding, and 8,485,000 RSUs and PSUs outstanding. Accordingly, the price per share of ServiceSource Common Stock equated to approximately $1.24 per share. The closing price per share of ServiceSource Common Stock on Nasdaq on September 30, 2021 was $1.35 per share.
Later, on September 30, 2021, representatives of ServiceSource and Company B met to discuss the September 30, 2021 IOI. Because the Board had previously directed Mr. Moore to decline prospective offers if the price per share was less than ServiceSource’s current stock price, members of ServiceSource’s management informed Company B that the purchase price per share was insufficient.
On October 13, 2021, a representative of Parent emailed Mr. Moore requesting a meeting. Following a brief discussion in which Parent’s representative expressed interest in potentially pursuing an acquisition of ServiceSource, Parent’s representative emailed Mr. Moore a non-disclosure agreement. On October 13, 2021 and October 14, 2021 ServiceSource and Parent exchanged comments to the non-disclosure agreement, and, on October 14, 2021, ServiceSource and Parent executed the non-disclosure agreement. Following the execution of the non-disclosure agreement, a representative of Parent emailed Mr. Moore a list of preliminary due diligence questions on October 14, 2021.

On October 21, 2021, ServiceSource responded to the preliminary due diligence questions.
On October 29, 2021, representatives of ServiceSource and Parent met to discuss a potential transaction between ServiceSource and Parent.
Between October 29, 2021 and November 2, 2021, representatives of ServiceSource and Parent exchanged emails regarding due diligence questions relating to ServiceSource’s business, finances and operations.
On November 8, 2021, Parent sent ServiceSource an Indication of Interest (the “November 8, 2021 IOI”), which contemplated an acquisition of 100% of the outstanding equity of ServiceSource (inclusive of all outstanding ServiceSource Common Stock, Options, RSUs, and PSUs) for a purchase price $1.50 per share of ServiceSource Common Stock, without a financing condition.
On November 9, 2021, ServiceSource held a Board meeting where the Board further discussed the three opportunities under consideration.
On November 13, 2021, Mr. Moore emailed Parent and noted that the Board appreciated the November 8, 2021 IOI and authorized ServiceSource’s management to have further discussion with the hope that ServiceSource and Parent could share additional synergies and discuss a higher purchase price.
On November 22, 2021, ServiceSource held a Board meeting, where representatives of Centerview reviewed the most-recent acquisition proposals, including the November 8, 2021 IOI from Parent, current trading valuation of the ServiceSource Common Stock, and identified additional parties beyond Company A, Company B, and Parent to approach regarding a potential transaction. The Board approved a solicitation process that was targeted at four additional potential third-party strategic acquirers. The Board determined that a more targeted solicitation, unlike the wide-spread solicitation in 2018 and 2019, was in the best interest of ServiceSource and its stockholders as it would create a more competitive dynamic in which to evaluate the proposals from Company A, Company B, and Parent, while minimizing the risk of a market leak and potential disruption to ServiceSource’s business. The four additional potential third-party strategic acquirers were targeted due to their size and scale, perceived strategic fit, liquidity and capital resources to effect a transaction, the potential for meaningful synergies with ServiceSource, and their higher level of interest and engagement during the 2018 and 2019 solicitation processes. Following the meeting, representatives of ServiceSource and Centerview reached out to the four additional potential counterparties to a transaction.
On November 28, 2021, representatives of Company A emailed ServiceSource and stated that Company A was in the process of securing a formal board resolution to approve a revised indication of interest and requested updated pro forma financials from ServiceSource.
On December 2, 2021, ServiceSource held a Board meeting to provide status updates regarding the proactive outreach to the additional potential third party acquirers.
On December 3, 2021, Mr. Moore emailed Company A with financial updates, and representatives of Company A responded with a revised indication of interest (the “December 3, 2021 IOI”), which contemplated an acquisition of 100% of the outstanding equity of ServiceSource (inclusive of all outstanding ServiceSource Common Stock, Options, RSUs, and PSUs) for a purchase price $1.33 per share of ServiceSource Common Stock. The closing stock price for ServiceSource Common Stock was $1.02 on December 3, 2021.
On December 6, 2021, representatives of ServiceSource, Centerview, and Company A met to discuss the December 3, 2021 IOI. Following the meeting, representatives of Centerview contacted Company A to encourage Company A to revisit its valuation of ServiceSource.
On December 9, 2021, Company A sent a revised indication of interest (the “December 9, 2021 IOI”), which contemplated an acquisition of 100% of the outstanding equity of ServiceSource (inclusive of all outstanding ServiceSource Common Stock, Options, RSUs, and PSUs) for a purchase price $1.46 per share of ServiceSource Common Stock. The closing stock price for ServiceSource Common Stock was $1.09 on December 9, 2021.

On December 10, 2021, representatives of ServiceSource attended a meeting with Parent. At the meeting, ServiceSource made a presentation to Parent’s management regarding ServiceSource. On the same day, representatives of ServiceSource met with the management team of one of the four additional third party strategic acquirers.
On December 17, 2021, ServiceSource opened a virtual data room to facilitate the due diligence process with Company A and Parent.
On December 20, 2021, Mr. Moore sent an email to Company B to determine if Company B was still interested in pursuing a transaction. Representatives of Company B responded that it wanted to establish financing before pursuing a transaction, and that it did not think that it was likely that it would be able to obtain the requisite financing.
During December, representatives of ServiceSource and Centerview engaged with the four additional potential third party strategic acquirers, one of which engaged in a management meeting, and none of which determined to proceed with further discussions.
Between January 5, 2022 and January 25, 2022, representatives of ServiceSource engaged in multiple due diligence meetings and exchanges with Company A and Parent.
On February 9, 2022, ServiceSource received an updated proposal from Company A regarding a potential transaction (the “February 9, 2022 Proposal”). In order to accommodate Company A’s ownership structure and tax status, the February 9, 2022 Proposal contemplated ServiceSource and Company A entering into two asset purchase agreements pursuant to which Company A would purchase all of the assets of ServiceSource for approximately $123,346,400, with an implied price per share of ServiceSource Common Stock of $1.34 per share. In addition, the February 9, 2022 Proposal contemplated (i) the purchase price was subject to a reduction for any severance benefits payable by ServiceSource, (ii) that a portion of the purchase price would be held back in the event of post-closing indemnification claims, (iii) a working capital adjustment, and (iv) that ServiceSource would continue to be a public company following the closing for the duration of the indemnification period and following the indemnification period ServiceSource would dissolve and distribute any remaining proceeds from the transaction to its stockholders. The closing stock price for ServiceSource Common Stock was $1.03 on February 9, 2022.
On February 10, 2022, the Board held a meeting, which was also attended by representatives of Centerview and DGS, where the Board reviewed a timeline of events since the beginning of August 2021; discussed the status of discussions with Parent; conducted a detailed review of Company A’s offer, including the proposed asset purchase structure and holdback mechanisms that would impact price; and ServiceSource’s valuation.
On February 11, 2022, representatives of Centerview, on behalf of ServiceSource, discussed the February 9, 2022 Proposal with representatives of Company A. During those discussions, representatives of Centerview discussed the importance of a transaction structure that would provide certainty to ServiceSource’s stockholders, unlike the structure in the February 9, 2022 Proposal. Company A’s representatives communicated that they understood the need for certainty for ServiceSource’s stockholder and stated that they would revise their offer.
Between February 11, 2022 and February 14, 2022, representatives of ServiceSource and Parent discussed Parent’s interest in proceeding with a transaction to acquire ServiceSource. Parent confirmed its interest and stated that it needed two to three weeks before it would be ready to present a reconfirmed offer to ServiceSource.
On February 15, 2022, representatives of ServiceSource and Company A met to review Company A’s financial analysis.
On February 16, 2022, rather than sending a revised proposal that would provide ServiceSource’s stockholder with certainty regarding the purchase price, Company A sent ServiceSource a slide deck with the same transaction structure described in the earlier February 9, 2022 Proposal. On that same day, representatives of ServiceSource, DGS, Company A, and its counsel attended a conference call to discuss the proposed transaction structure. During the call, ServiceSource and its representatives proposed an alternative transaction structure pursuant to which any assets that would affect Company A’s tax status would be transferred via an asset sale and, following such transfer, ServiceSource would merge into Company A, with Company A surviving the merger.
On February 25, 2022, representatives of ServiceSource and Company A held a telephone call to discuss open diligence matters.
On March 1, 2022, representatives of Centerview, on behalf of ServiceSource, met with representatives of Parent regarding the status of the proposal and next steps.
On March 2, 2022, representatives of ServiceSource met with Parent to provide an update on ServiceSource’s business.
On March 4, 2022, Parent sent ServiceSource an Indication of Interest (the “March 4, 2022 IOI”), which contemplated an acquisition of 100% of the outstanding equity of ServiceSource (inclusive of all outstanding ServiceSource Common Stock, Options, RSUs, and PSUs) for a purchase price $1.50 per share of ServiceSource Common Stock, without a financing condition. The closing stock price for ServiceSource Common Stock was $1.29 on March 4, 2022.
On March 7, 2022, representatives of Centerview, on behalf of ServiceSource, met with representatives of Company A, and Company A indicated that it would be okay with the transaction structure proposed by ServiceSource and its representatives at the February 16, 2022 meeting, and that the initial consideration per share of ServiceSource Common Stock would be $1.50 per share, but that Company A would still be requesting a purchase price reduction for certain matters, resulting in the consideration to ServiceSource’s stockholders being less than $1.50 per share. The closing stock price for ServiceSource Common Stock was $1.24 on March 7, 2022.
On March 9, 2022, ServiceSource received an updated proposal from Company A regarding a potential transaction (the “March 9, 2022 Proposal”). In order to accommodate Company A’s tax status, the March 9, 2022 Proposal contemplated ServiceSource and Company A entering into an asset purchase agreement pursuant to which Company A would purchase certain assets of ServiceSource that would be followed by a merger agreement between Company A and ServiceSource pursuant to which ServiceSource would merger into Company A. The March 9, 2022 Proposal contemplated a purchase price of $166,201,838, which would result in each ServiceSource stockholder receiving between $1.34 and $1.52 per share, depending on potential purchase price reductions for ServiceSource’s transaction costs and contractual severance obligations owed to its employees. However, ServiceSource determined that there was no scenario in which the amount paid to each ServiceSource stockholder would equal $1.52 per share of ServiceSource Common Stock because that amount assumed that (i) ServiceSource would not pay any of the severance amounts it was contractually obligated to pay its employees and (ii) an amount of transaction costs that were lower than ServiceSource’s current expectations. The closing stock price for ServiceSource Common Stock was $1.26 on March 9, 2022.
On March 10, 2022 the Board met with ServiceSource’s management, Centerview and DGS to consider the March 9, 2022 Proposal.
On March 11, 2022, representatives of Centerview, on behalf of ServiceSource, met with representatives of Company A to discuss the need for ServiceSource to receive price certainty in order to evaluate a proposal from Company A.
Also on March 11, 2022, representatives of Centerview, on behalf of ServiceSource, met with representatives of Parent to discuss the need for Parent to complete its diligence in order for ServiceSource to move forward with Parent.
On March 12, 2022, ServiceSource received a diligence plan from Parent, and Parent suggested that it wanted to set up certain diligence calls but that Parent would require exclusivity to keep the process moving forward.
On March 15, 2022, ServiceSource received an updated proposal from Company A regarding a potential transaction (the “First March 15, 2022 Proposal”). The First March 15, 2022 Proposal contemplated the same transaction structure as the March 9, 2022 Proposal, and a purchase price of

$166,201,838. However, the First March 15, 2022 Proposal continued to contain additional problematic features that would potentially decrease the amount actually paid to ServiceSource stockholders. The features included (i) a working capital adjustment, (ii) a reduction to the purchase price for the payment of any severance amounts that ServiceSource was contractually obligated to make to its employees, and (iii) a reduction to the purchase price for the payment of any transaction expenses incurred by ServiceSource in the course of the transaction.
The closing stock price for ServiceSource Common Stock was $1.27 on March 15, 2022.
Later, on March 15, 2022, ServiceSource received an updated proposal from Company A regarding a potential transaction (the “Second March 15, 2022 Proposal” and together with the First March 15, 2022 Proposal the “March 15, 2022 Proposals”). The Second March 15, 2022 Proposal contemplated the same transaction structure as the First March 9, 2022 Proposal, and a purchase price of $151,886,786.10. However, the Second March 15, 2022 Proposal continued to contain additional problematic features that would potentially decrease the amount actually paid to ServiceSource stockholders. The features included (i) a working capital adjustment and (ii) a reduction to the purchase price for the payment of any transaction expenses incurred by ServiceSource in the course of the transaction.
On March 19, 2022, representatives of Centerview, on behalf of ServiceSource, met with representatives of Company A to discuss the March 15, 2022 Proposals and the March 15, 2022 Proposals’ failure to provide certainty regarding the amount payable to ServiceSource’s stockholders. Based on ServiceSource’s then-current expectation of the amount of severance that ServiceSource was contractually obligated to pay its employees and the anticipated transaction expenses, ServiceSource expected the amount that would actually be paid to ServiceSource’s stockholder to be less than $1.50 per share of ServiceSource Common Stock.
On March 22, 2022, ServiceSource received an updated proposal from Company A regarding a potential transaction (the “March 22, 2022 Proposal”). Representatives of Centerview, on behalf of ServiceSource, discussed the March 22, 2022 Proposal with representatives of Company A and noted that the proposal continued to be unclear regarding the amount of proceeds that would actually be paid to ServiceSource stockholders.
On March 23, 2022, Mr. Moore discussed with a representative of Parent the potential to increase the offer price. Parent’s representative communicated that the $1.50 per share offer price was best and final, and that exclusivity was a condition to moving forward.
On the same day, ServiceSource received another updated proposal from Company A regarding a potential transaction (the “March 23, 2022 Proposal”). The March 23, 2022 Proposal contemplated the same transaction structure as the March 9, 2022 Proposal, and a purchase price of $170,564,266; however, $6,500,000 of the purchase price would retained by ServiceSource and not distributed to its stockholders in order to pay the amount of severance that ServiceSource was contractually obligated to pay its employees and the anticipated transaction expenses. The March 23, 2022 Proposal anticipated that $1.51 per share of ServiceSource Common Stock would be paid to ServiceSource’s stockholders based on the current capitalization of ServiceSource. In addition, the March 23, 2022 Proposal stated that while Company A did not expect to have a financing contingency in the definitive agreements, it did expect to utilize borrowed funds to secure a portion of the consideration and that Company had not yet obtained commitments for such funds from lenders. The closing stock price for ServiceSource Common Stock was $1.29 on March 23, 2022.
On March 24, 2022, the Board met with ServiceSource’s management, Centerview and DGS to consider the March 23, 2022 Proposal from Company A and the March 4, 2022 IOI from Parent.
On March 25, 2022, a representative of Centerview, on behalf of ServiceSource, met with a representative of Parent regarding the terms of a potential merger agreement between ServiceSource and Parent, including termination fees, exclusivity provisions, and general alignment between the parties regarding “material adverse effect” language. On that same day, a representative of DGS, on behalf of ServiceSource, met with a representative of Parent to discuss the terms of a potential merger agreement between ServiceSource and Parent, and particularly the effect of the ongoing conflict between Ukraine and Russia.

On March 28, 2022, at the request of the Board, ServiceSource’s management prepared a comparison of the March 23, 2022 Proposal from Company A and the March 4, 2022 IOI from Parent. ServiceSource distributed this comparison and proposed revisions to Parent’s IOI to the Board on March 29, 2022.
On March 29, 2022, after the reviewing the comparison of the March 23, 2022 Proposal from Company A and the March 4, 2022 IOI presented by ServiceSource’s management, the Board authorized ServiceSource to enter into the March 4, 2022 IOI with Parent, which granted exclusivity to Parent for a period of twenty (20) days with an automatic extension for a further twenty (20) days if the parties were working in good faith. The closing stock price for ServiceSource Common Stock was $1.30 on March 29, 2022. For a description of the considerations the Board considered when authorizing ServiceSource to enter into the March 4, 2022 IOI with Parent see “Reasons for the Merger — Comparison of Proposals” beginning on page 48 of this Proxy Statement).
Between March 30, 2022 and April 29, 2022, ServiceSource participated in multiple diligence calls and meetings with Parent and exchanged numerous e-mails regarding ServiceSource’s business, operations, and finances.
On April 6, 2022, Pillsbury Winthrop Shaw Pittman LLP (“PWSP”), Parent’s outside counsel, sent comments on the draft merger agreement to DGS that contained proposed changes to, among other things, the termination fee and fee triggers, the reimbursement of Parent’s expenses in the event the ServiceSource stockholders failed to approve the merger agreement, certain closing conditions and covenants related to anti-trust approval, the interim operating covenants applicable to ServiceSource, the treatment of ServiceSource’s outstanding equity awards, and the scope of ServiceSource’s representations and warranties. Over the course of the subsequent weeks, the parties and their respective advisors and outside counsel negotiated the open issues and through DGS and PWSP exchanged multiple drafts of the merger agreement and related disclosure schedules.
On April 22, 2022, the Board met with ServiceSource’s management, Centerview and DGS to receive an update on the negotiations of the potential transaction between ServiceSource and Parent and to ask ServiceSource’s management, Centerview and DGS questions related thereto.
On April 29, 2022, the Board met with ServiceSource’s management, Centerview and DGS to receive an update on the negotiations of the potential transaction between ServiceSource and Parent and to receive a review of the status and terms of the merger agreement, which was still in the process of being negotiated by the parties, and to ask ServiceSource’s management, Centerview and DGS questions related thereto. DGS also provided guidance to ServiceSource’s management regarding their fiduciary duties.
On May 2, 2022, Mr. Moore and Mr. Lyne met with representatives of Edenbrook and Archon regarding the potential transaction between ServiceSource and Parent, and Parent’s requirement that each of Edenbrook and Archon execute a voting agreement in support of the transaction. Over the course of the next week, the parties and their respective advisors negotiated the terms of the voting agreements.
Also on May 2, 2022, the Board met with ServiceSource’s management, Centerview and DGS to receive an update on the negotiations of the potential transaction between ServiceSource and Parent and to receive an update on the terms of the merger agreement and open issues related thereto and to ask ServiceSource’s management, Centerview and DGS questions related to the merger agreement and its negotiation.
During the morning of May 6, 2022, the Board met with ServiceSource’s management, Centerview and DGS to receive an update on the negotiations of the potential transaction between ServiceSource and Parent and to receive an update on the terms of the merger agreement, the open issues related thereto and to ask ServiceSource’s management, Centerview and DGS questions related to the terms of the merger agreement. In addition, representatives of DGS provided a detailed summary of the merger agreement and reviewed fiduciary duties with the Board. Representatives of Centerview then reviewed with the Board its financial analysis of the merger consideration.
During the evening of May 6, 2022, the Board met with ServiceSource’s management, Centerview and DGS to receive an update of the terms of the fully negotiated merger agreement. In addition, representatives of Centerview reviewed with the Board its financial analysis of the merger consideration, and rendered to the Board of Directors of ServiceSource an oral opinion, which was subsequently confirmed by delivery of a written opinion dated as of May 9, 2022, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken in preparing its opinion, the Merger Consideration to be paid to the holders of ServiceSource Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see below under the section “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinion of ServiceSource’s Financial Advisor”. Following a discussion of these matters, the Board unanimously determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of ServiceSource and its stockholders and adopted and approved the Merger Agreement, the Merger, and the other transactions contemplated thereby.
Recommendation of the Board and Reasons for the Merger
Recommendation of the Board to Adopt the Merger Agreement, Thereby Approving the Merger, the Merger Agreement and the Transactions Contemplated by the Merger Agreement
On May 6, 2022, the Board, after considering various factors, including those described in this section below, and after consultation with ServiceSource’s independent legal and financial advisors, unanimously (i) adopted and approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, (ii) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of ServiceSource and its stockholders and (iii) resolved to unanimously recommend that the stockholders of ServiceSource vote in favor of the approval of the Merger, the Merger Agreement and the transactions contemplated thereby and the adoption of the Merger Agreement.
The Board unanimously recommends that you vote (i) “FOR” the “Merger Proposal”, (ii) “FOR” the “Non-Binding Compensation Proposal”, and (iii) “FOR” the “Adjournment Proposal”.
Reasons for the Merger
In recommending that ServiceSource’s stockholders vote in favor of the Merger proposal, the Board, including its independent directors, considered a number of potentially positive factors, including, but not limited to, the following (which factors are not necessarily presented in order of relative importance):
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Attractive Value.   The Board believes that the Merger consideration represents attractive value for the shares of ServiceSource Common Stock, based on, among other things, the Board’s familiarity with ServiceSource’s current and historical financial condition, results of operations, business, competitive position and prospects, as well as ServiceSource’s business plan and potential long-term value; and, after a thorough review of the process conducted, the Board determined that $1.50 per share in cash pursuant to the terms of the Merger Agreement affords the best value reasonably available for holders of Common Stock.

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Form of Consideration.   The Board considered that the Merger Consideration is all cash, which provides stockholders certainty of value and liquidity for their shares of Common Stock, as compared to stock consideration whose value fluctuates, while eliminating exposure to long term business and execution risks.

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Risks Inherent in ServiceSource’s Business Plan; Strategic Alternatives.   The Board considered ServiceSource’s historic results of operations, short-term and long-term strategic goals and the ServiceSource Projections (which are described in the section entitled “The Merger — Projections Prepared by ServiceSource’s Management” beginning on page 57 of this Proxy Statement) and the perceived challenges and risks associated with ServiceSource’s ability to meet the ServiceSource Projections, as well as the risks and uncertainties described in the “risk factors” and “forward looking statements” sections of ServiceSource’s disclosures filed with the SEC, including that ServiceSource’s actual financial results in future periods could differ materially and adversely from the projected results. Following such review, the Board determined that the value offered to ServiceSource’s stockholders pursuant to the Merger Agreement is more favorable to ServiceSource’s stockholders than the alternative of remaining an independent public company.

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Premium to Market Prices.   The Board considered that the Merger Consideration of $1.50 per share in cash, to be received by the holders of shares of Common Stock in the Merger, represents a significant premium over the market price at which shares of Common Stock traded at times before the March 4, 2022 IOI sent from Parent and before ServiceSource confirmed it was engaged in a strategic review process, including that the Merger consideration of $1.50 per share represents a premium of:

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47.1% over the unaffected closing stock price of ServiceSource Common Stock on May 6, 2022, the last trading day prior to the announcement of the Merger Agreement;

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27.1% over the unaffected 30-day volume weighted average stock price of ServiceSource Common Stock through May 6, 2022;

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31.0% over the unaffected 90-day volume weighted average stock price of ServiceSource Common Stock through May 6, 2022; and

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59.7% to the 52-week low closing stock price of ServiceSource Common Stock prior to May 6, 2022.

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Financial Analyses and Opinion of Centerview.   The oral opinion of Centerview rendered to the Board of Directors of ServiceSource on May 6, 2022 which was subsequently confirmed by delivery of a written opinion dated as of May 9, 2022, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of ServiceSource Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the section “Proposal 1: Adoption of the Merger Agreement — The Merger — Opinion of ServiceSource’s Financial Advisor.”

Robust Process.   The Board considered ServiceSource’s business, prospects and alternatives over an extended period, during which ServiceSource performed (i) a solicitation process with twenty-four (24) potential third-party acquirers in 2017 and 2018, (ii) a solicitation process with twenty-three (23) potential third-party acquirers in 2019, and (iii) a market check in 2021 with four (4) additional potential third-party acquirers, in addition to the discussions and negotiations with Parent, Company A and Company B.
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Regulatory Considerations.   The Board considered that, while the closing of the Merger is subject to certain regulatory approvals, there are not likely to be significant antitrust or other regulatory impediments to the closing of the Merger given the respective asset mixes of Parent and ServiceSource, as well as the Merger Agreement’s significant protection against any regulatory impediments that could arise, as described in “Regulatory Approvals” below.

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Timing of Closing.   The Board considered that the Merger is anticipated to be completed in the second half of fiscal year 2022, a relatively expedient timeframe for closing that would mitigate the potential risks to the business during the interim operating period, including due to uncertainties experienced by clients, employees and other stakeholders.

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Arms-Length Negotiations.   The Board considered that the Board and ServiceSource’s senior management, in coordination with ServiceSource’s independent legal and financial advisors, vigorously negotiated on an arms-length basis with Parent with respect to price and other terms and conditions of the Merger Agreement.

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Terms of the Merger Agreement.   The Board considered that the terms of the Merger Agreement, including the respective representations, warranties, covenants and termination rights of the parties and the termination fee payable by ServiceSource, are reasonable and customary. The Board also believed that the terms of the Merger Agreement include the most favorable terms reasonably attainable from Parent.

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Conditions to the Consummation of the Merger; Likelihood of Closing.   The Board considered the likelihood of satisfaction of conditions to closing and the consummation of the transactions contemplated by the Merger Agreement in light of the conditions in the Merger Agreement to the obligations of Parent and Acquisition Sub.

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Regulatory Approvals.   The Board considered that the Merger Agreement requires that Parent and Acquisition Sub agree to use commercially reasonably efforts to avoid or eliminate each and every impediment and obtain all consents under any antitrust laws that may be required by any governmental authority so as to enable the parties to consummate the transactions contemplated by the Merger Agreement, including the Merger, as expeditiously as practicable (and in any event at least five (5) business days prior to the “termination date” (i.e., 5:00 p.m. (Mountain Time) on November 1, 2022, or such later date as more fully described in the section entitled “Terms of the Merger Agreement — Termination of the Merger Agreement”), including the actions described in the section entitled “Terms of the Merger Agreement — Efforts to Close the Merger” beginning on page 79 of this Proxy Statement.

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Ability to Respond to Certain Unsolicited Takeover Proposals.   The Board considered that, while the Merger Agreement restricts ServiceSource’s ability to solicit competing bids to acquire ServiceSource, the Board has rights, under certain circumstances, to engage in discussions with, and provide information to, third parties submitting unsolicited takeover proposals and to terminate the Merger Agreement in order to enter into an alternative acquisition agreement that the Board determines to reflect a superior proposal, subject to payment of a $5.73 million termination fee. The Board further considered that the timing of the Merger would provide ample opportunity for any third parties to submit proposals and that the terms of the Merger Agreement, including the size of the termination fee (which is consistent with or below fees in comparable transactions), would be unlikely to deter such third parties from submitting such proposals.

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Change of Recommendation.   The Board considered that it has the right to make an Adverse Recommendation Change to ServiceSource’s stockholders in the event of a superior proposal or an intervening event if the Board reasonably determines in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law, subject to payment of a $5.73 million termination fee if Parent and Acquisition Sub terminate the Merger Agreement.

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Stockholder Approval.   The Board considered that the consummation of the Merger is subject to the approval of ServiceSource’s stockholders, who will have the opportunity to adopt or reject the Merger Agreement.

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Appraisal Rights.   The Board considered the availability of appraisal rights with respect to the Merger for ServiceSource stockholders who properly exercise their rights under the DGCL, which would give these stockholders the ability to seek and be paid a judicially determined appraisal of the “fair value” of their shares at the completion of the Merger, as described in the section entitled “Appraisal Rights” beginning on page 90 of this Proxy Statement.

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Comparison of Proposals.   The Board compared the key terms of the proposals received from bidders, including execution risk, relative price, certainty of value, regulatory certainty and anticipated timing to complete the transaction and determined that the transaction with Parent was superior to all other proposals received by ServiceSource. In particular the Board considered the March 23, 2022 Proposal from Company A that contemplated consideration in an amount up to $1.51 per share of ServiceSource Common Stock as compared to the March 4, 2022 IOI from Parent that contemplated consideration in amount equal to $1.50 per share of ServiceSource Common Stock. In comparing the two proposals, the Board considered the following:

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Company A had limited experience in acquiring companies and no experience in acquiring public companies, unlike Parent that had a robust history of acquiring companies, including a public company.

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Company A had insufficient funds on its balance sheet to complete the transaction and would need to obtain financing to consummate the transaction, unlike Parent that had sufficient liquidity to consummate the transaction without obtaining financing.

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The structure proposed by Company A involved the purchase of certain foreign assets and subsidiaries of ServiceSource in a separate transaction prior to the merger of ServiceSource into Company A. The proposed structure would likely have required ServiceSource to obtain additional consents from certain customers and landlords and require additional review by certain foreign governmental entities. In addition, the proposed structure would have required the negotiation of an additional purchase agreement between the parties, and resulted in increased tax complexity, which likely would have increased execution risk and the time necessary to reach agreement on definitive agreements and close the transaction, if ever. On the other hand, the reverse triangular merger structure proposed by Parent would likely allow for fewer third-party consents and a more expedited process and had more execution certainty.
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The proposals made by Company A had significant variability, and the Board suspected that a reduction in the proposed purchase price was likely if Company A discovered any dis-synergies prior to signing the definitive agreements or as Company A completed its due diligence. Unlike Company A, Parent had consistently reaffirmed its purchase price of $1.50 per share of ServiceSource Common Stock; provided, however, that the Board did perceive that Parent may reduce its per share offer price if ServiceSource Common Stock were trading at a lower price given Parent’s concerns regarding paying too high of a premium for the ServiceSource Common Stock.

The Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including, but not limited to, the following (which factors are not necessarily presented in order of relative importance):
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Amount of Consideration.   The Board considered that the Merger consideration of $1.50 per share of ServiceSource Common Stock to be received by the holders of shares of ServiceSource Common Stock in the Merger is less than the up to $1.51 per share of ServiceSource Common Stock in the March 23, 2022 Proposal from Company A.

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No Stockholder Participation in Future Growth or Earnings.   The Board considered that ServiceSource’s stockholders will lose the opportunity to realize the potential long-term value of the successful execution of ServiceSource’s current strategy as an independent public company.

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Impact of Announcement on ServiceSource.   The Board considered that the announcement and pendency of the Merger, or the failure to consummate the Merger, may disrupt ServiceSource’s business operations or divert employees’ attention away from ServiceSource’s day-to-day operations, result in significant costs to ServiceSource or harm ServiceSource’s relationships with its employees and customers.

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Tax Treatment.   The Board considered that the all-cash transaction would be taxable to holders of ServiceSource Common Stock for U.S. federal income tax purposes.

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Closing Certainty.   The Board considered that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied.

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Pre-Closing Covenants.   The Board considered the restrictions on ServiceSource’s conduct of business prior to completion of the Merger contained in the Merger Agreement, which could delay or prevent ServiceSource from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the Merger without Parent’s consent.

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No Solicitation.   The Board considered the restrictions in the Merger Agreement on ServiceSource’s ability to solicit competing bids to acquire ServiceSource during the pendency of the Merger and that, subject to certain conditions set forth in the Merger Agreement, in the event of ServiceSource’s receipt of a Superior Proposal, ServiceSource is required to negotiate in good faith with Parent (if requested by Parent) regarding revisions to the Merger Agreement, which the Board must take into account in determining whether to enter into an alternative acquisition agreement with respect to such Superior Proposal.

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Adverse Recommendation Change.   The Board considered the restrictions in the Merger Agreement on the Board’s ability to make an Adverse Recommendation Change, and that, subject to certain conditions set forth in the Merger Agreement, in the event of a potential Adverse Recommendation Change by the Board, ServiceSource is required to negotiate in good faith with Parent (if requested by

Parent) regarding revisions to the Merger Agreement, which the Board must take into account in determining whether to make an Adverse Recommendation Change.
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Termination Fee.   The Board considered the termination fee of $5.73 million that could become payable to Parent under specified circumstances, including upon the termination of the Merger Agreement in order to enter into an alternative acquisition agreement with respect to a Superior Proposal, which may discourage third parties that might otherwise have an interest in a business combination with, or acquisition of, ServiceSource from making unsolicited proposals (although the Board concluded that the termination fee is reasonable in amount, consistent with or below fees in comparable transactions and will not unduly deter any other party that might be interested in acquiring ServiceSource).

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Expense Reimbursement.   The Board considered that if the Merger Agreement is terminated because the holders of ServiceSource Common Stock do not approve the Merger Proposal, ServiceSource will be required to pay Parent an amount equal to Parent’s actual expenses, in an amount not to exceed $1.5 million.

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Loss of Key Personnel.   The Board considered the risk that, despite retention efforts prior to consummation of the Merger, ServiceSource may lose key personnel.

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Litigation.   The Board considered the risk of potential litigation relating to the Merger that could be instituted against ServiceSource or its directors and officers, and the potential effects of any outcomes related thereto.

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Expenses.   The Board considered the risk that, if the Merger is not consummated, ServiceSource will, with certain exceptions, be required to pay its own expenses associated with the Merger Agreement and the Merger.

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Director and Officer Interests.   The Board considered that ServiceSource’s directors and officers may have interests in the Merger that are different from, or in addition to, those of ServiceSource stockholders generally, as described in the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 89 of this Proxy Statement.

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Risk Factors; Forward-Looking Statements.   The Board considered risks of the type and nature described under “Cautionary Statement Regarding Forward-Looking Statements”.

After taking into account all of the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger were outweighed by the potential benefits of, and potentially positive factors associated with, the Merger to ServiceSource’s stockholders.
The foregoing discussion of factors considered by the Board is not intended to be exhaustive but summarizes the material factors considered by the Board. In light of the variety of factors considered in connection with their evaluation of the Merger Agreement and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determinations. The Board based its recommendations on the totality of the information presented, including thorough discussions with, and questioning of, ServiceSource’s senior management and the Board’s independent legal and financial advisors. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 27 of this Proxy Statement.
Opinion of ServiceSource’s Financial Advisor
ServiceSource retained Centerview Partners LLC, which is referred to in this Proxy Statement as “Centerview,” as financial advisor to the Board of Directors of ServiceSource in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement, which are collectively referred to as the “Transaction” throughout this section and the summary of Centerview’s opinion above under the section “Summary — Opinion of ServiceSource’s Financial Advisor]”. In connection with this engagement, the Board of Directors of ServiceSource requested that Centerview evaluate the fairness, from a financial point of view, to the holders of ServiceSource Common Stock (other than the Excluded Shares) proposed to be paid to such holders pursuant to the Merger Agreement. On May 6, 2022, Centerview rendered to the Board of Directors of ServiceSource its oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 9, 2022, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of ServiceSource Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated May 9, 2022, which describes the various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors of ServiceSource (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of ServiceSource Common Stock (other than the Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of ServiceSource or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
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a draft of the Merger Agreement dated April 26, 2022, referred to in this summary of Centerview’s opinion as the “Draft Merger Agreement”;

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Annual Reports on Form 10-K of ServiceSource for the years ended 2019, 2020 and 2021;

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certain interim reports to stockholders and Quarterly Reports on Form 10-Q of ServiceSource;

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certain other communications from ServiceSource to its stockholders; and

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certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of ServiceSource, including certain financial forecasts, analyses and projections relating to ServiceSource prepared by management of ServiceSource and furnished to Centerview by ServiceSource for purposes of Centerview’s analysis, which are referred to in this summary of Centerview’s opinion as the “Forecasts,” and which are collectively referred to in this summary of Centerview’s opinion as the “Internal Data.”

Centerview also participated in discussions with members of the senior management and representatives of ServiceSource regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for ServiceSource and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with ServiceSource’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at ServiceSource’s direction, that the Internal Data (including, without limitation, the Forecasts) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of ServiceSource as to the matters covered thereby and Centerview relied, at ServiceSource’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at ServiceSource’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of ServiceSource, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of ServiceSource. Centerview assumed, at ServiceSource’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at ServiceSource’s direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of ServiceSource, or the ability of ServiceSource to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.
Centerview’s opinion expressed no view as to, and did not address, ServiceSource’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to ServiceSource or in which ServiceSource might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of the ServiceSource Common Stock (other than the Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of ServiceSource or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of ServiceSource or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of the ServiceSource Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’s written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of ServiceSource or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board of Directors of ServiceSource (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

Summary of Centerview Financial Analysis
The following is a summary of the material financial analyses prepared and reviewed with the Board of Directors of ServiceSource in connection with Centerview’s opinion, dated as of May 9, 2022. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of ServiceSource. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion.
In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of ServiceSource or any other parties to the Transaction. None of ServiceSource, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of ServiceSource do not purport to be appraisals or reflect the prices at which ServiceSource may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 5, 2022 and is not necessarily indicative of current market conditions.
Selected Public Company Analysis
Centerview reviewed and compared certain financial information, ratios and multiples for ServiceSource to corresponding financial information, ratios and multiples for publicly traded companies that Centerview deemed comparable, based on its experience and professional judgment, to ServiceSource, which selected publicly traded companies are referred to in this summary of Centerview’s opinion as the selected ServiceSource comparison companies. The selected companies consisted of:
•
Atento SA (NYSE: ATTO)

•
Ibex Ltd. (NASDAQ: IBEX)

•
StarTek, Inc. (NYSE: SRT)

Although none of the selected companies used in this analysis is directly comparable to ServiceSource, these companies were selected, among other reasons, because they are publicly traded companies with certain operational and financial characteristics, which, for purposes of its analyses, Centerview considered to be similar to those of ServiceSource. However, because none of the selected companies is exactly the same as ServiceSource, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operating characteristics and prospects of ServiceSource and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.
Using publicly available information obtained from SEC filings, Wall Street research analyst consensus estimates and other data sources as of May 5, 2022, Centerview calculated, for each selected ServiceSource comparison companies the following figures, ratios and multiples: (i) market value of common equity (determined using the treasury stock method and taking into account outstanding in-the-money options, other equity awards and other convertible securities, as applicable), (ii) enterprise value (calculated as the market value of common equity determined using the treasury stock method and taking into account outstanding in-the-money options, other equity awards and other convertible securities, as applicable, plus debt and less cash, after giving effect to certain adjustments for minority interest and contingent consideration), (iii) projected revenue growth for the calendar year 2021 to calendar year 2022, and (iv) enterprise value as a multiple of revenue. These analyses resulted in a median revenue growth percentage of 4% and a median multiple of enterprise value to projected revenue for calendar year 2022 of 0.6x, in each case, for such selected ServiceSource comparison companies.
The resulting data were as follows:
Enterprise Value/Revenue
Atento SA	0.7x
Ibex Ltd.	0.6x
StarTek, Inc.	0.4x
Median	0.6x
Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of enterprise value to projected revenue multiples for the calendar year 2022 of 0.4x to 0.7x. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of ServiceSource and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related, among other things, to the differing sizes, growth prospects, and commercial profiles and degree of operational risk between ServiceSource and such comparable companies. Centerview applied the revenue multiple reference range to ServiceSource’s projected revenue for the calendar year 2022 of $205 million, as set forth in the Internal Data, to derive a range of implied equity values for ServiceSource. Centerview then divided these implied equity values by the number of fully-diluted outstanding shares of ServiceSource Common Stock (determined using the treasury stock method and taking into account outstanding in-the-money options, restricted stock units and performance stock units) as of May 5, 2022 as set forth in the Internal Data, resulting in an implied per share equity value range for the ServiceSource Common Stock of approximately $0.93 to $1.50. Centerview then compared this range to the $1.50 per Share in cash, without interest, proposed to be paid to the holders of ServiceSource Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement.
Selected Transaction Analysis
Centerview reviewed and compared certain information relating to the following selected transactions that Centerview, based on its experience and professional judgment (which are referred to as the “selected transactions” in this summary of Centerview’s opinion), deemed relevant to consider in relation to ServiceSource and the Merger.
However, because none of the selected transactions used in this analysis is identical or directly comparable to the Merger, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business or financial characteristics of ServiceSource and each target company as well as the Merger and the selected transactions that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis. Although none of the selected transactions is directly comparable to the Merger, the selected transactions listed below were selected, among other reasons, based on Centerview’s experience and professional judgment, because the selected transactions have certain characteristics that, for the purposes of this analysis, may be considered similar to certain characteristics of the Merger. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of ServiceSource and the target companies included in the selected transactions analysis.

Using publicly available information obtained from SEC filings and other data sources, Centerview calculated, for each selected transaction, among other things, the enterprise value implied for the applicable target company based on the consideration payable in the applicable selected transaction, as a multiple of the target company’s revenue for the last 12-month period (which is referred to as “LTM”) (such multiple is referred to, with respect to the selected transaction, as the “EV/LTM Revenue Multiple”), for which financial information had been made public at the time of the announcement of such transactions, except as otherwise noted.
The selected transactions considered in this analysis are summarized below:
Date Announced	Acquiror	Target	EV/LTM Revenue Multiple
March 2018	Startek, Inc.	Aegis Ltd.	0.6x
December 2016	Altor Equity Partners	Transcom WorldWide AB	0.4x
July 2016	Convergys Corporation	Buw Management Holding GmbH & Co. KG	0.8x
January 2015	Alorica, Inc.	West Corp. – Agent Services	0.5x
January 2014	Convergys Corporation	Stream Global Services, Inc.	0.8x
September 2013	Concentrix	IBM Customer Care	0.4x
October 2009	Sykes Enterprises, Incorporated	ICT Group, Inc.	0.5x(1)
Mean			0.6x
Median			0.5x

(1)
Reflects NTM revenue after closing, estimated at time of announcement.

Based on its analysis of the relevant metrics for each of the target companies in the selected transactions and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of EV/LTM Revenue Multiples of 0.4x to 0.8x. In selecting this reference range, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of ServiceSource and the target companies included in the selected transactions and other factors that could affect the public trading, acquisition or other values of such companies or ServiceSource.
Centerview applied this reference range to ServiceSource’s LTM Revenue of $198 million as set forth in the Internal Data, to derive a range of implied equity values for ServiceSource. Centerview then divided these implied equity values by the number of fully-diluted outstanding shares of ServiceSource Common Stock (determined using the treasury stock method and taking into account outstanding in-the-money options, restricted stock units and performance stock units) as of May 5, 2022 as set forth in the Internal Data, an implied per share equity value range for the ServiceSource Common Stock of $0.91 to $1.63. Centerview then compared this range to the $1.50 per Share in cash, without interest, proposed to be paid to the holders of ServiceSource Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of ServiceSource based on the Forecasts, as set forth in the Internal Data as further described below under section “Proposal 1: Adoption of the Merger Agreement — The Merger — Projections Prepared by ServiceSource’s Management” beginning on page 57 of this Proxy Statement and the calculations of after-tax unlevered free cash flows based thereon. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. ”Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

In performing this analysis, Centerview calculated an implied per share equity range for ServiceSource Common Stock by discounting to present value as of March 31, 2022 using discount rates ranging from 13.25% to 15.50% (reflecting Centerview’s analysis of ServiceSource’s weighted average cost of capital), the forecasted unlevered free cash flows of ServiceSource based on the Forecasts during the period beginning the second quarter of 2022, and ending in December 2025 and extrapolation beginning the first quarter of 2026, and ending in December 2031, and forecasted use of federal net operating loss carryforwards through 2034. The implied terminal value of ServiceSource at the end of the forecast period was estimated by using perpetuity growth rates ranging from 0% to 3.0%. For purposes of this analysis, stock-based compensation was treated as a cash expense.
Based on its analysis, Centerview calculated a range of implied enterprise values of ServiceSource. Centerview subtracted from this range of implied enterprise values ServiceSource’s net debt of approximately $20 million as of March 31, 2022, to derive a range of implied equity values for ServiceSource. Centerview then divided this range of implied equity values by the number of fully-diluted outstanding shares of ServiceSource Common Stock as set forth in the Internal Data (calculated as of May 5, 2022) to derive a range of implied values of ServiceSource Common Stock of $1.38 to $1.86 per share. Centerview then compared this range to the $1.50 per Share in cash, without interest, proposed to be paid to the holders of ServiceSource Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement.
Other Factors
Centerview noted for the Board of Directors of ServiceSource certain additional factors solely for informational purposes, including, among other things, the following:
•
Historical Stock Price Trading Analysis:   Centerview reviewed historical intraday trading prices of ServiceSource Common Stock during the LTM period ending on May 5, 2022, which reflected low and high stock intraday prices for ServiceSource Common Stock during such period of $0.94 to $1.58 per share;

•
Premiums Paid Analysis:   Centerview reviewed the control premiums paid or payable in certain change of control transactions involving publicly traded target companies for which premium data was available in order to compare the premium paid over ServiceSource’s present and historical share prices to that paid in past transactions (for transactions valued between $100 million and $500 million, within the last ten years). For each such transaction, Centerview calculated the premiums in this analysis by comparing the per share acquisition price in each transaction to the closing price of the target company’s common stock for the date one week and 30 days prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on the analysis above and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 15% to 60% to ServiceSource Common Stock price of $1.04 as of May 5, 2022, which resulted in an implied price range of $1.20 to $1.66 per share of ServiceSource Common Stock; and

•
Stock-Based Compensation Scenarios:   Centerview also evaluated alternative scenarios assuming a range of higher stock-based compensation based on management guidance as set forth in the Internal Data to reflect different market conditions, competition for talent and potential need to utilize stock to attract and retain key management. Centerview derived a range of implied impact to discounted cash flow value of negative ($0.09) to ($0.25), using discount rates ranging from 13.25% to 15.50% and perpetuity growth rates ranging from 0% to 3.0%.

General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board of Directors of ServiceSource in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board of Directors or management of ServiceSource with respect to the Merger Consideration or as to whether the Board of Directors of ServiceSource would have been willing to determine that a different consideration was fair. The consideration for the transaction was determined through arm’s-length negotiations between ServiceSource and Parent and was approved by the Board of Directors of ServiceSource. Centerview provided advice to ServiceSource during these negotiations. Centerview did not, however recommend any specific amount of consideration to ServiceSource or the Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, except for its current engagement, Centerview had not been engaged to provide financial advisory or other services to ServiceSource, and Centerview did not receive any compensation from ServiceSource during such period. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Parent, and Centerview did not receive any compensation from Parent during such period. Centerview may provide financial advisory and other services to or with respect to ServiceSource or Parent or their respective affiliates in the future, for which Centerview may receive compensation. Certain (i) of Centerview and Centerview’s affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, ServiceSource, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.
The Board of Directors of ServiceSource selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.
In connection with Centerview’s services as the financial advisor to the Board of Directors of ServiceSource, ServiceSource has agreed to pay Centerview an aggregate fee of $5,326,536, $1,000,000 of which was payable upon the rendering of Centerview’s opinion and $4,326,536 of which is payable contingent upon consummation of the Transaction. In addition, ServiceSource has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Projections Prepared by ServiceSource’s Management
In connection with ServiceSource’s review of strategic alternatives, ServiceSource’s management prepared unaudited forecasted financial information of ServiceSource for fiscal year 2022 through fiscal year 2025 (the “ServiceSource Projections”), which were used by the Board in connection with its review of strategic alternatives. The ServiceSource Projections were also used by Centerview for purposes of preparing its financial analyses and fairness opinion provided to the Board and dated May 9, 2022 in connection with its consideration of the transactions contemplated by the Merger, as described in the section entitled “The Merger — Opinion of ServiceSource’s Financial Advisor” beginning on page 50 of this Proxy Statement. The ServiceSource Projections were initially prepared in February 2022, and then updated in April 2022 to reflect ServiceSource’s preliminary first quarter 2022 financial results and roll-forward outlook to include updated lease projections assuming ServiceSource’s existing footprint, a partial return to office and additions to replace expiring right of use assets in future years. The ServiceSource Projections treat ServiceSource on a stand-alone basis without giving effect to, and as if ServiceSource never contemplated, the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger.

ServiceSource does not issue quarterly or annual financial guidance, and as a matter of course, ServiceSource does not make public projections as to future performance. The ServiceSource Projections were not prepared with a view toward public disclosure and the summary thereof is included in this Proxy Statement only because such information was made available to the Board in connection with its review of strategic alternatives and to Centerview for purposes of preparing its financial analyses and fairness opinion provided to the Board on May 6, 2022 in connection with its consideration of the transactions contemplated by the Merger, as described in the section entitled “The Merger — Opinion of ServiceSource’s Financial Advisor” beginning on page 50 of this Proxy Statement. The summary of the ServiceSource Projections is not being included in this Proxy Statement to influence your decision whether to vote for the proposal to adopt the Merger Agreement. The ServiceSource Projections were not prepared with a view toward compliance with the published guidelines established by the SEC or the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, or GAAP (and the ServiceSource Projections do not include footnote disclosures as may be required by GAAP). Neither Ernst & Young LLP, ServiceSource’s independent registered public accounting firm (“E&Y”), nor any other audit firm has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the ServiceSource Projections and, accordingly, E&Y has not expressed an opinion or any other form of assurance with respect thereto. The E&Y report included in ServiceSource’s Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this Proxy Statement, relates to ServiceSource’s historical financial information and does not extend to the ServiceSource Projections and should not be read to do so.
The ServiceSource Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, the ServiceSource Projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by ServiceSource management as of the date of their preparation. These estimates and assumptions may prove to be inaccurate for any number of reasons, including general economic conditions, competition and the risks discussed in this Proxy Statement under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 27 of this Proxy Statement. The ServiceSource Projections also reflect assumptions as to certain business decisions that are subject to change. There can be no assurance that the projections contained in the ServiceSource Projections will be realized, and actual results may differ materially from those shown therein. Generally, the further out the period to which ServiceSource Projections relate, the more unreliable the information becomes.
The information in the ServiceSource Projections is not factual and should not be relied upon as being necessarily indicative of future results, and ServiceSource’s stockholders are cautioned not to place undue reliance on the ServiceSource Projections. The ServiceSource Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding ServiceSource contained in ServiceSource’s public filings with the SEC.
Certain of the measures included in the ServiceSource Projections may be considered non-GAAP financial measures, and should not be considered in isolation from, or as a substitute for or superior to, financial information presented in compliance with GAAP. ServiceSource defines (i) EBITDA as net income (loss) plus provision for income tax expense (benefit), interest and other expense (income), net and depreciation and amortization, and (ii) Adjusted EBITDA as EBITDA plus stock-based compensation, restructuring and other related costs and amortization of contract acquisition costs related to the initial adoption of ASC 606. Unlevered free cash flow is calculated as earnings before interest expense and taxes (EBIT), less stock-based compensation expense, less tax expense, plus depreciation and amortization expense (including internally developed software amortization), plus amortization of right of use assets, less changes in operating lease liabilities, less capital expenditures (including capitalized internally developed software), less changes in net working capital. Other firms may calculate non-GAAP measures differently than ServiceSource, which limits comparability between companies. Non-GAAP measures are not in accordance with, or a substitute for, GAAP.
None of ServiceSource, Centerview or their respective affiliates, advisors, officers, directors or other representatives can provide any assurance that actual results will not differ from the ServiceSource Projections, and none of them undertakes any obligation to update, or otherwise revise or reconcile, the ServiceSource Projections to reflect circumstances existing after the date the ServiceSource Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the ServiceSource Projections, as applicable, are shown to be in error. Since the date of the ServiceSource Projections, ServiceSource has made publicly available its actual results of operations for the three months ended March 31, 2022. You should review ServiceSource’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2022 for this information. ServiceSource does not intend to make publicly available any update or other revision to the ServiceSource Projections, even in the event that any or all assumptions are shown to be in error. None of ServiceSource, Centerview or their respective affiliates, advisors, officers, directors or other representatives has made or makes any representation to any ServiceSource stockholder or any other person regarding the ServiceSource Projections, ServiceSource’s ultimate performance compared to the information contained in the ServiceSource Projections or that forecasted results will be achieved.
The below table present a summary of the ServiceSource Projections, all of which are non-GAAP financial measures, other than revenue (dollars in millions):
	Fiscal Year Ending December 31,
	2021A	2022E	2023E	2024E	2025E
Revenue	$196	$205	$221	$251	$283
Adjusted EBITDA	$10	$13	$16	$24	$35
Unlevered Free Cash Flow	$(2)	$(5)	$(1)	$1	$9
Interests of the Directors and Executive Officers of ServiceSource in the Merger
In considering the recommendation of the Board that holders of ServiceSource Common Stock vote to adopt the Merger Agreement, our stockholders should be aware that certain of ServiceSource’s non-employee directors and executive officers have interests in the Merger that are different from, or in addition to, those of ServiceSource’s stockholders generally. The Board was aware of and considered these interests, among other matters, in approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by ServiceSource stockholders.
The following discussion sets forth these interests for our executive officers and directors.
Interests with Respect to ServiceSource Equity Awards
Treatment of Options pursuant to the Merger Agreement
Each Option whether or not vested, that is outstanding immediately prior to the Effective Time will automatically and without any required action on the part of the holder thereof, vest (if unvested) and if not exercised by the holder thereof as of the Effective Time (after notice and a reasonable period to elect the exercise of such Option) shall be cancelled and, if the exercise price per share of ServiceSource Common Stock is less than the Merger Consideration, be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (a) the Merger Consideration over (b) the per-share exercise price for such Option multiplied by (ii) the total number of shares of ServiceSource Common Stock underlying such Option; provided that if the exercise price per share of ServiceSource Common Stock of such Option is equal to or greater than the Merger Consideration, such Option if not exercised shall be cancelled without any cash payment or other consideration being made in respect thereof.
As of the date of this Proxy Statement, the only executive officers that have unvested Options are Messrs. Lyne and Naughton and none of ServiceSource’s directors hold any unvested Options.
Treatment of RSUs pursuant to the Merger Agreement
Each then-outstanding RSU will, automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into a right to receive cash (each a “Converted RSU”). Each Converted RSU will continue to have and be subject to substantially the same terms and conditions as were applicable to such RSU immediately before the Effective Time, except that each Converted RSU shall represent the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of ServiceSource Common Stock underlying such RSU, multiplied by (ii) the Merger Consideration plus any dividend equivalent amounts accrued with respect to such RSU (the “RSU Consideration”), which amounts shall be payable at the same time as under the terms and conditions of the RSU, and subject to substantially the same vesting terms and conditions as applied to the RSU immediately before the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any ServiceSource equity plan, equity award agreement or Company severance plan that may be applicable). Notwithstanding the foregoing, each RSU held immediately prior to the Effective Time by an individual (whether an employee, non-employee director, or independent contractor) who is not expected to be a Continuing Employee (as such term is defined in the Merger Agreement) shall, automatically and without any required action on the part of the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the RSU Consideration.
All of ServiceSource’s executive officers and directors hold RSUs.
Treatment of PSUs pursuant to the Merger Agreement
Each then-outstanding PSU, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into a right to receive cash, as described in the Merger Agreement (each a “Converted PSU”). Each Converted PSU shall continue to have and be subject to substantially the same terms and conditions as were applicable to such PSU immediately before the Effective Time (aside from terms related to performance vesting that shall no longer be applicable following the Effective Time) except that each Converted PSU shall represent the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of ServiceSource Common Stock earned under such PSU, with performance measured in accordance with the terms of the applicable governing documents (e.g. based on the attainment of the applicable performance metrics through the Closing Date), as determined by the board of directors of ServiceSource or a committee thereof after consultation with Parent prior to the Effective Time, multiplied by (ii) the Merger Consideration, plus any dividend equivalent amounts accrued with respect to such PSU (the “PSU Consideration”), which amounts shall be payable at the same time as under the terms and conditions of the PSU, and subject to substantially the same time-vesting terms and conditions as applied to the PSU immediately before the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any ServiceSource equity plan, equity award agreement or Company severance plan currently in effect). Notwithstanding the foregoing, each PSU held immediately prior to the Effective Time by an individual (whether an employee, non-employee director, or independent contractor) who is not expected to be a Continuing Employee (as such term is defined in the Merger Agreement) shall, automatically and without any required action on the part of the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the PSU Consideration.
Each of ServiceSource’s executive officers and one director, Mr. Walker, holds PSUs.
Accelerated Vesting of Converted RSUs and Converted PSUs Following the Effective Time
Converted RSUs and Converted PSUs will vest in full in the event an executive officer is terminated without cause or terminates for good reason following the Effective Time, as provided under the terms of the equity plan under which the awards were granted or as a result of the executive’s participation in the ServiceSource International, Inc. Executive Severance Plan (the “Severance Plan”). See “Interests of the Directors and Executive Officers of ServiceSource in the Merger — Executive Severance Plan” beginning on page 61 of this Proxy Statement for additional information regarding the Severance Plan. In addition, our executives may be entitled to accelerated vesting upon certain other terminations of employment following the Effective Time under the terms and conditions of particular awards.
ServiceSource Equity Awards Held by Directors and Executive Officers
See the section entitled “Interests of the Directors and Executive Officers of ServiceSource in the Merger — Quantification of Potential Payments and Benefits to ServiceSource’s Named Executive Officers in Connection with the Merger” beginning on page 61 of this Proxy Statement for an estimate of the amounts that would become payable to each ServiceSource executive officer in respect of unvested Options, RSUs and PSUs.

As of May 27, 2022, each of our non-employee directors holds 25,000 unvested RSUs, and each of our non-employee directors may be granted an additional 25,000 unvested RSUs in the event the Merger has not closed by August 12, 2022. Based on the Merger Consideration of $1.50 per share, the estimated value of each non-employee director’s current 25,000 unvested RSUs is $37,500. In addition to unvested RSUs, Mr. Walker also holds 131,625 earned but unvested PSUs. Based on the Merger Consideration of $1.50 per share, the estimated value of Mr. Walker’s outstanding PSUs is $197,438.
Executive Severance Plan
The Company currently provides for the payment of cash severance and the provision of certain other involuntary termination benefits to members of senior management through the Severance Plan. Although each of ServiceSource’s executive officers has an employment agreement with ServiceSource, they have all elected to participate in the Severance Plan and in exchange for such participation have agreed contractually to relinquish the severance and change of control benefits in their employment agreements, or in the case of Mr. Naughton, to offset the severance benefits provided under the Severance Plan by the severance benefits under his employment agreement.
Severance benefits are payable under the Severance Plan only if the participant is involuntarily terminated without “cause” or the participant resigns because of certain specified material adverse changes to the participant’s employment. Termination for any other reason does not result in the payment of severance. Severance under the Severance Plan for international participants is reduced on a dollar-for-dollar basis by any notice period, statutory redundancy or other payments required to be provided to a participant in any non-US jurisdiction.
Upon a termination of employment with ServiceSource without “Cause” or with “Good Reason” (as such terms are defined in the Severance Plan) following the Effective Time, ServiceSource’s executive officers are entitled to the following payments and benefits: cash severance equal to the sum of the executive’s base salary and target bonus (or, in case of Mr. Moore, such sum multiplied by 1.25), payable in a lump sum no later than fifty-three (53) days after the date of termination, a lump sum payment equal to 12 months (or, in case of Mr. Moore, 15 months) of the monthly premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and full accelerated vesting of any outstanding Converted RSUs or Converted PSUs.
Severance Plan participation requires adherence to the Severance Plan’s restrictive covenants. These include (i) a requirement not to disclose confidential information or use confidential information to solicit Company clients; (ii) a 12-month non-solicitation of Company employees; and (iii) a 12-month non-compete. Each participant in the Severance Plan must sign a full release of claims as a prerequisite to receiving any severance pay under the Severance Plan. The Company may discontinue cash severance if a participant fails to abide by the restrictive covenants.
The terms of the Severance Plan provide for its termination two years after a change in control.
Quantification of Potential Payments and Benefits to ServiceSource’s Named Executive Officers in Connection with the Merger
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of ServiceSource’s named executive officers that is based on or otherwise relates to the Merger and that will or may become payable to ServiceSource’s named executive officers at the consummation of the Merger or upon a qualifying termination of employment that occurs on or following the consummation of the Merger, assuming (i) the closing occurs on July 1, 2022, (ii) each of ServiceSource’s named executive officers experiences a qualifying termination under the Severance Plan on such date, (iii) ServiceSource’s named executive officers’ respective base salaries and target annual bonuses remain unchanged from those that were in effect as of the date of this filing, (iv) RSUs and PSUs held by the named executive officers that are outstanding as of the date hereof do not otherwise vest prior to the completion of the Merger, (v) for purposes of determining the value of Options, RSUs and PSUs, the value of a share of ServiceSource’s common stock is equal to the $1.50 per share Merger Consideration, (vi) PSUs granted in years prior to 2022 will be converted into Converted PSUs based on actual performance for the measuring periods that ended as of December 31, 2021, and assuming the rTSR modifier that would otherwise apply to the PSUs granted in 2021 will not affect the results as of December 31, 2021, (vii) PSUs granted in 2022 will be converted into Converted PSUs assuming target performance, (viii) no named executive officer receives any additional equity grants prior to completion of the Merger and (ix) each named executive officer has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive the payments and benefits described below. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of the individuals below may materially differ from the amounts set forth below.
The payments described in the table below are made pursuant to the arrangements described above in the section entitled “Interests of the Directors and Executive Officers of ServiceSource in the Merger.”
Name(1)	Cash ($)(2)	Health Care Benefits ($)(3)	Equity ($)(4)	Total ($)(5)
Gary B. Moore (Chief Executive Officer)	1,562,500	21,724	2,900,788	4,485,012
Mike Naughton(6) (Chief Operating Officer)	645,265	—	923,415	1,568,680
Chad W. Lyne (Chief Financial Officer)	700,000	26,421	905,248	1,631,669

(1)
All payments and benefits are subject to the executive’s execution of a customary general release of all legal claims, and such release becoming effective.

(2)
Cash severance is equal to (a) 1.25 times the sum of base salary and target bonus for Mr. Moore and (b) 1 times the sum of base salary and target bonus for Messrs. Naughton and Lyne. The estimated amount of each such payment is set forth in the table below. The amounts included in this column are “double-trigger” payments, which means that both a change in control of ServiceSource, such as the Merger, and a qualifying termination of employment must occur prior to any payment being provided to the applicable named executive officer.

Named Executive Officer	Cash Severance Multiple of Base Salary ($)	Cash Severance Multiple of Target Bonus ($)	Total ($)
Gary B. Moore	937,500	625,000	1,562,500
Mike Naughton(6)	368,723	276,542	645,265
Chad W. Lyne	400,000	300,000	700,000

(3)
Health care benefits are equal to a lump sum payment equal to COBRA premiums for (a) 15 months for Mr. Moore and (b) 12 months for Mr. Lyne. The amounts included in this column are also “double-trigger” payments, which means that both a change in control of ServiceSource, such as the Merger, and a qualifying termination of employment must occur prior to any payment being provided to the applicable named executive officer.

(4)
The amounts in this column represent the potential value that each named executive officer could receive in connection with accelerated vesting and settlement of unvested Options, RSUs and PSUs, as more fully described in the section entitled “Terms of the Merger Agreement — Merger Consideration — Outstanding ServiceSource Equity Awards.” The amounts in this column attributable to Options are “single-trigger” amounts, meaning that vesting is accelerated on the single event of the occurrence of the Merger. The amounts in this column attributable to Company RSUs and PSUs that become Converted RSUs and Converted PSUs upon consummation of the Merger are “double-trigger” amounts, which means that both a change in control of ServiceSource, such as the merger, and a qualifying termination of employment must occur prior to the accelerated vesting being provided to the named executiveofficer. The Merger Agreement provides for the conversion of PSUs based on the actual performance through the Effective Time. Because the actual performance for certain of the PSUs is not yet known, the values reported for the PSUs for purposes of this disclosure are based on ServiceSource’s best estimate of the level of performance most likely to be achieved, which (i) for awards granted in years prior to 2022 is based on actual performance for the measuring periods that ended as of December 31, 2021, and assuming the rTSR modifier that would otherwise apply to the PSUs granted in 2021 will not affect the results as of December 31, 2021, and (ii) for awards issued in 2022 is based on target performance. The performance condition results for the PSUs for which performance conditions are still outstanding will be measured based on a truncated performance period that ends immediately prior to the Effective Time. Consequently, the amounts received by the named executive officers could differ from the amounts shown below. The estimated amounts related to the acceleration of Options, RSUs, and PSUs are set forth in the table below.
	Single Trigger Benefits		Double Trigger Benefits
	Unvested Options		Unvested RSUs		Unvested PSUs
Named Executive Officer	Shares (#)	Value ($)	Shares (#)	Value ($)	Shares (#)	Value ($)	Total ($)
Gary B. Moore	—	—	974,613	1,461,920	959,245	1,438,868	2,900,788
Mike Naughton(6)	16,666	9,666	429,166	643,749	180,000	270,000	923,415
Chad W. Lyne	50,000	29,000	404,165	606,248	180,000	270,000	905,248

(5)
The aggregate total amount of compensation payable in connection with the triggering events has not been reduced to reflect any cut back in benefits or payments that would be made in connection with a change in control pursuant to the terms of the Severance Plan. The Severance Plan provides that payments that are contingent upon the Merger will be paid in full or reduced to fall within the safe harbor amount provided under Section 280G of the Code, whichever will provide a better net after-tax position for a named executive officer. For purposes of this disclosure, the maximum amount potentially payable to each named executive officer in connection with the Merger is reflected even though such maximum amounts could be reduced pursuant to the cutback language included in the Severance Plan.

(6)
Mr. Naughton’s salary and corresponding target bonus was converted to USD at a rate of $1.0554 per 1 euro as of May 20, 2022.

Closing and Effective Time
The closing of the Merger will take place no later than the third (3rd) business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to the closing of the Merger (as described in the section entitled “Terms of the Merger Agreement — Conditions to the Closing of the Merger” beginning on page 81 of this Proxy Statement), other than conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or, to the extent not prohibited by law, waiver of such conditions at the closing of the Merger.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
U.S. Federal Income Tax Consequences of the Merger
The following is a summary of certain material U.S. federal income tax consequences of the Merger that may be relevant to holders of ServiceSource Common Stock whose shares of ServiceSource Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986 (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this Proxy Statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of ServiceSource Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). For purposes of this discussion, a “holder” means either a U.S. Holder (as defined below) or a Non-U.S. Holder (as defined below) or both, as the context may require.
This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including holders of Dissenting Shares, nor does it address any consequences to holders subject to special treatment under the U.S. federal income tax laws, such as tax-exempt entities, S corporations, partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and partners therein, financial institutions, insurance companies, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, regulated investment companies, real estate investment trusts, persons who are subject to the alternative minimum tax, certain former citizens or long-term residents of the United States, persons who actually or constructively own 5% of more of ServiceSource Common Stock, persons who acquire their shares of ServiceSource Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, persons who hold their shares of ServiceSource Common Stock as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment or other risk-reduction transaction for U.S. federal income tax purposes, and persons whose functional currency is not the U.S. dollar. This discussion does not address any U.S. federal estate, gift or other non-income tax consequences or any state, local or non-U.S. tax consequences, or the consequences of the Medicare tax on net investment income. If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of ServiceSource Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of ServiceSource Common Stock and partners therein should consult their own tax advisors regarding the consequences of the Merger to their particular circumstances.
No ruling has been or will be sought from the IRS regarding the U.S. federal income tax consequences of the Merger described herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS (INCLUDING ANY U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX).
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of ServiceSource Common Stock who is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person as defined in section 7701(a)(30) of the Code.

The receipt of cash by a U.S. Holder in exchange for shares of ServiceSource Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before deduction of any applicable withholding taxes) with respect to the shares surrendered pursuant to the Merger and the U.S. Holder’s adjusted tax basis in such shares. A U.S. Holder’s adjusted tax basis will generally equal the amount that such U.S. Holder paid for the shares. The amount of gain or loss must be determined separately for each block of shares (i.e. shares acquired at the same cost in a single transaction) surrendered by the U.S. Holder pursuant to the Merger. Such gain or loss will generally be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one (1) year at the time of the Merger. A reduced tax rate on capital gain will generally apply to long-term capital gain of a non-corporate U.S. Holder. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of ServiceSource Common Stock who is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Special rules not discussed below may apply to certain Non-U.S. Holders subject to special tax treatment, such as “controlled foreign corporations” or “passive foreign investment companies.” Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and non-U.S. tax consequences that may be relevant to them in light of their particular circumstances.
The receipt of cash by a Non-U.S. Holder pursuant to the Merger will generally not be subject to U.S. withholding tax (other than potentially to backup withholding tax, as discussed below) and any gain realized by such Non-U.S. Holder pursuant to the Merger will generally not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain will generally be subject to U.S. federal income tax at rates generally applicable to a United States person as defined under the Code, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of thirty percent (30%) (or a lower rate under an applicable tax treaty); or

•
such Non-U.S. Holder is an individual who is present in the United States for one hundred eighty-three (183) days or more in the taxable year of the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of thirty percent (30%) (or a lower rate under an applicable tax treaty).

Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (i) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (ii) a Non-U.S. Holder that provides a certification of such Non-U.S. Holder’s foreign status on the appropriate IRS Form W-8 (or a substitute or successor form) or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Holders of ServiceSource Common Stock should consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger to their particular circumstances and the applicability and effect of any state, local, foreign or other tax laws (including any U.S. federal tax laws other than those pertaining to income tax).
Regulatory Approvals Required for the Merger
Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated. ServiceSource and Parent made the filings required under the HSR Act on May 11, 2022. At any time before or after the expiration of the statutory waiting periods under the HSR Act, the United States Federal Trade Commission (“FTC”) or the Antitrust Division of the United States Department of Justice (“Antitrust Division”) may take action under the antitrust laws, including seeking to enjoin the completion of the Merger, to rescind the Merger or to conditionally permit completion of the Merger subject to regulatory conditions or other remedies. In addition, non-U.S. regulatory bodies and U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. There can be no assurance that regulatory authorities will not impose conditions on the completion of the merger or require changes to the terms of the transaction. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.
Legal Proceedings Regarding the Merger
Following the public announcement of the Merger, investigations were launched by several law firms generally regarding whether the Board breached its fiduciary duties or violated federal securities laws. While no litigation has been filed to date, there is a possibility that one or more of these investigations could result in a lawsuit against ServiceSource and / or the Board. Any such lawsuit could seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Merger Agreement already implemented and to otherwise enjoin the parties from consummating the Merger, in addition to other fees and costs.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on ServiceSource’s liquidity and financial condition. Any such lawsuit could also seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Merger Agreement already implemented and to otherwise enjoin the parties from consummating the Merger. If a plaintiff is successful in obtaining an injunction prohibiting completion of the Merger, then that injunction may delay or prevent the Merger from being completed, which may adversely affect ServiceSource’s business, financial position and results of operation.
One of the conditions to the closing of the Merger is that no injunction by any court or other tribunal of competent jurisdiction has been entered and continues to be in effect and no law has been adopted or is effective, in either case that prohibits or makes illegal the closing of the Merger. Consequently, if a lawsuit is filed and a plaintiff is successful in obtaining an injunction prohibiting completion of the Merger, then that injunction may delay or prevent the Merger from being completed within the expected timeframe or at all, which may adversely affect ServiceSource’s business, financial position and results of operations.

TERMS OF THE MERGER AGREEMENT
The discussion of the terms of the Merger Agreement in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Explanatory Note Regarding the Merger Agreement
The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A hereto. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about ServiceSource, Parent, Acquisition Sub, Concentrix or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in ServiceSource’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding ServiceSource and its business. Please see the section entitled “Where You Can Find More Information” beginning on page 96 of this Proxy Statement.
Effects of the Merger
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into ServiceSource, whereupon the separate existence of Acquisition Sub shall cease, and ServiceSource shall continue under the name “Concentrix ServiceSource Inc.” as the Surviving Corporation and shall continue to be governed by the laws of Delaware.
Closing and Effective Time
The closing of the Merger will take place no later than the third (3rd) business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to the closing of the Merger (as described in the section entitled “Terms of the Merger Agreement — Conditions to the Closing of the Merger” beginning on page 81 of this Proxy Statement), other than conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or, to the extent not prohibited by law, waiver of such conditions at the closing of the Merger. Concurrently with the closing of the Merger, the parties will file a certificate of Merger with the Secretary of State for the State of Delaware as provided under the DGCL.
Directors and Officers; Certificate of Incorporation; Bylaws
The Merger Agreement provides that the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Acquisition Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

At the Effective Time, the certificate of incorporation of the Surviving Corporation will be the certificate of incorporation of ServiceSource and the bylaws of the Surviving Corporation shall be amended and restated to be identical to the bylaws of Acquisition Sub, until thereafter amended in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation and the DGCL, except that the name of the Surviving Corporation shall be “Concentrix ServiceSource Inc.”
Merger Consideration
Common Stock
Upon the consummation of the Merger, each share of ServiceSource Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by ServiceSource or any subsidiary of ServiceSource (including shares held as treasury stock), (ii) shares held, directly or indirectly, by Parent or Acquisition Sub, which will be cancelled and retired for no consideration, and (iii) any shares owned by stockholders who are entitled to and have properly exercised and perfected their demands for appraisal rights under Delaware law (the “Dissenting Shares”)) will be converted into the right to receive $1.50 in cash, without interest (the “Merger Consideration”).
Outstanding ServiceSource Equity Awards
The Merger Agreement provides that ServiceSource’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment as of the Effective Time:
•
Options.   Each Option, whether or not vested, that is outstanding immediately prior to the Effective Time will automatically and without any required action on the part of the holder thereof, vest (if unvested) and if not exercised by the holder thereof as of the Effective Time (after notice and a reasonable period to elect the exercise of such Option), be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (a) the Merger Consideration over (b) the per-share exercise price for such Option multiplied by (ii) the total number of shares of ServiceSource Common Stock underlying such Option. If the exercise price per share of ServiceSource Common Stock of such Option is equal to or greater than the Merger Consideration, such ServiceSource Option if not exercised shall be cancelled without any cash payment or other consideration being made in respect thereof.

•
RSUs.   Each RSU will, automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into a right to receive cash, as described in the Merger Agreement (each, a “Converted RSU”). Each Converted RSU will continue to have and be subject to substantially the same terms and conditions as were applicable to such RSU immediately before the Effective Time, except that each Converted RSU will represent the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of ServiceSource Common Stock underlying such RSU, multiplied by (ii) the Merger Consideration plus any dividend equivalent amounts accrued with respect to such RSU (the “RSU Consideration”), which amounts will be payable at the same time as under the terms and conditions of the RSU, and subject to substantially the same vesting terms and conditions as applied to the RSU immediately before the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any ServiceSource equity plan, equity award agreement or Company severance plan currently in effect). Notwithstanding the foregoing, each RSU held immediately prior to the Effective Time by an individual (whether an employee, non-employee director, or independent contractor) who is not expected to be a Continuing Employee (as such term is defined in the Merger Agreement) will, automatically and without any required action on the part of the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the RSU Consideration.

•
PSUs.   Each PSU, whether vested or unvested, will, automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into a right to receive cash, as described in the Merger Agreement (each a “Converted PSU”). Each Converted PSU will continue to have and be subject to substantially the same terms and conditions as were applicable to such PSU immediately before the Effective Time (aside from terms related to performance vesting that shall no longer be applicable following the Effective Time) except that each Converted PSU will represent the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of ServiceSource Common Stock earned under such PSU, with performance measured in accordance with the terms of the applicable governing documents (e.g. based on the attainment of the applicable performance metrics through the Closing Date), as determined by the board of directors of ServiceSource or a committee thereof after consultation with Parent prior to the Effective Time, multiplied by (ii) the Merger Consideration, plus any dividend equivalent amounts accrued with respect to such PSU (the “PSU Consideration”), which amounts will be payable at the same time as under the terms and conditions of the PSU, and subject to substantially the same time-vesting terms and conditions as applied to the PSU immediately before the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any ServiceSource equity plan, equity award agreement or Company severance plan currently in effect). Notwithstanding the foregoing, each PSU held immediately prior to the Effective Time by an individual (whether an employee, non-employee director, or independent contractor) who is not expected to be a Continuing Employee (as such term is defined in the Merger Agreement) will, automatically and without any required action on the part of the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the PSU Consideration.
ServiceSource may continue to make equity award grants under the ServiceSource 2020 Equity Incentive Plan as set forth in the Company Disclosure Letter. Such grants include (1): RSUs covering 150,000 shares in the aggregate to ServiceSource’s non-employee directors on or about May 12, 2022; (2) RSUs covering 150,000 shares in the aggregate to ServiceSource’s non-employee directors on or about August 12, 2022, if Closing has not occurred prior to such date; and (3) equity awards covering up to 150,000 shares to new or continuing employees in the ordinary course of business and consistent with past practice.
Exchange and Payment Procedures
No later than ten (10) days prior to the Effective Time, Parent shall, at its sole cost and expense, designate Computershare Inc. (the “Paying Agent”) to make payments of the Merger Consideration to stockholders. At the Effective Time, Parent will deposit, or cause to be deposited with the Paying Agent, cash constituting an amount equal to the aggregate Merger Consideration.
Upon surrender of a certificate (or affidavit of loss and evidence of a bond in lieu thereof) or book-entry evidence for cancellation to the Paying Agent, together with, in the case of certificates and book-entry evidence not held through The Depository Trust Company, a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, or, in the case of book-entry evidence held through The Depository Trust Company, receipt of an “agent’s message” by the Paying Agent, and such other documents as may be required pursuant to such instructions, the holder of such certificate or book-entry evidence shall be entitled to receive in exchange therefor the Merger Consideration for each share of ServiceSource Common Stock formerly represented by such certificate or book-entry evidence upon the later to occur of (i) the Effective Time or (ii) the Paying Agent’s receipt of such certificate (or affidavit of loss and evidence of a bond in lieu thereof), book-entry evidence or “agent’s message,” and the certificate (or affidavit of loss and evidence of a bond in lieu thereof) or book-entry evidence so surrendered shall be forthwith cancelled. The Paying Agent agreement shall provide that the Paying Agent shall accept such certificates (or affidavits of loss and evidence of a bond in lieu thereof) or Book-Entry Evidence upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the certificates or book-entry evidence on the Merger Consideration payable upon the surrender of the certificates or book-entry evidence.
Any portion of the exchange fund which remains undistributed to the holders of the certificates or book-entry Evidence for six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holders prior to the Merger who have not theretofore complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Corporation as a general creditor thereof for payment of their claims for Merger Consideration (without any interest thereon) in respect thereof, subject to abandoned property, escheat or similar law.

The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. If any certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit, in form and substance reasonably acceptable to Parent and ServiceSource, of that fact by the person claiming such certificate to be lost, stolen or destroyed and, the posting by such person of a bond, in such reasonable and customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate, the Merger Consideration to which the holder thereof is entitled pursuant to the exchange procedures in the Merger Agreement.
These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.
Representations and Warranties
The Merger Agreement contains representations and warranties of ServiceSource, Parent and Acquisition Sub.
Certain of the representations and warranties in the Merger Agreement made by ServiceSource are qualified by knowledge and/or “materiality” qualifications or a “Company Material Adverse Effect” clause. For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to ServiceSource, any condition, fact, occurrence, development, change, event, effect or circumstance which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a material adverse effect on the assets, properties, liabilities, operations, business, financial condition or results of operations of ServiceSource and its subsidiaries, taken as a whole. Conditions, facts, occurrences, developments, changes, events, effects or circumstances, to the extent they directly or indirectly relate to or result from the following, shall be excluded from the determination of Company Material Adverse Effect:
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any condition, fact, occurrence, development, change, event, effect or circumstance generally affecting any of the main industries or markets in which ServiceSource or its subsidiaries operate;

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any change in any law or U.S. generally accepted accounting principles (“GAAP”) (or changes in interpretations of any law or GAAP) and, to the extent relevant to the business of ServiceSource and its subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment;

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general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein or disruptions thereof) in the financial, credit, banking or securities markets (including changes in interest or currency exchange rates) in any country or region in which ServiceSource or its subsidiaries conduct a material portion of their aggregate business;

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any acts of God, natural disasters, force majeure events, terrorism, sabotage, armed hostilities, declared or undeclared acts of war, epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, changes after the date hereof relating to COVID-19 or COVID measures), or any escalation or worsening of any of the foregoing;

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the negotiation, execution, announcement, consummation or existence of the Merger Agreement or the transactions contemplated thereby, including by reason of the identity of Parent or any communication by Parent or its subsidiaries regarding the plans or intentions of Parent with respect to the conduct of the business or the operations or strategy of ServiceSource or any of its subsidiaries and including the impact of any of the foregoing on any relationships (contractual or otherwise) with customers, suppliers, landlords, vendors, collaboration or joint venture partners, employees or regulators;

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any action taken that is expressly required by the terms of the Merger Agreement or with the prior written consent or at the written direction of Parent or Acquisition Sub; and

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any changes in the market price or trading volume of ServiceSource Common Stock, any failure by ServiceSource or its subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to ServiceSource or any of its subsidiaries.

However, in the case of the first four (4) exclusions above, such matters will be taken into account to the extent (and only to the extent) that any condition, fact, occurrence, development, change, event, effect or circumstance has a disproportionate impact on ServiceSource and its subsidiaries, taken as a whole, as compared to other participants in the industry in which ServiceSource and its subsidiaries operate.
In addition, for purposes of the Merger Agreement, “Parent Material Adverse Effect” means any change, event, effect or circumstance which, individually or in the aggregate has prevented or materially delayed or materially impaired or would reasonably be expected to prevent or materially delay or materially impair, the ability of Parent to consummate the Merger and the other transactions contemplated by the Merger Agreement.
In the Merger Agreement, ServiceSource has made customary representations and warranties to Parent and Acquisition Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in ServiceSource’s disclosure letter to the Merger Agreement delivered in connection therewith. These representations and warranties relate to, among other things:
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due organization, good standing and authority and qualification to conduct business with respect to ServiceSource and its subsidiaries;

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capital structure of ServiceSource, ServiceSource’s ownership of its subsidiaries, ServiceSource’s and its subsidiaries’ non-ownership of equity or debt interests other than of subsidiaries of ServiceSource;

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ServiceSource’s corporate authority to enter into, perform its covenants and obligations under, and consummate the transactions contemplated by, the Merger Agreement and the enforceability of the Merger Agreement;

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subject to the ability to make an Adverse Recommendation Change (as defined below) and obtain the ServiceSource Stockholder Approval, the approval of, and recommendation by, the Board in favor of the proposal to adopt the Merger Agreement;

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the absence of conflicts with laws, ServiceSource’s organizational documents and ServiceSource’s contracts;

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required consents and regulatory filings and approvals (including pursuant to U.S. and foreign antitrust laws) in connection with the Merger Agreement;

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ServiceSource’s possession of necessary permits and ServiceSource’s compliance with laws (including, but not limited to, anti-corruption laws and international trade laws);

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the accuracy of ServiceSource’s SEC filings and financial statements;

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the accuracy of the information supplied by or on behalf of ServiceSource or any of its subsidiaries for inclusion in this Proxy Statement;

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ServiceSource’s disclosure controls and procedures;

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the conduct of business of ServiceSource and its subsidiaries in the ordinary course and the absence of any adverse change, event, effect or circumstance that has had a Company Material Adverse Effect, in each case, since January 1, 2022;

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the absence of specified undisclosed liabilities of ServiceSource and its subsidiaries;

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the absence of actions or other legal proceedings relating to ServiceSource and its subsidiaries;

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ServiceSource’s employee benefit plans;

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certain labor matters;

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intellectual property rights (including privacy, data protection and other cybersecurity matters);

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the filing of tax returns, the payment of taxes and certain other tax matters related to ServiceSource and its subsidiaries;

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the existence and enforceability of, and compliance with, specified categories of ServiceSource’s material contracts;

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certain real property matters;

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environmental matters;

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votes of ServiceSource stockholders required in connection with the Merger Agreement;

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payment of fees to brokers in connection with the Merger Agreement;

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certain insurance matters;

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the inapplicability of anti-takeover statutes to the Merger;

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the absence of certain affiliate party transactions; and

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the acknowledgment by Parent of the absence of any other representations and warranties of ServiceSource, other than as set forth in the Merger Agreement.

In the Merger Agreement, Parent and Acquisition Sub have made customary representations and warranties to ServiceSource that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
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due organization, good standing and authority and qualification to conduct business with respect to Parent and Acquisition Sub;

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authority to enter into, perform their covenants and obligations under, and consummate the transactions contemplated by, the Merger Agreement and enforceability of the Merger Agreement;

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the absence of conflicts with laws, Parent’s or Acquisition Sub’s organizational documents and Parent’s or Acquisition Sub’s contracts;

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required consents, regulatory filings and approvals (including pursuant to U.S. and foreign antitrust laws) in connection with the Merger Agreement;

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the absence of actions or other legal proceedings related to Parent, Acquisition Sub or any of their subsidiaries;

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the absence of other agreements relating to the Merger;

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the accuracy of the information supplied by or on behalf of Parent or any of its subsidiaries for inclusion in this Proxy Statement;

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matters with respect to Parent’s sufficiency of funds and solvency;

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Parent’s ownership of Acquisition Sub and the capital structure of Acquisition Sub;

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payment of fees to brokers in connection with the Merger Agreement;

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ownership of ServiceSource Common Stock;

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the absence of agreements or obligations or understandings between Parent or Acquisition Sub or any of their affiliates, on the one hand, and any member of ServiceSource’s management or the Board, on the other hand, relating in any way to ServiceSource (including relating to compensation and retention of ServiceSource’s management), the transactions contemplated by the Merger Agreement or the operations of ServiceSource after the Effective Time; and

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the acknowledgment by ServiceSource of the absence of any other representations and warranties of Parent and Acquisition Sub, other than as set forth in the Merger Agreement.

None of the representations and warranties contained in the Merger Agreement survive the consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that, prior to the Effective Time, except as (i) may be required by applicable law; (ii) may be consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed); (iii) may be expressly required or expressly contemplated pursuant to the Merger Agreement; or (iv) set forth in ServiceSource’s disclosure letter, ServiceSource shall use its reasonable best efforts to conduct the business of ServiceSource and its subsidiaries in the ordinary course of business, and to the extent consistent therewith, ServiceSource shall use its reasonable best efforts to preserve in all material respects its present relationships with key customers, suppliers, employees and other persons with which it has material business relations and ServiceSource will not, and will not permit any of its subsidiaries to, subject in each case to specified exceptions:
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amend its or any of its subsidiaries’ organizational documents;

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split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests or rights;

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issue, sell, pledge, dispose of, encumber or grant any shares of its or any of its subsidiaries’ capital stock or other equity interests, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of the capital stock or other equity interests of ServiceSource or its subsidiaries;

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establish a record date for, authorize, declare, pay or make any dividends or other distributions, payable in cash, stock, property or otherwise, with respect to ServiceSource’s or any of its subsidiaries’ capital stock or other equity interests;

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except as set forth in ServiceSource’s disclosure letter, increase the compensation payable or to become payable or benefits provided or to be provided to any current or former director, officer or employee of ServiceSource or any of its subsidiaries;

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establish, adopt, enter into or materially amend any ServiceSource benefit plan;

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enter into any collective bargaining agreement with any labor union;

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take any action to accelerate the vesting or payment date of any compensation or benefits, or the funding of any compensation or benefits, payable, provided or to become payable or provided under a ServiceSource benefit plan;

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hire, terminate (other than for “cause”), furlough or temporarily lay off any employee who is or upon hiring will become a senior vice president or Section 16 Officer (as defined in the Merger Agreement);

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grant, commit to grant, confer or award any ServiceSource equity awards;

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acquire any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof;

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incur, issue, or amend in any material respect the terms of, any indebtedness for borrowed money, or assume, guarantee or otherwise become liable for any indebtedness for any person, in each case, greater than $1 million

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enter into, modify, amend, or terminate any material contract of ServiceSource;

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make any change to its methods of accounting in effect as of December 31, 2021;

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adopt or enter into a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization;

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settle, release, waive or compromise any pending material litigation involving ServiceSource;

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sell, assign, license, abandon, transfer or otherwise dispose of any material ServiceSource intellectual property rights;

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knowingly waive, release or assign any material rights or claims;

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incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that, individually or in the aggregate, are in excess of $1 million, other than (i) any capital expenditure (or series of related capital expenditures) contemplated by ServiceSource’s current budget consistent in all material respects with ServiceSource’s annual capital expenditure budget for the periods following the date of the Merger Agreement, as provided to Parent prior to the date of the Merger Agreement or (ii) in the ordinary course consistent with past practice;

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make, change, revoke, rescind, or otherwise modify any tax election; materially amend or otherwise materially modify any material tax return; adopt, change, or otherwise modify any tax accounting period or tax accounting method; or settle, consent to, or compromise (in whole or in part) any claim, liability, assessment, audit, examination, proceeding, or other litigation related to income or other taxes;

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cancel, modify or reduce any insurance coverage other than with respect to any ServiceSource Benefit Plan in the ordinary course of business;

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enter into (i) any lease, sublease, license or other agreement under which ServiceSource or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property, requiring an annual payment in excess of $1,000,000 or (ii) any procurement contract with continuing obligations for ServiceSource or any of its Subsidiaries which extend more than 12 months from the date of such contract that is expected to involve amounts to be paid by or obligations of, ServiceSource or any of its Subsidiaries in excess of $1,000,000 in any 12 month period;

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sell, transfer or assign to any third party any material line of business of ServiceSource and its Subsidiaries, taken as a whole; or

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enter into any agreement, commitment or undertaking to do any of the foregoing.

Restrictions on Solicitations of Other Offers
In the Merger Agreement, ServiceSource agreed that it will, and will cause its subsidiaries and each of its and their respective directors and officers to, and will instruct and use its reasonable best efforts to cause its other representatives to, after the date of the Merger Agreement:
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immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any third party relating to any Competing Proposal or any inquiry, discussion or request that would reasonably be expected to lead to a Competing Proposal; and

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promptly (within two (2) business days of the date thereof) request in writing the prompt return or destruction of all confidential information previously furnished to any third party or its representatives.

Until the Effective Time, except as otherwise expressly provided in the Merger Agreement, ServiceSource agreed that it will not, and shall cause its subsidiaries and each of its and their respective directors and officers not to, and shall instruct and use its reasonable best efforts to cause its other representatives not to:
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initiate, solicit, propose, knowingly facilitate or knowingly encourage the making of any Competing Proposal or any inquiry or proposal that constitutes or would reasonably be expected to lead to a Competing Proposal;

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participate or engage in negotiations or discussions with, or furnish any nonpublic information to, any person relating to a Competing Proposal or any inquiry, proposal or request that constitutes or would reasonably be expected to lead to a Competing Proposal;

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grant access to the properties, books, records or personnel of ServiceSource or its subsidiaries to any person relating to any Competing Proposal or any inquiry or proposal that constitutes or would reasonably be expected to lead to a Competing Proposal;

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grant any waiver, amendment or release of any third party under any standstill or confidentiality agreement;

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approve, endorse, recommend, or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement or contract relating to a Competing Proposal or any proposal or offer that constitutes or would reasonably be expected to lead to a Competing Proposal; or

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resolve or publicly propose to take any of the actions or do any of the other things prohibited by the Merger Agreement.

In addition, until the Effective Time, except as otherwise expressly provided in the Merger Agreement, ServiceSource agreed to:
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as promptly as reasonably practicable, and in any event within twenty-four (24) hours of receipt by ServiceSource or any of its representatives of any Competing Proposal or any inquiry, proposal or request that constitutes or would reasonably be expected to lead to any Competing Proposal, deliver to Parent a written notice setting forth: (i) the identity of the third party making such Competing Proposal or inquiry, proposal or request and (ii) the material terms and conditions of any such Competing Proposal or such inquiry, proposal or request; and

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keep Parent reasonably informed of the status and any material amendment or modification of any such Competing Proposal, inquiry, proposal or request on a prompt basis, and the status of any discussions or negotiations, and in any event within twenty-four (24) hours following ServiceSource’s receipt in writing of such an amendment or modification. Further, ServiceSource will provide Parent with at least twenty-four (24) hours prior notice of any meeting of the board of directors of ServiceSource at which ServiceSource’s board of directors is reasonably expected to consider any Competing Proposal.

Notwithstanding anything to the contrary in the Merger Agreement, at any time prior to obtaining the ServiceSource Stockholder Approval at the Special Meeting, in the event that ServiceSource receives a bona fide, unsolicited Competing Proposal from any person which is made after the Effective Date and did not result from a breach of the relevant terms of the Merger Agreement, (i) ServiceSource and its representatives may contact such person solely to clarify the terms and conditions thereof and (ii) ServiceSource and its board of directors and their respective representatives may engage in negotiations or discussions with, or furnish any information and other access to, any person making such Competing Proposal and its representatives or potential sources of financing if ServiceSource’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) that such Competing Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal; provided that (i) prior to furnishing any material nonpublic information concerning ServiceSource or its subsidiaries, ServiceSource receives from such person, to the extent such person is not already subject to a confidentiality agreement with ServiceSource, an executed confidentiality agreement with such person containing confidentiality terms that are not materially less favorable in the aggregate to ServiceSource than those contained in the confidentiality agreement with Parent and (ii) any such material nonpublic information so furnished in writing shall be promptly made available to Parent to the extent it was not previously made available to Parent or its representatives.
For purposes of the Merger Agreement:
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a “Competing Proposal” is any bona fide proposal or offer (whether written or oral) made by any person (other than Parent, Acquisition Sub or any of their respective affiliates) or group of persons (x) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (i) beneficial ownership of more than twenty percent (20%) of the total outstanding equity securities of ServiceSource (by vote or value) pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer (including a self-tender offer), exchange offer, liquidation, dissolution or similar transaction or (ii) any one or more assets or businesses of ServiceSource and its subsidiaries that constitute more than twenty percent (20%) of the revenues or assets of ServiceSource and its subsidiaries, taken as a whole, (y) with respect to the issuance, sale or other disposition, directly or indirectly, to any person (other than Parent, Acquisition Sub or any of their respective affiliates) or group of persons, of securities (or options, rights, or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than twenty percent (20%) of the voting power of ServiceSource, or (z) with respect to any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving ServiceSource or its subsidiaries pursuant to which any person or group of persons would have beneficial ownership of securities representing more than twenty percent (20%) of the total outstanding equity securities of ServiceSource (by vote or value) after giving effect to the consummation of such transaction; and

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a “Superior Proposal” is a Competing Proposal (with all percentages in the definition of Competing Proposal increased to fifty percent (50%)) made by a third party that was not obtained by or related to a breach of the Merger Agreement, that the Board has determined in good faith, after consultation with its outside legal counsel and financial advisors and considering all legal, regulatory and financing aspects of such Competing Proposal as the Board considers to be appropriate (including the identity of the third party), is reasonably likely to be consummated in accordance with its terms, and if consummated would be more favorable, from a financial point of view, to ServiceSource’s stockholders than the transactions contemplated by the Merger Agreement.
Alternative Acquisition Agreements
Notwithstanding anything in the Merger Agreement to the contrary, but subject to ServiceSource’s compliance with the relevant sections of the Merger Agreement, at any time prior to receipt of the ServiceSource Stockholder Approval, the Board may, if ServiceSource has received a bona fide, unsolicited Competing Proposal which did not result from a breach of the Merger Agreement and that is not withdrawn, and the Board has determined in good faith (after consultation with its outside legal counsel and financial advisors) that such Competing Proposal constitutes a Superior Proposal, terminate the Merger Agreement and pay the termination fee and substantially concurrently enter into an Alternative Acquisition Agreement with respect to such Competing Proposal that constitutes a Superior Proposal, if and only if, the Board has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, ServiceSource has complied in all material respects with the relevant sections of the Merger Agreement with respect to such Competing Proposal and the person making such Competing Proposal, and ServiceSource has paid the Termination Fee; provided, however, that no termination of the Merger Agreement pursuant to this provision of the Merger Agreement may be effected unless and until:
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the fourth (4th) business day (the “Notice Period”) following Parent’s receipt of a written notice from ServiceSource advising Parent of the Board’s intent to terminate the Merger Agreement to accept a Superior Proposal (a “Notice of Superior Proposal”), which Notice of Superior Proposal shall specify the terms and conditions (and include the most current version of each proposed contract providing for such Superior Proposal, including any contract relating to financing) of any such Competing Proposal which the Board has concluded constitutes a Superior Proposal and the identity of the person making such Competing Proposal;

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during the Notice Period, if requested by Parent, ServiceSource and its representatives shall negotiate with Parent and its representatives in good faith (to the extent Parent so desires to negotiate) to make adjustments to the terms and conditions of the Merger Agreement so that such Competing Proposal would cease to constitute a Superior Proposal; and

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in determining whether to terminate the Merger Agreement the Board shall take into account any changes to the terms of the Merger Agreement timely proposed by Parent in response to a Notice of Superior Proposal during the Notice Period (as may be extended).

Any amendment to the financial terms or any other material amendment of such Superior Proposal requires a new notice thereof and ServiceSource will be required to comply again with the requirements described above in the previous paragraph (except that the four (4) business day period above will be a three (3) business day period).
Adverse Recommendation Changes
As described above, and subject to the provisions described below, the Board has made the recommendation that ServiceSource stockholders vote “FOR” the proposal to adopt the Merger Agreement (the “Company Recommendation”). The Merger Agreement provides that the Board will not effect an Adverse Recommendation Change (as defined below) except as described below.
Under the terms of the Merger Agreement, neither the Board nor any committee thereof may:
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(i) withdraw, withhold, qualify or modify, or propose publicly or otherwise to withdraw, withhold, qualify or modify, in a manner adverse to Parent or Acquisition Sub, or fail to make, the Company Recommendation in this Proxy Statement, (ii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, to ServiceSource’s stockholders, or otherwise declare advisable, any

Competing Proposal, (iii) fail to publicly recommend against any Competing Proposal or fail to publicly reaffirm the Company Recommendation, in each case, within ten (10) business days after Parent so requests in writing following a publicly announced Competing Proposal, (iv) fail to recommend against any Competing Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) business days after the commencement of such Competing Proposal or make any recommendation or public statement in connection with a tender or exchange offer that constitutes a Competing Proposal other than a recommendation against such offer or a “stop, look and listen” communication by ServiceSource’s board of directors or (v) fail to include the recommendation of ServiceSource’s board of directors in favor of approval and adoption of the Merger Agreement and the Merger in this Proxy Statement (any of the foregoing actions in this bullet being, an “Adverse Recommendation Change”); or
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approve, endorse recommend, or allow ServiceSource or any of its subsidiaries to execute, approve or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement or contract relating to a Competing Proposal or any proposal or offer that constitutes or would reasonably be expected to lead to a Competing Proposal (other than a confidentiality agreement).

Notwithstanding anything in the Merger Agreement to the contrary, at any time prior to receipt of the ServiceSource Stockholder Approval, the Board may (i) make an Adverse Recommendation Change in response to an event, occurrence, development or circumstances (other than related to a Competing Proposal or Superior Proposal, or any proposal which constitutes or would reasonably be expected to lead to a Competing Proposal or Superior Proposal) that was neither known to, nor reasonably foreseeable by, ServiceSource’s board of directors as of the date of the Merger Agreement (an “Intervening Event”), only if the Board has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would reasonably be inconsistent with ServiceSource’s directors’ fiduciary duties under applicable law or (ii) if ServiceSource has received a bona fide, unsolicited Competing Proposal which did not result from a breach of the Merger Agreement and that is not withdrawn, and the Board has determined in good faith (after consultation with its outside legal counsel and financial advisors) that such Competing Proposal constitutes a Superior Proposal, make an Adverse Recommendation Change if and only if the Board has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, ServiceSource has complied in all material respects with the relevant sections of the Merger Agreement with respect to such Competing Proposal and the person making such Competing Proposal, and ServiceSource has paid the Termination Fee; provided, however, that no Adverse Recommendation Change may be made unless and until:
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the expiration of the Notice Period following Parent’s receipt of a written notice from ServiceSource advising Parent of ServiceSource’s board of directors’ intent to make an Adverse Recommendation Change (a “Notice of Adverse Recommendation”), which Notice of Adverse Recommendation shall specify in reasonable detail the applicable Intervening Event or Superior Proposal;

•
during the Notice Period, if requested by Parent, ServiceSource and its representatives shall negotiate with Parent and its representatives in good faith (to the extent Parent so desires to negotiate) to make adjustments to the terms and conditions of the Merger Agreement so that the failure to make an Adverse Recommendation Change in response to such Intervening Event would no longer be reasonably expected to be inconsistent with the fiduciary duties of the Board under applicable law; and

•
in determining whether to make such Adverse Recommendation Change the Board shall take into account any changes to the terms of the Merger Agreement timely proposed by Parent in response to a Notice of Adverse Recommendation during the Notice Period (as may be extended).

Any amendment to the financial terms or any other material amendment of such Superior Proposal requires a new notice thereof and ServiceSource will be required to comply again with the requirements described above in the previous paragraph (except that the four (4) business day period above will be a three (3) business day period).

The Merger Agreement does not restrict ServiceSource from taking or disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with any applicable law.
Employee Benefits
During the Continuation Period, Parent will, or will cause the Surviving Corporation or any of their respective affiliates to, provide for each employee of ServiceSource or any of its subsidiaries who remain employees of Parent, the Surviving Corporation or any of their subsidiaries following the Effective Time (each, a “Continuing Employee”) with (i) at least the same base salary and base wage rate provided to such Continuing Employee immediately prior to Effective Time, (ii) short-term cash incentive compensation opportunities (excluding any equity or equity-based, change in control, retention, transaction or similar incentive opportunities) that are substantially comparable in the aggregate to the short-term cash incentive compensation opportunities (excluding any equity or equity-based, change in control, retention, transaction or similar incentive opportunities) provided to each such Continuing Employee immediately prior to the Effective Time and (iii) employee benefits (excluding equity or equity-based, defined benefit pension, severance, change in control, retention and nonqualified deferred compensation and retiree or post-termination health or welfare benefits) that are substantially comparable in the aggregate (including with respect to the proportion of employee cost) to such employee benefits (excluding equity or equity-based, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation) provided to such continuing employee immediately prior to the Effective Time.
Each Continuing Employee whose employment is terminated during the Continuation Period, will receive severance payments and benefits that are no less favorable than the severance payments and benefits that such Continuing Employee would have been eligible to receive upon a termination of employment under any applicable ServiceSource severance plan, policy, practice or arrangement in accordance with the terms of such arrangements as in effect as of immediately prior to the Effective Time and disclosed to Parent or, if greater, the severance payments and benefits that are provided to similarly situated employees of Parent and its subsidiaries at the time of such termination.
Parent acknowledges that the consummation of the Merger will constitute a “change in control” (or similar term) of ServiceSource under the terms of its benefit plans, as applicable.
From and after the Effective Time, Parent will, or will cause the Surviving Corporation or any of their respective subsidiaries to, assume and honor all obligations under those ServiceSource change in control agreements, employment agreements, severance plans, supplemental benefit plans, separation agreements, retention agreements and supplemental pension plans that are disclosed to Parent in accordance with their terms.
Each Continuing Employee will be immediately eligible to participate, without any waiting time or satisfaction of any other eligibility requirements, in any and all benefit plans or arrangements of Parent, the Surviving Corporation or any of their respective subsidiaries in which such Continuing Employees participate following the Effective Time (the “New Plans”) to the extent that (i) coverage under such New Plan replaces coverage under a company benefit plan in which such Continuing Employee participated immediately before the Effective Time (collectively, the “Old Plans”) and (ii) such Continuing Employee has satisfied all waiting time and other eligibility requirements under the Old Plan being replaced by the New Plan. In addition, for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Parent will use commercially reasonable best efforts to cause (i) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such conditions were inapplicable or waived under the comparable Old Plan in which such Continuing Employee participated immediately prior to the Effective Time and (ii) any expenses incurred by any Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

Efforts to Close the Merger
ServiceSource, Parent and Acquisition Sub have agreed to use their respective commercially reasonable efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger to be satisfied as expeditiously as practicable. In furtherance thereof, Parent and Acquisition Sub have agreed that (i) none of Parent, Acquisition Sub or ServiceSource or their respective affiliates shall extend any waiting period or comparable period under the HSR Act or enter into any agreement with any governmental authority not to consummate the transactions contemplated by the Merger Agreement, except with the prior written consent of the other parties, with such consent not to be unreasonably withheld, conditioned or delayed, and (ii) Parent and Acquisition Sub agree to take promptly any and all steps necessary or reasonably advisable or as may be required by any governmental authority to avoid or eliminate each and every impediment and obtain all consents under any antitrust laws and Foreign Investment Laws that may be required by any governmental authority so as to enable the parties to consummate the Merger as expeditiously as possible, provided, that notwithstanding anything to the contrary in the Merger Agreement, neither Parent nor Acquisition Sub shall have any obligation to (or cause any of their respective Subsidiaries or Affiliates of ServiceSource to): (i) sell, divest, license or otherwise dispose of, any assets of ServiceSource or its subsidiaries or of Parent or Acquisition Sub, (ii) terminate, amend or assign existing relationships and contractual rights and obligations of ServiceSource or its subsidiaries or of Parent or Acquisition Sub, (iii) require Parent or Acquisition Sub or ServiceSource or its subsidiaries, to grant any right or commercial or other accommodation to, or enter into any material commercial contractual or other commercial relationship with, any third party and (iv) impose limitations on Parent or Acquisition Sub or ServiceSource or its subsidiaries, with respect to how they own, retain, conduct or operate all or any portion of their respective businesses or assets. Notwithstanding anything else in the Merger Agreement, including any such action contemplated by clause (ii) above, Parent and Acquisition Sub are not obligated to take any action contemplated by clause (ii) above if any of those actions individually or in the aggregate could reasonably be expected to have a material adverse effect on Parent after the Closing Date.
In accordance with the terms and subject to the conditions of the Merger Agreement, Parent, Acquisition Sub and ServiceSource will use their respective commercially reasonable efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger to be satisfied as expeditiously as practicable (and in any event at least five (5) business days prior to the termination date of the Merger Agreement), including using commercially reasonable efforts to accomplish the following:
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the obtaining of all necessary actions or non-actions, consents and approvals from governmental authorities necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid any action by, any governmental authority necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, including the Merger;

•
the obtaining of all other necessary consents, approvals or waivers from third parties (provided that ServiceSource shall not be required to make or agree to make any payment to such third parties or accept any material conditions or obligations with respect thereto);

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the defending of any lawsuits pursuant to any United States securities laws or state fiduciary duty laws, challenging the Merger Agreement or the consummation of the transactions contemplated thereby, including the Merger, including seeking to have any stay or temporary restraining order entered by a court vacated or reversed, unless Parent reasonably determines in good faith after consultation with Company that contesting such judicial lawsuit would not be advisable; and

•
the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of the Merger Agreement and to carry out fully the purposes of the Merger Agreement.

Access to Information
Upon reasonable notice, ServiceSource shall (and shall cause each of its subsidiaries to) afford to Parent and its respective representatives reasonable access, at Parent’s sole cost and expense, in a manner not disruptive in any material respect to the operations of the business of ServiceSource and its subsidiaries, during normal business hours and upon reasonable advance notice throughout the period commencing on the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, to the properties, management personnel, contracts, books and records of ServiceSource and its subsidiaries and, during such period, shall (and shall cause each of its subsidiaries to) furnish promptly to such representatives all information (to the extent not publicly available) concerning the business, properties and personnel of ServiceSource and its subsidiaries as may reasonably be requested. However, ServiceSource will not be required to disclose any information to Parent or Acquisition Sub if such disclosure would, in the reasonable judgment of ServiceSource, (i) cause significant competitive harm to ServiceSource or its subsidiaries if the transactions contemplated by the Merger Agreement are not consummated, (ii) violate applicable law or the provisions of any contract to which ServiceSource or any of its subsidiaries is a party or (iii) jeopardize any attorney-client or other legal privilege. Each of Parent and Acquisition Sub also agrees that it will not, and cause its representatives not to, use any information disclosed for any competitive or other purpose unrelated to the transactions contemplated by the Merger Agreement.
Indemnification and Insurance
In the Merger Agreement, Parent and Acquisition Sub agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Effective Time existing as of the date of the Merger Agreement in favor of the current or former directors, officers or employees of ServiceSource or ServiceSource’s subsidiaries, or any person serving at the request of ServiceSource or any of its subsidiaries as a director, officer or employee of another person (the “D&O Indemnified Parties”), as provided in the respective organizational documents or in any agreement for indemnification, will survive the Merger and will continue in full force and effect.
For at least six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its other subsidiaries to, maintain in full force and effect the coverage provided by the existing directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance in effect as of the Closing Date and maintained by ServiceSource or any of its subsidiaries (which insurance coverage shall be substantially the same as in effect as of the date of the Merger Agreement), as applicable (the “Existing D&O Insurance Policies”) with limits and on terms and conditions no less advantageous to the D&O Indemnified Parties than the Existing D&O Insurance Policies, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated by the Merger Agreement. In lieu of such insurance, prior to the Effective Time, ServiceSource may purchase prepaid, non-cancellable six (6)-year “tail” directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance (“Tail Coverage”), effective as of the Effective Time, with limits and on terms and conditions no less advantageous to the D&O Indemnified Parties than the Existing D&O Insurance Policies, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated by the Merger Agreement, and Parent shall cause the Surviving Corporation (or its applicable subsidiaries) to maintain such Tail Coverage in full force and effect, without any modification, and continue to honor the obligations thereunder, in which event Parent shall cease to have any obligations to maintain the Existing D&O Insurance Policies.
Other Covenants
Stockholders’ Meetings
ServiceSource shall, as promptly as practicable following the date on which the SEC confirms that it has no further comments on the Proxy Statement, take all action necessary in accordance with applicable laws and the organizational documents of ServiceSource to set a record date for the purpose of voting upon the approval of the Merger and holding the ServiceSource stockholder advisory vote (the “Stockholders’ Meeting”).

Conditions to the Closing of the Merger
The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent not prohibited by law) waiver by ServiceSource, Parent and Acquisition Sub at or prior to the Effective Time of the following conditions:
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the ServiceSource Stockholder Approval having been obtained; and

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no governmental authority (i) of competent jurisdiction in any jurisdiction in which ServiceSource, Parent or any of their respective affiliates have material business operations shall have enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger or (ii) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger if the effect of violating such law or order would impose, or would reasonably be expected to impose, criminal penalties upon Parent, Acquisition Sub or ServiceSource or any of its subsidiaries.

The obligations of Parent and Acquisition Sub to consummate the Merger are also subject to the satisfaction or (to the extent not prohibited by law) waiver by Parent at or prior to the Effective Time of the following conditions:
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each of the representations and warranties of ServiceSource contained in the Merger Agreement, without giving effect to any materiality or Company Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement — Representations and Warranties” beginning on page 70 of this Proxy Statement) (or similar qualifications therein, shall be true and correct as of the Closing Date, except for such failures to be true and correct as would not, individually or in the aggregate, have a Company Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only); provided, however, that the representations and warranties:

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regarding ServiceSource’s organization and qualification, subsidiaries, authority relative to the Merger Agreement, the absence of any undisclosed brokers fees, the inapplicability to the Merger Agreement of the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state law, without giving effect to any “materiality” or “Company Material Adverse Effect” or similar qualifications therein, shall be required to be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);

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regarding ServiceSource’s capital structure shall be required to be true and correct in all respects as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) other than for de minimis errors;

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from the date of the Merger Agreement until the Closing Date, no Company Material Adverse Effect (as defined in the section entitled “Terms of the Merger Agreement — Representations and Warranties” beginning on page 70 of this Proxy Statement) shall have occurred;

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any waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated or early termination thereof shall have been granted, and neither party shall have received a letter from the FTC Bureau of Competition substantially in the form announced and disclosed by the FTC Bureau of Competition on August 3, 2021, or a similar letter from the Antitrust Division of the DOJ, and the applicable waiting periods (or any extensions thereof) or clearance, as applicable, under the Antitrust and Foreign Investment Laws of the jurisdictions set forth in the Company Disclosure Letter shall have expired, been terminated or clearance decisions shall have been obtained, and there shall not be in effect any voluntary agreement with a Governmental Authority not to consummate the Merger;

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ServiceSource shall have performed or complied in all material respects with its obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date; and

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ServiceSource shall have delivered a certificate to Parent, dated as of the Closing Date and duly executed by a senior executive officer (or similar authorized person) of ServiceSource, certifying to the effect that the foregoing conditions to the obligations of Parent and Acquisition Sub to consummate the Merger have been satisfied.

The obligations of ServiceSource to effect the Merger are also subject to the satisfaction or waiver by ServiceSource of the following conditions:
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each of the representations and warranties of Parent and Acquisition Sub contained in the Merger Agreement, without giving effect to any materiality or “Parent Material Adverse Effect” or similar qualifications therein, shall be true and correct as of the Closing Date, except for such failures to be true and correct as would not have a Parent Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);

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Parent and Acquisition Sub shall have performed or complied in all material respects with their respective obligations required under the Merger Agreement to be performed or complied with on or prior to the Closing Date;

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any waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated or early termination thereof shall have been granted, and the applicable waiting periods (or any extensions thereof) or clearance, as applicable, under the Antitrust and Foreign Investment Laws of the jurisdictions set forth in the Company Disclosure Letter shall have expired, been terminated or clearance decisions shall have been obtained, and there shall not be in effect any voluntary agreement with a Governmental Authority not to consummate the Merger; and

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Parent shall have delivered a certificate to ServiceSource, dated as of the Closing Date and duly executed by a senior executive officer of Parent, certifying to the effect that the foregoing conditions to the obligations of ServiceSource to effect the Merger have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the ServiceSource Stockholder Approval:
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by mutual written consent of each of Parent and ServiceSource;

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by either Parent or ServiceSource, if:

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the Merger shall not have been consummated on or before 5:00 p.m. (Mountain Time) on November 1, 2022 (the “Termination Date”); provided, however, that, if on the Termination Date the only conditions to the Closing set forth in the Merger Agreement that have not been satisfied (other than such conditions that by their nature will be satisfied at Closing) are the expiration or termination of waiting periods or clearance, as applicable under the Antitrust and Foreign Investment Laws as set forth in the Company Disclosure Letter, and there are no voluntary agreements with any Governmental Authorities to not consummate the Merger, the Termination Date will automatically extend by 60 days to December 31, 2022 with no further action by any party to the Merger Agreement; provided, further, that, if on December 31, 2022 the only conditions to the Closing set forth in the Merger Agreement that have not been satisfied (other than such conditions that by their nature will be satisfied at Closing) are the expiration or termination of waiting periods or clearance, as applicable under the Antitrust and Foreign Investment Laws as set forth in the Company Disclosure Letter, and there are no voluntary agreements with any Governmental Authorities to not consummate the Merger, the Termination Date will automatically extend by an additional 60 days to March 1, 2023; provided, further, that, if on March 1, 2023 the only conditions to the Closing set forth in the Merger Agreement that has not been satisfied (other than such conditions that by their nature will be satisfied at Closing) are the expiration or termination of waiting periods or clearance, as applicable under the Antitrust and Foreign Investment Laws as set forth in the Company Disclosure Letter, and there are no voluntary agreements with any Governmental Authorities to not consummate the Merger, the Termination Date will automatically extend by an additional 60 days to April 30, 2023; provided, further, that the right to terminate the Merger Agreement pursuant to this provision of the Merger Agreement shall not be available to any party if the failure of such party, and, in the case of Parent, including the failure of Acquisition Sub to perform or comply with any of its obligations under the Merger Agreement has been the principal cause of or resulted in the failure of the closing of the Merger to have occurred on or before such date;
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prior to the Effective Time, any governmental authority (i) of competent jurisdiction in any jurisdiction in which ServiceSource, Parent or any of their respective affiliates have material business operations shall have enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger or (ii) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger if the effect of violating such law or order would impose, or would reasonably be expected to impose, criminal penalties upon Parent, Acquisition Sub, ServiceSource or any of its subsidiaries, and such law or order or other action, in each case, shall have become final and non-appealable; provided, however, that the right to terminate the Merger Agreement under the terms thereunder shall not be available to a party if the issuance of such law or order or taking of such action was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement; or

•
the ServiceSource Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which the Merger Agreement and the transactions contemplated thereby have been voted upon;

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by ServiceSource if:

•
Parent or Acquisition Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any conditions to the obligations of ServiceSource to effect the Merger and (ii) is not capable of being cured, or is not cured, by Parent or Acquisition Sub on or before the earlier of (a) the Termination Date and (b) the date that is thirty (30) calendar days following ServiceSource’s delivery of written notice to Parent or Acquisition Sub, as applicable, of such breach;

•
prior to receipt of the ServiceSource Stockholder Approval, the Board shall have authorized ServiceSource to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided that (i) concurrently with such termination, ServiceSource enters into the Alternative Acquisition Agreement with respect to such Superior Proposal and (ii) prior to or concurrently with such termination, ServiceSource pays (or causes to be paid) a termination fee to (or at the direction of) Parent;

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(i) all of the conditions to Parent’s and Acquisition Sub’s obligations to consummate the Merger have been satisfied (other than those conditions (x) the failure of which to be satisfied is attributable primarily to a breach by Parent or Acquisition Sub of its representations, warranties, covenants or agreements under the Merger Agreement and (y) that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions in this clause (y) are at the time of termination capable of being satisfied as if such time were the Closing), (ii) Parent has failed to consummate the Merger by the time the closing was required by the Merger Agreement, (iii) ServiceSource has notified Parent in writing that all of the conditions set forth in the Merger Agreement under the relevant provision have been satisfied or, with respect to ServiceSource’s conditions, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and it stands ready, willing and able to consummate the Merger at such time, (iv) ServiceSource shall have given Parent written notice at least five (5) business days prior to such termination stating ServiceSource’s intention to terminate the Merger Agreement pursuant to its terms and the basis for such termination and (v) the Merger shall not have been consummated by the end of such five (5) business day period; or
•
by Parent if:

•
ServiceSource shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of any conditions to the obligations of Parent and Acquisition Sub to effect the Merger and (ii) is not capable of being cured, or is not cured, by ServiceSource on or before the earlier of (a) the Termination Date and (b) the date that is thirty (30) calendar days following Parent’s delivery of written notice to ServiceSource of such breach;

•
the Board shall have made an Adverse Recommendation Change, provided that Parent’s right to terminate the Merger Agreement under the Merger Agreement shall expire upon the ServiceSource Stockholder Approval having been obtained; or

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(i) all the conditions set forth in the Merger Agreement have been and continue to be satisfied (other than those conditions (x) the failure of which to be satisfied is attributable primarily to a breach by Company of its representations, warranties, covenants or agreements under the Merger Agreement and (y) that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions in this clause (y) are at the time of termination capable of being satisfied as if such time were the Closing), (ii) Company shall have failed to consummate the Merger by the time the Closing was required by the Merger Agreement, (iii) Parent has notified Company in writing that all of the conditions set forth in the Merger Agreement have been satisfied or, with respect to Parent’s conditions, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and it stands ready, willing and able to consummate the Merger at such time, (iv) Parent shall have given Company written notice at least five (5) business days prior to such termination stating Parent’s intention to terminate the Merger Agreement under its terms and the basis for such termination and (v) the Merger shall not have been consummated by the end of such five (5) business day period.

In the event that the Merger Agreement is validly terminated and the Merger abandoned pursuant to the termination rights above, written notice thereof shall be given to the other party or parties, specifying the provisions of the Merger Agreement pursuant to which such termination is made, and the Merger Agreement shall forthwith become null and void and of no effect without liability on the part of any party thereto (or any of its affiliates or representatives), and all rights and obligations of any party thereto shall cease. However, except as otherwise provided in the Merger Agreement, no such termination shall relieve any party thereto of any liability or damages for fraud or intentional breach of any covenant or obligation contained in the Merger Agreement prior to such termination, in which case, except as otherwise provided in the Merger Agreement, the aggrieved party shall be entitled to all remedies available at law or in equity; provided, further, that certain provisions under the Merger Agreement shall survive any termination of the Merger Agreement in accordance with their respective terms. Further, in no event shall Parent have any monetary liability or obligation under the Merger Agreement in the event the Merger Agreement is validly terminated pursuant to the Merger Agreement.
ServiceSource Expense Payment
In the event the Merger Agreement is terminated by Parent or ServiceSource because the ServiceSource Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which the Merger Agreement and the transactions contemplated thereby have been voted upon, Parent shall be entitled to and ServiceSource shall no later than two (2) business days after the date of such termination, pay a cash payment in an amount equal to the aggregate amount of all reasonable and documented out-of-pocket fees, costs and other expenses (including reasonable legal fees, financial advisory fees, consultant fees, filing fees and travel expenses) actually incurred by Parent, in connection with the Merger Agreement (including all fees and expenses relating directly or indirectly to the preparation and negotiation of the Merger Agreement, the confidentiality agreement between the parties and the other documents referred to in the Merger Agreement, up to a maximum aggregate amount of $1.5 million.

Termination Fee
If the Merger Agreement is terminated in specified circumstances, the terminating party may be required to pay a termination fee.
Parent would be entitled to receive a termination fee of $5.73 million (less any ServiceSource Expense Payment previously paid by ServiceSource) from ServiceSource if:
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(i) a third party shall have made to ServiceSource or directly to ServiceSource’s stockholders a Competing Proposal, or any Competing Proposal shall have been publicly made, announced or disclosed, after the date of the Merger Agreement, (ii) the Merger Agreement is subsequently terminated by (a) ServiceSource or Parent because ServiceSource stockholders have failed to adopt the Merger Agreement or (b) Parent as a result of a knowing and intentional breach of any covenant or agreement under the Merger Agreement by ServiceSource, which breach would give rise to the failure of any conditions to the obligations of ServiceSource to effect the Merger, and any such Competing Proposal had not been withdrawn at least five (5) business days prior to the event giving rise to the termination of the Merger Agreement, and (iii) within twelve (12) months of such termination of the Merger Agreement, ServiceSource consummates a transaction involving a Competing Proposal or enters into an Alternative Acquisition Agreement providing for the consummation of a Competing Proposal (which is subsequently consummated);

•
the Merger Agreement is terminated by ServiceSource to enter into a definitive agreement with respect to a Superior Proposal; or

•
the Merger Agreement is terminated by Parent because ServiceSource has made an Adverse Recommendation Change.

Enforcement Expenses
If ServiceSource fails to pay the termination fee or if Parent fails to pay any fees owed to ServiceSource pursuant to the Merger Agreement, and in order to obtain such payment, Parent or ServiceSource, as applicable, commences a suit that results in a judgment against the other party for the payment of such fees, such paying party shall pay the other party its costs and expenses in connection with such suit. However, neither such payment shall exceed $1 million.
Specific Performance
Parent, Acquisition Sub and ServiceSource are entitled to specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement (including failing to take such actions as are required of it thereunder to consummate the Merger Agreement) in addition to any other remedy to which they are entitled at law or in equity.
Fees and Expenses
Except for the provisions described above in the sections entitled “Terms of the Merger Agreement — ServiceSource Expense Payment” and “Terms of the Merger Agreement — Enforcement Expenses” beginning on page 84 and page 85, respectively, of this Proxy Statement, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses.
Amendment; Extension and Waiver
The Merger Agreement provides that it may be amended by mutual agreement of ServiceSource and Parent at any time before or after receipt of the ServiceSource Stockholder Approval; provided, however, that after the ServiceSource Stockholder Approval has been obtained, there shall not be any amendment that by law or in accordance with the rules of any stock exchange requires further approval by the stockholders of ServiceSource without such further approval of such stockholders.
At any time prior to the Effective Time, subject to applicable law, ServiceSource, Parent and Acquisition Sub may (i) extend the time for the performance for its benefit of any obligation or other act of any of the other parties, (ii) waive any inaccuracy in the representations and warranties made to it by another party contained therein or in any document delivered pursuant thereto and (iii) waive compliance with any agreement or condition for its benefit contained in the Merger Agreement. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by ServiceSource, Parent or Acquisition Sub in exercising any right under the Merger Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right under the Merger Agreement.
Jurisdiction
ServiceSource, Parent and Acquisition Sub have each (a) expressly and irrevocably agreed to submit to the exclusive personal jurisdiction of the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, in the event any dispute arises out of the Merger Agreement or the transactions contemplated thereby, (b) agreed that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agreed that it will not bring any action relating to the Merger Agreement or the transactions contemplated thereby in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, (d) waived, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action arising out of or relating to the Merger Agreement and (e) agreed that each of the other parties thereto shall have the right to bring any action for enforcement of a judgment entered by the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware. Each of Parent, Acquisition Sub and ServiceSource have agreed that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Governing Law
The Merger Agreement and all actions arising out of or relating to the Merger Agreement is governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS
The Non-Binding Compensation Proposal
In accordance with Section 14A of the Exchange Act and Rule 14a-21(c) under the Exchange Act, we are providing shareholders with the opportunity to cast a nonbinding advisory vote with respect to certain payments that may be made to our named executive officers in connection with the merger, as reported in “Interests of the Directors and Executive Officers of ServiceSource in the Merger — Quantification of Potential Payments and Benefits to ServiceSource’s Named Executive Officers in Connection with the Merger” beginning on page 61 of this Proxy Statement and the accompanying footnotes.
Accordingly, ServiceSource is seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the stockholders of ServiceSource International, Inc. approve, on a non-binding, advisory basis, the compensation that will or may become payable to ServiceSource’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled “Interests of the Directors and Executive Officers of ServiceSource in the Merger — Quantification of Potential Payments and Benefits to ServiceSource’s Named Executive Officers in Connection with the Merger” in ServiceSource’s Proxy Statement for the Special Meeting of stockholders.”
In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of ServiceSource’s overall compensation program for its named executive officers, and previously have been disclosed to ServiceSource stockholders as part of the “Compensation Discussion and Analysis” and related sections of ServiceSource’s annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of the Board, which is composed solely of independent directors, and are believed to be reasonable and in line with marketplace norms.
ServiceSource stockholders should note that this proposal is not a condition to consummation of the Merger, and as an advisory vote, the result will not be binding on ServiceSource, the Board or Parent. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, ServiceSource’s named executive officers will be eligible to receive the compensation that is based on, or otherwise relates to, the Merger in accordance with the terms and conditions applicable to those payments.
Vote Required and Board Recommendation
The affirmative vote of the holders of a majority in voting power of the ServiceSource Common Stock entitled to vote thereon, which are present or represented by proxy at the Special Meeting, provided a quorum is present, is required to approve, by means of a non-binding, advisory vote, the proposal to approve compensation that will or may become payable by ServiceSource to its named executive officers in connection with the Merger.
The Board recommends that you vote “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by ServiceSource to its named executive officers in connection with the Merger.

PROPOSAL 3: VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, FROM TIME TO TIME, TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE THE MERGER PROPOSAL AT THE TIME OF THE SPECIAL MEETING
The Adjournment Proposal
If, at the Special Meeting, the number of shares of ServiceSource Common Stock present or represented by proxy and voting in favor of the Merger is insufficient to approve the Merger Proposal, ServiceSource intends to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies for approval of the Merger Proposal. In that event, ServiceSource will ask its stockholders to vote only upon the adjournment proposal, and not upon any other proposal.
In this proposal, ServiceSource is asking its shareholders to authorize the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the ServiceSource stockholders approve the adjournment proposal, ServiceSource could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from ServiceSource stockholders who have previously voted.
Vote Required and Board Recommendation
The affirmative vote of the holders of a majority in voting power of the ServiceSource Common Stock entitled to vote thereon as of the Record Date, which are present or represented by proxy at the Special Meeting, provided a quorum is present, is required to approve the Adjournment Proposal.
The Board recommends that you vote “FOR” the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.
MARKET PRICE AND DIVIDEND DATA
ServiceSource Common Stock is listed on NASDAQ under the symbol “SREV.” As of May 27, 2022, there were 100,241,161 shares of ServiceSource Common Stock outstanding, held by approximately 51 stockholders of record.
The closing price of ServiceSource Common Stock on May 6, 2022, the last full trading day prior to the Board’s approval of the Merger Agreement, was $1.02. On [•], 2022, the latest practicable trading day before the date of this Proxy Statement, the closing price of ServiceSource Common Stock was $[•] per share.
Under the terms of the Merger Agreement, between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger, neither ServiceSource nor any of its subsidiaries may authorize, declare, pay or make any dividends or other distributions without the prior written consent of Parent.
Following the Merger, there will be no further market for shares of ServiceSource Common Stock and, ServiceSource anticipates that its stock will be delisted from NASDAQ and deregistered under the Exchange Act. As a result, following the Merger and such deregistration, ServiceSource would no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the ownership of ServiceSource Common Stock as of May 27, 2022 by the persons or groups of stockholders who are known to us to be the beneficial owners of more than 5% of our shares of ServiceSource Common Stock as of May 27, 2022 (using the number of shares outstanding on this date for calculating the percentage). As of May 27, 2022, 100,241,161 shares of ServiceSource Common Stock were outstanding. The information regarding beneficial owners of more than 5% of ServiceSource Common Stock is based solely on public filings made by such owners with the SEC.
Name of Beneficial Owner	Number of shares of ServiceSource Common Stock	Percent of Class
Edenbrook Capital, LLC and its affiliates(1)	21,027,518	21.0%
Archon Capital Management LLC and its affiliates(2)	9,857,533	9.8%
PRIMECAP Management Company(3)	8,248,408	8.2%
Lynrock Lake LP and its affiliates(4)	7,346,817	7.3%

(1)
Based on information contained in a Schedule 13D/A filed with the SEC on May 10, 2022, (i) Edenbrook Capital, LLC and Jonathan Brolin had shared voting power and shared dispositive power with respect to 21,027,518 shares as of May 10, 2022 and (ii) Edenbrook Long Only Value Fund, LP had shared voting power and shared dispositive power with respect to 19,194,521 shares as of May 10, 2022. The address for Edenbrook Capital, LLC and its affiliates is 116 Radio Circle, Mount Kisco, NY 10549.

(2)
Based on information contained in an amendment to Schedule 13G/A filed with the SEC on February 14, 2022, (i) Archon Capital Management LLC and Constantinos Christofilis had shared voting power and shared dispositive power with respect to 9,857,533 shares as of December 31, 2021 and (ii) Strategos Fund, L.P. had shared voting power and shared dispositive power with respect to 5,305,784 shares as of December 31, 2021. The address for Archon Capital Management LLC and its affiliates is 1100 19th Avenue E, Seattle, Washington, 98112.

(3)
Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2022, PRIMECAP Management Company (“PRIMECAP”), in its capacity as an investment advisor, had sole voting power and sole dispositive power with respect to 8,248,408 shares as of December 31, 2021. The address for PRIMECAP is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105.

(4)
Based on information contained in a Schedule 13G filed with the SEC on February 14, 2022, Lynrock Lake LP, Lynrock Lake Partners LLC, and Cynthia Paul had sole voting power and sole dispositive power with respect to 7,346,817 shares as of December 31, 2021. The address for Lynrock Lake LP and its affiliates is 2 International Drive, Suite 130, Rye Brook, New York 10537.

Based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2022, Koller Capital LLC, Koller Microcap Opportunities Fund LP, and Ross Koller (collectively, “Koller”) had sole voting power and sole dispositive power with respect to 6,680,996 shares as of December 31, 2021. The address for Koller Capital LLC and its affiliates is 1343 Main Street, Suite 413, Sarasota, Florida 34236. However, based on conversations between representatives of ServiceSource and Koller, ServiceSource has reason to believe that Koller is no longer the beneficial owner of more than 5% of ServiceSource Common Stock.
The following table sets forth the total number of shares of ServiceSource Common Stock beneficially owned and the percentage of the shares so owned as of May 27, 2022 by:
•
Each director;

•
Each named executive officer; and

•
All directors and current executive officers as a group.

Unless otherwise indicated in the notes following the table, the persons listed in the table below are the beneficial owners of the listed shares with sole voting and investment power (or, where applicable, shared power with such individual’s spouse and subject to community property laws) over the shares listed. Shares vesting or subject to rights exercisable within 60 days after May 27, 2022 are treated as outstanding in determining the amount and percentage beneficially owned by a person or entity. As of May 27, 2022, 100,241,161 shares of ServiceSource Common Stock were outstanding.
Stockholders	Number of shares of ServiceSource Common Stock	Percent of Class
Directors
Gary B. Moore(1)	2,555,491	2.5%
Andrew M. Baker	217,975	*
Jane Okun Bomba	217,975	*
John R. Ferron(2)	450,000	*
John R. Harris(2)	300,000	*
John A. Meyer	217,975	*
Richard G. Walker	475,177	*
Current Named Executive Officers (“NEOs”) who are not directors
Michael Naughton(3)	302,041	*
Chad Lyne(4)	427,172	*
All directors and current executive officers as a group(5) (9 persons)	5,163,806	5.1%

*
Represents beneficial ownership of less than one percent (1%).

(1)
Includes shares issuable upon the exercise of 1,000,000 options exercisable within 60 days of May 27, 2022.

(2)
Includes shares issuable upon the exercise of 25,000 options exercisable within 60 days of May 27, 2022.

(3)
Includes shares issuable upon the exercise of 95,334 options exercisable within 60 days of May 27, 2022.

(4)
Includes shares issuable upon the exercise of 210,000 options exercisable within 60 days of May 27, 2022.

(5)
Includes shares issuable upon the exercise of 1,355,334 options exercisable within 60 days of May 27, 2022.

APPRAISAL RIGHTS
If the Merger is adopted by ServiceSource stockholders, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly exercise and perfect his, her or its demand for appraisal rights under 262 of the DGCL shall not be converted into the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this Proxy Statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of ServiceSource Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of ServiceSource Common Stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of ServiceSource Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or the other nominee.

Under Section 262, holders of ServiceSource Common Stock who (i) do not vote in favor of the proposal to adopt the Merger Agreement, (ii) continuously are the record holders of such shares through the Effective Time, and (iii) otherwise follow the procedures set forth in Section 262, will be entitled to have their shares appraised by the Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of the shares of ServiceSource Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value as determined by the Court of Chancery (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262). Unless the Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at five percent (5%) over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period; provided that, if at any time before the Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (1) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery and (2) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the $1.50 per share Merger Consideration payable pursuant to the Merger Agreement if they did not seek appraisal of their shares.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This Proxy Statement constitutes ServiceSource’s notice to ServiceSource stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this Proxy Statement as Annex C. In connection with the Merger, any holder of shares of ServiceSource Common Stock who wishes to exercise appraisal rights or who wishes to preserve such holder’s right to do so should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. In addition, the Court of Chancery will dismiss appraisal proceedings as to all ServiceSource stockholders who assert appraisal rights unless (i) the total number of shares of ServiceSource Common Stock for which appraisal rights have been pursued and perfected exceeds one percent (1%) of the outstanding shares of ServiceSource Common Stock measured in accordance with subsection (g) of Section 262 of the DGCL or (ii) the value of the aggregate Merger Consideration in respect of the shares of ServiceSource Common Stock for which appraisal rights have been pursued and perfected exceeds $1 million. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of ServiceSource Common Stock, ServiceSource believes that if a ServiceSource stockholder is considering exercising appraisal rights, that stockholder should seek the advice of legal counsel. A stockholder who loses his, her, or its appraisal rights will be entitled to receive the Merger Consideration as described in the Merger Agreement upon surrender of the certificates that formerly represented such shares of ServiceSource Common Stock.
Stockholders wishing to exercise the right to seek an appraisal of their shares of ServiceSource Common Stock must fully comply with Section 262, which means doing, among other things, ALL of the following:
•
the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;

•
the stockholder must deliver to ServiceSource a written demand for appraisal before the vote on the proposal to adopt the Merger Agreement at the Special Meeting;

•
the stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•
the stockholder or the Surviving Corporation must file a petition in the Court of Chancery requesting a determination of the fair value of the shares within one hundred twenty (120) days after the

Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of proposal to adopt the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the proposal to adopt the Merger Agreement, abstain or not vote its shares.
Filing Written Demand
Any holder of shares of ServiceSource Common Stock wishing to exercise appraisal rights must deliver to ServiceSource, before the vote on the proposal to adopt the Merger Agreement at the Special Meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement either by ballot or by proxy. A holder of shares of ServiceSource Common Stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it will cause a stockholder to lose the stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement. However, neither voting against the proposal to adopt the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement. A proxy or vote against the proposal to adopt the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the Merger Agreement at the Special Meeting will cause the stockholder to lose its appraisal rights in connection with the Merger.
Only a holder of record of shares of ServiceSource Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of ServiceSource Common Stock should be executed by or on behalf of the holder of record and must reasonably inform ServiceSource of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
ServiceSource International, Inc.
707 17th Street, 25th Floor
Denver, CO 80202
Attention: Corporate Secretary
Any holder of shares of ServiceSource Common Stock may withdraw his, her or its demand for appraisal and accept the Merger Consideration by delivering to ServiceSource a written withdrawal of the demand for appraisal within sixty (60) days after the Effective Time. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Court of Chancery will be dismissed without the approval of such court and such approval may be conditioned upon such terms as the Court of Chancery deems just.
Notice by the Surviving Corporation
If the Merger is consummated, within ten (10) days after the Effective Time, the Surviving Corporation will notify each holder of shares of ServiceSource Common Stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the proposal to adopt the Merger Agreement as of the date that the Merger has become effective.
Filing a Petition for Appraisal
Within one hundred twenty (120) days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of shares of ServiceSource Common Stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The Surviving Corporation is under no obligation, and has no present intention, to file such a petition, and holders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair values of shares of ServiceSource Common Stock. Accordingly, any holders of ServiceSource Common Stock who desire to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery in the manner prescribed in Section 262. The failure of a holder of ServiceSource Common Stock to file such a petition for appraisal within the period specified in Section 262 will nullify the stockholder’s previous written demand for appraisal.
Within one hundred twenty (120) days after the Effective Time, any holder of shares of ServiceSource Common Stock who has complied with the requirements for the exercise of appraisal rights, or a beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger proposal and with respect to which ServiceSource received demands for appraisal, and the aggregate number of holders of such common stock. The Surviving Corporation must mail this statement to the requesting stockholder within ten (10) days after receipt of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a holder of shares of ServiceSource Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss that stockholder from the proceedings.
Determination of Fair Value
After determining the holders of ServiceSource Common Stock entitled to appraisal, the Court of Chancery will appraise the “fair value” of the shares of ServiceSource Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Court of Chancery of will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although ServiceSource believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither ServiceSource nor Parent anticipates offering more than the $1.50 per share Merger Consideration to any ServiceSource stockholder exercising appraisal rights. Each of ServiceSource and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of ServiceSource Common Stock is less than the $1.50 per share Merger Consideration.
Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment; provided that if at any time before the Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation pays to each stockholder entitled to appraisal an amount in cash, interest will accrue after the time of such payment only on the amount that equals the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery and (ii) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of his, her or its shares of ServiceSource Common Stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of ServiceSource Common Stock will be deemed to have been converted at the Effective Time into the Merger Consideration, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within one hundred twenty (120) days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.
From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote ServiceSource Common Stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of ServiceSource Common Stock, if any, payable to ServiceSource stockholders of record as of a time prior to the Effective Time; provided, however, that if no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty days (60) after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Court of Chancery; however, the appraisal proceeding may not be dismissed as to any ServiceSource stockholder without the approval of the court.
Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any ServiceSource stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
OTHER MATTERS
The sole business that may be considered at the Special Meeting are the matters set forth in the Notice of Special Meeting accompanying this Proxy Statement.
FUTURE STOCKHOLDER PROPOSALS
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of ServiceSource stockholders. However, if the Merger is not consummated, ServiceSource stockholders will continue to be entitled to attend and participate in ServiceSource stockholders’ meetings.
For Inclusion in Proxy Statement.   Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 2, 2022. However, if we hold our 2023 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2022 annual meeting, we will disclose the new deadline by which stockholders’ proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Proposals should be addressed to: ServiceSource International, Inc. Attn: Corporate Secretary 707 17th Street, 25th Floor, Denver, Colorado 80202.
For Consideration at the Annual Meeting but Not Included in Proxy Statement.   Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is:
•
specified in our proxy materials with respect to such meeting,

•
otherwise properly brought before the meeting by or at the direction of our board of directors, or

•
properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws.

To be timely for our 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•
not earlier than December 2, 2022, and

•
not later than January 1, 2023.

In the event that we hold our 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2022 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:
•
the 90th day prior to such annual meeting, or

•
the 10th day following the day on which public announcement of the date of such meeting is first made.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
HOUSEHOLDING INFORMATION
ServiceSource will not provide householding in connection with the solicitation of proxies.
WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that ServiceSource can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that ServiceSource has previously filed with the SEC. These documents contain important information about ServiceSource and its financial condition and are incorporated by reference into this Proxy Statement.
The following ServiceSource filings with the SEC are incorporated by reference:
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ServiceSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022;

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ServiceSource’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022;

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ServiceSource’s Definitive Proxy Statement on Schedule 14A for the May 12, 2022 annual meeting of stockholders, filed with the SEC on April 1, 2022; and

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ServiceSource’s Current Reports on Form 8-K, filed with the SEC on May 9, 2022 and May 16, 2022.

ServiceSource also incorporates by reference into this Proxy Statement additional documents that it may file with the SEC between the date of this Proxy Statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on ServiceSource’s website is not part of this Proxy Statement, and therefore is not incorporated by reference into this Proxy Statement.

You may obtain any document we file without charge through the SEC website at www.sec.gov, on our website at https://ir.servicesource.com or upon written request to ServiceSource International, Inc., 707 17th Street, 25th Floor, Denver, Colorado 80202, Attention: Corporate Secretary. Exhibits will be provided upon request.
If you have any questions about this Proxy Statement, the Special Meeting, the Merger Agreement or the Merger or need assistance with voting procedures, you should contact:
Morrow Sodali LLC
509 Madison Avenue
New York, NY 10022
Email: SREV@info.morrowsodali.com
Call toll-free at (800) 662-5200 (in North America)
or +1 (203) 658-9400 (outside of North America)
MISCELLANEOUS
ServiceSource has supplied all information relating to ServiceSource, and Parent has supplied, and ServiceSource has not independently verified, all of the information relating to Parent and Acquisition Sub contained in the sections entitled “Summary — Parties Involved in the Merger,” and “The Merger — Parties Involved in the Merger.”
The cost of this proxy solicitation will be borne by ServiceSource. Our directors, officers and employees may solicit proxies in person, by mail, telephone, facsimile and email, or by other electronic means. We will pay these directors, officers and employees no additional compensation for these services. We will reimburse banks, brokers and other nominees for their reasonable, out-of-pocket expenses incurred in forwarding this Proxy Statement and related materials to, and obtaining instructions relating to such materials from beneficial owners of ServiceSource Common Stock.
You should not send in your ServiceSource stock certificates until you receive transmittal materials after the Merger is consummated.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE ANNEXES TO THIS PROXY STATEMENT AND THE DOCUMENTS REFERRED TO IN THIS PROXY STATEMENT TO VOTE ON THE MERGER. SERVICESOURCE HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT) AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A
Execution Copy
AGREEMENT AND PLAN OF MERGER
by and among
CONCENTRIX CORPORATION,
CONCENTRIX MERGER SUB INC.
and
SERVICESOURCE INTERNATIONAL, INC.
Dated as of May 6, 2022

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ii

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THIS AGREEMENT AND PLAN OF MERGER, dated as of May 6, 2022 (this “Agreement”), is made by and among Concentrix Corporation, a Delaware corporation (“Parent”), Concentrix Merger Sub Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Acquisition Sub”), and ServiceSource International, Inc., a Delaware corporation (the “Company”).
W I T N E S E T H:
WHEREAS, the board of directors of the Company has unanimously (a) approved this Agreement, the merger (the “Merger”) of Acquisition Sub with and into the Company, pursuant to the Delaware General Corporation Law (the “DGCL”) upon the terms and subject to the conditions set forth in this Agreement, and the other transactions contemplated hereby, (b) determined that the Merger and the other transactions contemplated hereby, taken together, are advisable and in the best interests of the Company and its stockholders and (c) subject to the terms of this Agreement, resolved to recommend the adoption of this Agreement by the Company’s stockholders;
WHEREAS, the boards of directors of each of Parent and Acquisition Sub have unanimously (a) approved this Agreement, the Merger and the other transactions contemplated hereby, (b) determined that the Merger and the other transactions contemplated hereby, taken together, are advisable and in the best interests of Parent, Acquisition Sub and their respective stockholders, and (c) recommended the approval of this Agreement by Parent, as Acquisition Sub’s sole stockholder;
WHEREAS, concurrently with the execution of this Agreement and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Company’s chief executive officer, chief financial officer and chief operating officer, as well as certain of its directors have entered into voting agreements with Parent;
WHEREAS, Parent, acting in its capacity as the sole stockholder of Acquisition Sub, has adopted this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and
WHEREAS, each of Parent, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1   Definitions.   Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement or in Appendix A.
ARTICLE II
THE MERGER
Section 2.1   The Merger.   Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, whereupon the separate existence of Acquisition Sub shall cease, and the Company shall continue under the name “Concentrix ServiceSource Inc.” as the surviving corporation (the “Surviving Corporation”), and as a wholly-owned subsidiary of Parent, and shall continue to be governed by the laws of the State of Delaware.
Section 2.2   The Closing.   Subject to the provisions of Article VII, the closing of the Merger (the “Closing”) shall take place at 9:00 a.m. (Denver time) on a date to be specified by the Company and Parent, but no later than the third (3rd) Business Day after the satisfaction or, to the extent not prohibited by Law, waiver of all of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent not prohibited by Law, waiver of such conditions at the Closing). The Closing shall take place at the offices of Davis Graham & Stubbs LLP,

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1550 17th St., Suite 500, Denver, Colorado, 80202, or by the electronic exchange of documents, unless another time, date or place is agreed to in writing by the Company and Parent (such date being the “Closing Date”).
Section 2.3   Effective Time.
(a)   On the Closing Date, each of the Company, Parent and Acquisition Sub shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed, acknowledged, delivered to and filed with the Secretary of State of the State of Delaware (the “Secretary”) as provided under the DGCL. The Merger shall become effective on the date and time at which the Certificate of Merger has been received for filing by the Secretary (such date and time of filing, or such later time as may be agreed to by Parent, Acquisition Sub and the Company and set forth in the Certificate of Merger, being hereinafter referred to as the “Effective Time”).
(b)   The Merger shall have the effects set forth in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Acquisition Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Acquisition Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.
Section 2.4   Certificate of Incorporation and Bylaws.   Subject to compliance with Section 6.6, at the Effective Time, the certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Company and the bylaws of the Surviving Corporation shall be amended and restated to be identical to the bylaws of Acquisition Sub, until thereafter amended in accordance with the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation and the DGCL, except that the name of the Surviving Corporation shall be “Concentrix ServiceSource Inc.”.
Section 2.5   Board of Directors.   The board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Acquisition Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated and qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
Section 2.6   Officers.   From and after the Effective Time, the officers of Acquisition Sub at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law.
ARTICLE III
EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
Section 3.1   Effect on Securities.   At the Effective Time (or such other time specified in this Section 3.1), by virtue of the Merger and without any action on the part of the Company, Parent, Acquisition Sub or any holder of any securities of the Company or Acquisition Sub or any other Person:
(a)   Expiration or Cancellation of Company Securities.   Each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) owned or held by the Company or any Subsidiary of the Company (including shares held as treasury stock) or held, directly or indirectly, by Parent or Acquisition Sub or any of their wholly owned Subsidiaries immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist as issued or outstanding shares, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.
(b)   Conversion of Company Securities.   Except as otherwise provided in this Agreement, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares cancelled pursuant to Section 3.1(a) and any Dissenting Shares) shall be converted into the right to receive $1.50 per share of Company Common Stock in cash, without interest (the “Merger Consideration”). Each share of Company Common Stock to be converted into the right to

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receive the Merger Consideration as provided in this Section 3.1(b) shall no longer be issued or outstanding and shall automatically be cancelled and shall cease to exist, and the holders of certificates (the “Certificates”) or book-entry evidence of shares (“Book-Entry Evidence”) which immediately prior to the Effective Time represented such shares of Company Common Stock shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates or Book-Entry Evidence in accordance with Section 3.2, the Merger Consideration without interest thereon.
(c)   Conversion of Acquisition Sub Capital Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, $0.0001 par value per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become one (1) fully paid, non-assessable share of common stock, $0.0001 par value per share, of the Surviving Corporation and shall constitute the only issued or outstanding shares of capital stock of the Surviving Corporation.
(d)   Adjustments.   Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Company Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or similar event, or combination, exchange or readjustment of shares, or any stock dividend or distribution with a record date during such period, the Merger Consideration shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 3.1(d) shall be construed to permit any party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
Section 3.2   Payment for Securities; Exchange of Certificates.
(a)   Designation of Paying Agent; Deposit of Exchange Fund.   No later than ten (10) days prior to the Effective Time, Parent shall, at its sole cost and expense, designate Computershare Inc. (the “Paying Agent”), to act as paying agent for the payment of the Aggregate Merger Consideration, and shall enter into an agreement (the “Paying Agent Agreement”) relating to the Paying Agent’s responsibilities with respect thereto, in form and substance reasonably acceptable to the Company. At the Effective Time, Parent shall deposit, or cause to be deposited with the Paying Agent, cash constituting an amount equal to the Aggregate Merger Consideration (such Aggregate Merger Consideration as deposited with the Paying Agent, the “Exchange Fund”). Parent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Common Stock and (ii) applied promptly to making the payments pursuant to Section 3.1(b). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1, except as expressly provided for in this Agreement.
(b)   Procedures for Exchange.
(i)   Certificates.   As promptly as reasonably practicable following the Effective Time and in any event not later than the fifth (5th) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss and posting of a bond, in lieu thereof) to the Paying Agent and which shall be in the form and have such other provisions as Parent and the Company may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement (which instructions shall be in the form and have such other provisions as Parent may reasonably specify).
(ii)   Book-Entry Evidence.   As promptly as reasonably practicable following the Effective Time and in any event not later than the fifth (5th) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Book-Entry Evidence not held through The Depository Trust Company (and to deliver to The Depository Trust

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Company, in the case of holders of Book-Entry Evidence held through The Depository Trust Company) that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (A) a letter of transmittal, which shall be in the form and have such other provisions as Parent and the Company may reasonably specify, and (B) instructions for returning such letter of transmittal in exchange for the right to receive the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Book-Entry Evidence shall have been converted pursuant to this Agreement (which instructions shall be in the form and have such other provisions as Parent may reasonably specify). Notwithstanding anything to the contrary contained in this Agreement, no holder of Book-Entry Evidence shall be required to deliver a Certificate or, in the case of holders of Book-Entry Evidence held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 3.1(b).
(c)   Timing of Exchange.   Upon surrender of a Certificate (or affidavit of loss and evidence of a bond in lieu thereof) or Book-Entry Evidence for cancellation to the Paying Agent, together with, in the case of Certificates and Book-Entry Evidence not held through The Depository Trust Company, a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, or, in the case of Book-Entry Evidence held through The Depository Trust Company, receipt of an “agent’s message” by the Paying Agent, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Evidence shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Evidence upon the later to occur of (i) the Effective Time or (ii) the Paying Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof), Book-Entry Evidence or “agent’s message,” and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Evidence so surrendered shall be forthwith cancelled. The Paying Agent Agreement shall provide that the Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Evidence upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Evidence on the Merger Consideration payable upon the surrender of the Certificates or Book-Entry Evidence.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Evidence for six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation as a general creditor thereof for payment of their claims for Merger Consideration (without any interest thereon) in respect thereof, subject to abandoned property, escheat or similar Law.
(e)   No Liability.   None of Parent, Acquisition Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash held in the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Evidence shall not have been surrendered immediately prior to the date on which any cash in respect of such Certificate or Book-Entry Evidence would otherwise escheat to or become the property of any Governmental Authority, any such cash in respect of such Certificate or Book-Entry Evidence shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.
(f)   Investment of Exchange Fund.   The Paying Agent Agreement shall provide that the Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment (including any losses thereon) shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses (or any diminishment of the Exchange Fund for any other reason below the level required to make prompt cash payment in full of the aggregate funds required to be paid pursuant to the terms hereof) Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) all

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such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as directed by Parent.
(g)   Withholding.   Parent, Acquisition Sub, the Surviving Corporation, and the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable Law. To the extent that amounts are so deducted and withheld or paid over to or deposited with the relevant Governmental Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 3.3   Company Equity Awards.   Unless otherwise agreed between Parent and an individual holder of a Company Security:
(a)   Company Options.   At the Effective Time, each Company Option (whether or not vested) that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof, vest (if unvested) and if not exercised by the holder thereof as of the Effective Time (after notice and a reasonable period to elect the exercise of such Company Option) shall be cancelled and, if the exercise price per share of Company Common Stock is less than the Merger Consideration, be converted into the right to receive an amount in cash, without interest, equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per-share exercise price for such Company Option multiplied by (ii) the total number of shares of Company Common Stock underlying such Company Option (the “Company Option Consideration”); provided that if the exercise price per share of Company Common Stock of such Company Option is equal to or greater than the Merger Consideration, such Company Option if not exercised shall be cancelled without any cash payment or other consideration being made in respect thereof.
(b)   Treatment of Company RSUs.   At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time, shall, automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into a right to receive cash, as described in this Section 3.3(b) (each, a “Converted RSU”). Each Converted RSU shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company RSU immediately before the Effective Time, except that each Converted RSU shall represent the right to receive an amount in cash, without interest, equal to (A) the product of (i) the total number of shares of Company Common Stock underlying such Company RSU, multiplied by (ii) the Merger Consideration plus any dividend equivalent amounts accrued with respect to such Company RSU (the “Company RSU Consideration”), which amounts shall be payable at the same time as under the terms and conditions of the Company RSU, and subject to substantially the same vesting terms and conditions as applied to the Company RSU immediately before the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any Company equity plan, equity award agreement or Company severance plan currently in effect). Notwithstanding the foregoing, each Company RSU held immediately prior to the Effective Time by an individual (whether an employee, non-employee director, or independent contractor) who is not expected to be a Continuing Employee (as such term is defined in Section 6.9(a)) shall, automatically and without any required action on the part of the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Company RSU Consideration.
(c)   Treatment of Company PSUs.   At the Effective Time, each Company PSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any required action on the part of the holder thereof, be assumed by Parent and converted into a right to receive cash, as described in this Section 3.3(c) (each a “Converted PSU”). Each Converted PSU shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Company PSU immediately before the Effective Time (aside from terms related to performance vesting that shall no longer be applicable following the Effective Time) except that each Converted PSU shall represent the right to receive an amount in cash, without interest, equal to (A) the total number of shares of Company Common Stock earned under such Company PSU, with performance measured

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in accordance with the terms of the applicable governing documents (e.g. based on the attainment of the applicable performance metrics through the Closing Date), as determined by the board of directors of the Company or a committee thereof after consultation with Parent prior to the Effective Time, multiplied by (ii) the Merger Consideration, plus any dividend equivalent amounts accrued with respect to such Company PSU (the “Company PSU Consideration”), which amounts shall be payable at the same time as under the terms and conditions of the Company PSU, and subject to substantially the same time-vesting terms and conditions as applied to the Company PSU immediately before the Effective Time (adjusted for any right to accelerated vesting that may apply after the Effective Time under any Company equity plan, equity award agreement or Company severance plan currently in effect). Notwithstanding the foregoing, each Company PSU held immediately prior to the Effective Time by an individual (whether an employee, non-employee director, or independent contractor) who is not expected to be a Continuing Employee (as such term is defined in Section 6.9(a)) shall, automatically and without any required action on the part of the holder thereof, vest (if unvested) and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Company PSU Consideration.
(d)   Delivery of Company Equity Award Consideration; Withholding; Section 409A.   Parent shall cause the Surviving Corporation to pay through the payroll system of the Surviving Corporation (to the extent applicable) to each holder of a Company Equity Award the Company Option Consideration, Company RSU Consideration and Company PSU Consideration, as applicable, less any required withholding Taxes and without interest, on the next regularly scheduled payroll date of the Surviving Corporation following the date on which such Company Option Consideration, Company RSU Consideration or Company PSU Consideration becomes payable, unless such regularly scheduled payroll date is within three (3) Business Days of the Effective Time, in which case such payments shall be made within fifteen (15) days of the Effective Time. Notwithstanding the foregoing, if any payment owed to a holder of a Company Equity Award pursuant to this Section 3.3 cannot be made through the Surviving Corporation’s payroll system, then the Surviving Corporation will issue a check for such payment to such holder promptly following the Effective Time. Notwithstanding anything herein to the contrary, with respect to Company Equity Awards held by individuals subject to Taxes imposed by the Laws of a country other than the United States, the parties hereto shall cooperate in good faith prior to the Effective Time to minimize the Tax impact of the provisions set forth in this Section 3.3.
(e)   Corporate Actions.   At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 3.3.
Section 3.4   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit, in form and substance reasonably acceptable to Parent and the Company, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable and customary amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.
Section 3.5   Dissenting Shares.   Notwithstanding Section 3.1(b), shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to, and has properly exercised and perfected his, her or its demand for, appraisal rights under Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost his or her right to appraisal and payment under Section 262 of the DGCL (whether occurring before, at or after the Effective Time), such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, in accordance with Section 3.1(b) and such shares shall not be deemed to be Dissenting Shares. The Company shall give Parent prompt written

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notice of any demands for appraisal of Company Common Stock received by the Company, written withdrawals or attempted withdrawals of such demands and any other instruments, notices or demands served on the Company pursuant to Section 262 of the DGCL. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, or approve any withdrawal of any such demands or agree to do or commit to do any of the foregoing.
Section 3.6   Transfers; No Further Ownership Rights.   From and after the Effective Time there shall be no registration of transfers on the stock transfer books of the Company of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If Certificates or Book-Entry Evidence are presented to the Surviving Corporation, Parent or Paying Agent for transfer following the Effective Time, they shall be cancelled against delivery of the applicable Merger Consideration as provided for in Section 3.1(b) for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Evidence. Payment of the Merger Consideration in accordance with the terms of this Article III, and, if applicable, any unclaimed dividends declared prior to the Effective Time upon the surrender of Certificates, shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Evidence.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed (i) in the Company Disclosure Letter or (ii) in the Company SEC Documents filed or furnished by the Company on or after January 1, 2019 and at least five Business Days prior to the date of this Agreement (including all exhibits and schedules thereto and documents incorporated by reference therein and excluding any disclosures set forth under the headings “Risk Factors”, “Forward-Looking Statements”, “Market Risk” or any similar sections, and any other disclosures included therein to the extent predictive, cautionary or forward-looking in nature); provided, that, nothing in the Company SEC Documents shall be deemed to be disclosures against Section 4.2(a), the Company hereby represents and warrants to Parent as follows:
Section 4.1   Organization and Qualification; Subsidiaries.   Each of the Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to conduct its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority as would not have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and (to the extent applicable) is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and (to the extent applicable) in good standing would not have a Company Material Adverse Effect. The Company’s certificate of incorporation (the “Company Charter”) and amended and restated bylaws (the “Company Bylaws”), as currently in full force and effect, are included in the Company SEC Documents. The Company is not in material violation of any of the provisions of the Company Charter or the Company Bylaws. Section 4.1 of the Company Disclosure Letter sets forth a list, true and complete in all material respects, of all Subsidiaries of the Company.
Section 4.2   Capitalization.
(a)   As of the close of business on May 5, 2022 (the “Capitalization Date”), the authorized capital stock of the Company consists of (i) 1,000,000,000 shares of Company Common Stock, 99,938,408 of which were issued and outstanding, (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none of were issued and outstanding, (iii) Company Options to purchase an aggregate of 1,858,561 shares of Company Common Stock (of which options to purchase an aggregate of 1,773,621 shares of Company Common Stock were exercisable) and (iv) 9,008,047 shares of Company Common Stock subject to outstanding Company Stock Units (with Company PSUs measured at the maximum level of performance). No shares of Company Common Stock were held by the Company in its treasury or by any Subsidiary of the Company. All outstanding shares of Company Common Stock are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date hereof, other than (1) as set forth above in this Section 4.2(a) or (2) any

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agreement solely between the Company and any of its Subsidiaries or between or among two or more Subsidiaries of the Company, there are no existing and outstanding (A) shares of capital stock or equity interests of the Company or securities of the Company or its Subsidiaries convertible into or exchangeable for shares of capital stock or other equity or voting interests of the Company or its Subsidiaries, (B) options, warrants, calls, restricted shares, phantom stock, stock appreciation rights, performance units, contingent value rights, subscriptions or other rights, convertible securities, agreements or commitments (including any bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company or its Subsidiaries may vote) of any character to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity or voting interests in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity or voting interests, (C) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity or voting interests of the Company or any of its Subsidiaries, (D) voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity or voting interests of the Company or any of its Subsidiaries or (E) contractual obligations or agreements restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to any Company Securities or capital stock of (or other equity or voting interest in) the Company’s Subsidiaries (the items in clauses (A) and (B) as they relate to the Company, including, for clarity, the Company Common Stock, Company Options and Company Stock Units, being referred to collectively as the “Company Securities”). Since the Capitalization Date through the date hereof, the Company has not (1) issued any Company Securities or incurred any obligation to make any payments to any Person based on the price or value of any Company Securities, other than in connection with any Company Equity Awards outstanding as of the close of business on the Capitalization Date in accordance with their terms, or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Securities. As of the date hereof, no dividends or similar distributions have accrued or been declared but are unpaid on any Company Securities, and the Company is not subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Company Securities (in each case, other than with respect to dividends to be paid by any wholly owned Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company).
(b)   All of the outstanding shares of capital stock or equivalent equity interests of each of the Company’s Subsidiaries are duly authorized, validly issued and fully paid and nonassessable and are owned of record and beneficially, directly or indirectly, by the Company or its relevant wholly owned Subsidiary and free and clear of all Liens except for restrictions imposed by applicable securities Laws and Permitted Liens.
(c)   Neither the Company nor any of its Subsidiaries owns any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company, which interest or investment is material to the Company and its Subsidiaries, taken as a whole.
(d)   Section 4.2(d) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a complete and accurate list of each outstanding Company Equity Award granted under any of the Company Equity Plans and: (i) the employee identification number of the holder of such Company Equity Award, (ii) the number of shares of Company Common Stock subject to such outstanding Company Equity Award, (iii) if applicable, the exercise price, strike price, or similar pricing of such Company Equity Award, (iv) the date on which such Company Equity Award was granted or issued, and (v) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof.
Section 4.3   Authority Relative to Agreement.
(a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Stockholder Approval and the occurrence of the

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stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act, regardless of the outcome of such advisory vote (the “Company Stockholder Advisory Vote”), to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action by the Company, and except for the Requisite Stockholder Approval and the occurrence of the Company Stockholder Advisory Vote, no other corporate Action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(b)   The board of directors of the Company has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders and (iii) resolved to make the Company Recommendation (provided that any change, modification or rescission of such recommendation by the board of directors of the Company in accordance with Section 6.5 shall not be a breach of the representation in clause (iii)).
Section 4.4   No Conflict; Required Filings and Consents.
(a)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of the Company Charter or Company Bylaws, (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 4.4(b) have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration, loss of rights or cancellation of, any Company Material Contract, or (iv) result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) and (iv), any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that would not (x) have a Company Material Adverse Effect or (y) reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the ability of the Company to consummate the transactions contemplated hereby (this clause (y), a “Company Impairment Effect”).
(b)   No consent, approval, license, permit, Order or authorization (a “Consent”) of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing with the SEC of the Proxy Statement in preliminary and definitive forms and the applicable requirements of and filings with the SEC under the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary and appropriate documents with the relevant authorities of the other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business, (iii) applicable requirements under applicable securities Laws or corporation or Blue Sky Laws of various states, (iv) such filings as may be required in connection with the Taxes described in Section 8.6, (v) filings with the NASDAQ Stock Market (“NASDAQ”), (vi) such other items required solely by reason of the participation of Parent or Acquisition Sub in the transactions contemplated hereby, (vii) compliance with and filings or notifications under the HSR Act or other Antitrust and Foreign Investment Laws and (viii) such other Consents, registrations, declarations, filings or notices with or to

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any Governmental Authority the failure of which to be obtained or made would not have a (x) Company Material Adverse Effect or (y) Company Impairment Effect.
Section 4.5   Permits; Compliance With Laws.
(a)   The Company and its Subsidiaries are in possession of all requisite franchises, grants, easements, variances, exceptions, Consents and certificates necessary for the Company and its Subsidiaries to carry on their business as it is now being conducted (the “Company Permits”), and all Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or threatened in writing, to the Knowledge of the Company, threatened orally, except where the failure to be in possession of or be in full force and effect, or the suspension or cancellation of, any of the Company Permits would not have a Company Material Adverse Effect.
(b)   None of the Company or any of its Subsidiaries is in, or has been since January 1, 2019, and none of the Company or any of its Subsidiaries has received written notice from any Governmental Authority with respect to, any default or violation of any Law applicable to the Company or any of its Subsidiaries, except for any such defaults or violations that would not have a Company Material Adverse Effect.
Section 4.6   Company SEC Documents; Financial Statements.
(a)   Since January 1, 2019, the Company has filed or furnished with the SEC all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (together with any amendments, exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents at the time it was filed by the Company (or, if amended, as of the date of the last amendment) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading; provided, however, in each case, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information filed or furnished by the Company with the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act.
(b)   As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received by the Company or any of its Subsidiaries from the SEC or its staff. As of the date hereof, none of the Company SEC Documents is the subject of outstanding SEC comments or, to the Knowledge of the Company, ongoing SEC review or outstanding SEC investigation.
(c)   The consolidated financial statements (including all related notes) of the Company included in the Company SEC Documents (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and its consolidated statements of operations and consolidated statements of cash flows for the respective periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, absence of notes and any other adjustments described therein, including any notes thereto, which would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole) and (ii) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form or other rules under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
(d)   Since January 1, 2019, the Company has complied with the applicable listing and corporate governance rules and regulations of NASDAQ.
(e)   Since January 1, 2019, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the

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Company, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Section 302 and 906 of the Sarbanes-Oxley Act.
(f)   Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any off-balance sheet joint venture, off-balance sheet partnership or any other off-balance sheet arrangements, other than those that would be de minimis to the Company and its Subsidiaries taken as a whole.
(g)   Since January 1, 2019, (i) none of the Company or any of its Subsidiaries has received any written material complaint, allegation, assertion or claim regarding the financial accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or any material complaint, allegation, assertion or claim from employees of the Company or any of its Subsidiaries regarding questionable financial accounting or auditing matters with respect to the Company or any of its Subsidiaries, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported credible evidence of any material violation of securities Laws, breach of fiduciary duty or similar material violation by the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof, or to the General Counsel or Chief Executive Officer of the Company.
Section 4.7   Information Supplied.   None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference in the proxy statement relating to the approval by the stockholders of the Company of this Agreement (together with any amendments or supplements thereto, the “Proxy Statement”), will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with regards to statements made therein based on information supplied by or on behalf of Parent or Acquisition Sub (or any of their Affiliates) for inclusion therein.
Section 4.8   Disclosure Controls and Procedures.   The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that all information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2021, and such assessment concluded that such controls were effective. The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date hereof, to the Company’s auditors and the audit committee of the board of directors of the Company (a) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Each of the Company and its Subsidiaries has substantially addressed any such deficiency, material weakness or fraud.
Section 4.9   Absence of Certain Changes or Events.   From January 1, 2022 to the date of this Agreement, except with respect to (a) the process conducted by the Company to consider strategic alternatives, including the sale of the Company and the negotiation, execution and delivery of this Agreement and (b) any COVID Measures, (i) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice and (ii) there has not been any adverse change,

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event, fact, condition, development, effect or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2022, through the date of this Agreement, none of the Company or its Subsidiaries has undertaken any action that, if taken after the date of this Agreement, would require Parent’s consent pursuant to Section 6.1 hereunder except as set forth on Section 4.9 of the Company Disclosure Letter. Section 4.9 of the Company Disclosure Letter sets forth the aggregate value (in U.S. dollars) of principal outstanding under all indebtedness for borrowed money of the Company and its Subsidiaries as of the date hereof.
Section 4.10   No Undisclosed Liabilities.   Except (a) as reflected, disclosed or reserved against in the Company’s consolidated balance sheet as of December 31, 2021 (as amended or restated, as applicable) or the notes thereto included in the Company’s most recent 10-K, (b) for liabilities or obligations incurred in the ordinary course of business consistent with past practice (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, violation of Law or misappropriation), since December 31, 2021, (c) for liabilities or obligations incurred in connection with this Agreement, the transactions contemplated hereby or the process conducted by the Company to consider strategic alternatives, including the sale of the Company and the negotiation, execution and delivery of this Agreement, (d) for liabilities or obligations that would not individually or in the aggregate have, or would reasonably be expected to have, a Company Material Adverse Effect or (e) as set forth in Section 4.10 of the Company Disclosure Letter, the Company and its Subsidiaries do not have any liabilities or obligations of any nature, whether or not accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or disclosed in the notes thereto) of the Company. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Company SEC Documents.
Section 4.11   Litigation.   Except as set forth in Section 4.11 of the Company Disclosure Letter, as of the date hereof, there is no Action pending or threatened in writing, or, to the Knowledge of the Company, orally threatened by or against the Company, any of its Subsidiaries or any present or former officer, director, manager or employee of the Company or any of its Subsidiaries (in such individuals’ capacity as such), that would reasonably be expected to result in liability to the Company or any of its Subsidiaries in an amount in excess of $250,000, nor is there any Order of any Governmental Authority outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Authority involving, the Company or any of its Subsidiaries that would have a Company Material Adverse Effect. As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened seeking to prevent, enjoin, modify, materially delay or challenge the Merger or any of the other transactions contemplated by this Agreement.
Section 4.12   Employee Benefit Plans.
(a)   Section 4.12(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of each Company Benefit Plan (which list may reference a form of such Company Benefit Plan). The Company has made available to Parent a true and complete copy of each material Company Benefit Plan and all amendments thereto and a true and complete copy of the following items (in each case, only if applicable): (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed annual report on IRS Form 5500 and all schedules thereto, (iv) the most recently received IRS determination letter or IRS opinion letter, (v) any agreements with third-party recordkeepers, administrator or other service providers, and (vi) any material correspondence with the IRS, Department of Labor or other Governmental Authority related to any Company Benefit Plan within the past three (3) years.
(b)   (i) Each of the Company Benefit Plans has been maintained, operated, administered and funded in accordance with its terms and in compliance in all material respects with applicable Laws, (ii) no Action (other than routine claims for benefits) is pending against or involves or, to the Knowledge of the Company, is threatened against or reasonably expected to involve, any Company Benefit Plan before any court or arbitrator or any Governmental Authority or otherwise, (iii) material payments required to be paid by the Company or any of its Subsidiaries pursuant to the terms of a Company Benefit Plan or by applicable Law (including, all contributions and insurance premiums) with respect to all prior periods have been made or provided for by the Company or its Subsidiaries in accordance with the provisions of such Company Benefit Plan or applicable Law and (iv) no non-exempt “prohibited

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transaction,” within the meaning of Section 4975 of the Code and Section 406 of ERISA or breach of fiduciary duty (as determined under ERISA), has occurred or is reasonably expected to occur with respect to the Company Benefit Plans.
(c)   (i) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Company Benefit Plan as to its qualified status under the Code, or with respect to a prototype Company Benefit Plan, the prototype sponsor has received a favorable IRS opinion letter, or the Company Benefit Plan or prototype sponsor has remaining a period of time under applicable Code regulations or pronouncements of the IRS in which to apply for such a letter and make any amendments necessary to obtain a favorable determination or opinion as to the qualified status of each such Company Benefit Plan and (ii) to the Knowledge of the Company, no event has occurred since the most recent determination or opinion letter or application therefor relating to any such Company Benefit Plan that would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.
(d)   Neither the Company nor any of its ERISA Affiliates (nor any predecessor of any such entity) currently sponsors, maintains, administers or contributes to, has any obligation to contribute to or has any actual or potential liability in respect of, or has within the previous six (6) years sponsored, maintained, administered or contributed to (or had any obligation to contribute to within the previous six (6) years); (i) a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code; (ii) a “multiemployer plan” (within the meaning of Section 3(37) of ERISA); (iii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); or (iv) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA).
(e)   Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby (whether alone or in connection with any subsequent event(s)) will (i) entitle any current or former director, employee, consultant or independent contractor of the Company or any of its Subsidiaries to any material payment, (ii) materially increase the amount or value of any benefit or compensation or other obligation payable or required to be provided to any such director, employee, consultant or independent contractor of the Company or any of its Subsidiaries, (iii) accelerate the time of, or trigger any, payment, funding (whether to a trust of otherwise) or vesting of amounts due to any such director, employee, consultant or independent contractor of compensation or benefits due to any such Person under any Company Benefit Plan or otherwise or (iv) result in any payments or benefits which would not reasonably be expected to be deductible under Section 280G of the Code or which would cause any Tax or penalty under Section 4999 of the Code.
(f)   Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Person for any Tax incurred by such Person under Section 409A or 4999 of the Code.
(g)   None of the Company or its Subsidiaries has any obligations for post-termination health or life insurance benefits under any Company Benefit Plan or otherwise (other than for continuation coverage required to be provided pursuant to Section 4980B of the Code) or by other applicable Law.
(h)   Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A of the Code) has been operated in documentary and operational compliance with such section and all applicable guidance thereunder. No compensation will, or could reasonably be expected to, be includable in the gross income of any employee as a result of the operation of Section 409A of the Code with respect to any Company Benefit Plan.
(i)   Each Company Benefit Plan that is maintained outside the United States (i) intended to qualify for special tax treatment, meets all requirements for such treatment, (ii) if required to be funded, book-reserved or secured by an insurance policy, is funded, book-reserved, or secured by an insurance policy, as applicable, based on reasonable actuarial assumption in accordance with applicable accounting principles, and (iii) has been maintained in material compliance with all applicable Laws of the jurisdictions applicable to the Company Benefit Plan.

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Section 4.13   Labor Matters.
(a)   Except as set forth in Section 4.13(a) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any works council or collective bargaining agreement or other similar Contract, other than industry-wide agreements outside of the United States, and no employees of the Company or its Subsidiaries are represented by any labor union, works council, or other labor organization with respect to their employment with the Company or its Subsidiaries. Except as would not have a Company Material Adverse Effect, there are no labor related strikes, walkouts or other work stoppages or material labor disputes pending or, to the Knowledge of the Company, threatened in writing, and, since January 1, 2020, neither the Company nor any of its Subsidiaries has experienced any such labor related strike, walkout or other work stoppage or material labor disputes. To the Knowledge of the Company, there is no pending organizing campaign and no labor union, works council or other organization of employees has made a pending written demand for recognition or certification, in each case, with respect to any employees of the Company or any of its Subsidiaries.
(b)   Except as would not have a Company Material Adverse Effect, since January 1, 2020, there have not been any sexual harassment, or other discrimination, retaliation or policy violation allegations against any officers, directors, employees, contractors, or agents of the Company or its Subsidiaries.
Section 4.14   Intellectual Property Rights.
(a)   Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries own, or have the right to use in the manner currently used, all patents, trademarks, trade names, copyrights, Internet domain names, service marks, trade secrets, Data, software and other intellectual property rights (the “Intellectual Property Rights”) that are material to the business of the Company and its Subsidiaries as currently conducted, free and clear of all Liens other than Permitted Liens. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received, in the twelve (12) months preceding the date hereof and the Closing, any written charge, complaint, claim, demand or notice challenging the validity of any Intellectual Property Rights owned by the Company or any of its Subsidiaries (the “Company Intellectual Property Rights”).
(b)   To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon, misappropriate or otherwise violate, and since January 1, 2020 has not infringed upon, misappropriated or otherwise violated, any Intellectual Property Rights of any other Person, except for any such infringement, misappropriation or other violation that would not have a Company Material Adverse Effect. None of the Company or any of its Subsidiaries has received, in the twelve (12) months preceding the date hereof, any written charge, complaint, claim, demand or notice (i) alleging any such infringement, misappropriation or other violation by the Company or any of its Subsidiaries or (ii) with respect to any Security Incident or violation of any Data Security Requirement or Processing of Personal Information, except in each case as would not have a Company Material Adverse Effect. To the Knowledge of the Company, as of the date hereof and the Closing, no other Person is infringing, misappropriating or otherwise violating any Company Intellectual Property Rights, except for any such infringement, misappropriation or other violation as would not have a Company Material Adverse Effect. This Section 4.14(b) constitutes the only representation and warranty of the Company with respect to any actual or alleged infringement, misappropriation or other violation of any Intellectual Property Rights of any other Person.
(c)   To the Knowledge of the Company, no software products developed and owned by the Company and its Subsidiaries incorporate any “open source” software in a manner that requires material source code owned by the Company and its Subsidiaries to be disclosed, licensed, distributed, or dedicated to the public except as would not have a Company Material Adverse Effect.
(d)   The Company and its Subsidiaries are in compliance with, and have since January 1, 2020 been in compliance with, all applicable Laws relating to privacy, data protection, data security, or the collection or use of Personal Information collected, used, held for use or otherwise Processed by the Company and its Subsidiaries (“Data Security Requirement”), except where the failure to be in compliance would not have a Company Material Adverse Effect.

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(e)   To the Knowledge of the Company, neither the Company nor its Subsidiaries have experienced any unauthorized access or other Security Incident with respect to any Company Systems, Data or Personal Information Processed by or on behalf of the Company or any of its Subsidiaries, or that is otherwise material to the business of the Company or any of its Subsidiaries, except as would not have a Company Material Adverse Effect.
Section 4.15   Taxes.
(a)   Except as would not have a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have timely filed all Tax Returns required to be filed by any of them; (ii) each of such filed Tax Returns (taking into account all amendments thereto) is complete and accurate; and (iii) the Company and each of its Subsidiaries have timely paid in full all Taxes (including withholding Taxes) due and owing by each of them except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been provided on the Company SEC Documents filed prior to the date hereof.
(b)   Except as would not have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has received written notice of, or has pending, in process, or otherwise outstanding, any audit, examination or other Action from any Taxing Authority in respect of any Tax Returns or liabilities for Taxes of the Company or any of its Subsidiaries, which have not been fully paid or settled; (ii) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens; and (iii) with respect to any Tax years open for audit as of the date hereof, neither the Company nor any of its Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment or collection of, any Tax.
(c)   Neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2) or Treasury Regulations Section 301.6111-2(b)(2) in any Tax year for which the statute of limitations has not expired.
(d)   Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, consolidated, combined, unitary, or aggregate group for Tax purposes, other than a group of which the Company is the common parent; (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any corresponding or similar provision of state, local, or non-U.S. Law) or as a transferee or successor; or (iii) is a party to or bound by, nor does it have any obligation under, any Tax sharing, indemnification, allocation, gross-up, or other similar agreements or arrangements (other than pursuant to contracts entered into in the ordinary course of business that do not have a primary purpose relating to Taxes or Tax sharing, indemnification, allocation, or gross-up).
(e)   Since January 1, 2020, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock that was intended to be governed in whole or in part by Sections 355 or 361 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law).
For the avoidance of doubt, for purposes of this Section 4.15, any reference to the Company or any Subsidiary of the Company shall be deemed to include any predecessor Person that converted into, merged with, or was liquidated into the Company or such Subsidiary. The representations and warranties set forth in this Section 4.15 and, to the extent relating to Tax matters, Section 4.12, are the Company’s sole and exclusive representations with respect to Tax matters in this Agreement.
Section 4.16   Material Contracts.
(a)   Section 4.16(a) of the Company Disclosure Letter sets forth a list, as of the date hereof, of each Company Material Contract. For purposes of this Agreement, “Company Material Contract” means any Contract (other than any Company Benefit Plan, Contract related to any Leased Real Property, Contract solely between or among the Company and/or any of its Subsidiaries) to which the Company or any of its Subsidiaries is a party or their respective properties or assets are bound, except for this Agreement, that:

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(i)   constitutes a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);
(ii)   is a joint venture, alliance, partnership or similar agreement that is material to the operation of the Company and its Subsidiaries, taken as a whole;
(iii)   is a loan, guarantee of indebtedness or credit agreement, note, mortgage, indenture or other binding commitment relating to indebtedness for borrowed money or the deferred purchase price of property or services (other than those related to (A) trade payables arising in the ordinary course of business or (B) indebtedness for borrowed money or the deferred purchase price of property or services, in each case, less than $1 million individually);
(iv)   is an acquisition agreement, asset purchase agreement, stock purchase agreement or other similar agreement (other than agreements to purchase or acquire assets in the ordinary course of business), pursuant to which (A) the Company or any Subsidiary of the Company is required to pay total consideration (including assumption of debt) after the date hereof in excess of $5 million (including pursuant to any earn-out or similar provision) or (B) any other Person has the right to acquire any assets of the Company or any of its Subsidiaries (or any interests therein) after the date of this Agreement with a purchase price of more than $5 million;
(v)   is an agreement entered into that obligates the Company or any of its Subsidiaries to make any future capital commitment or capital expenditure in excess of $1 million in any one year period that cannot be terminated on less than ninety (90) days’ notice without material payment or penalty;
(vi)   an agreement that prohibits the Company or any of its Subsidiaries from (A) competing in any line of business in any geographical location or (B) selling any products or services of or to any other Person in any geographic region;
(vii)   is (x) an agreement pursuant to which the Company or any of its Subsidiaries is granted or grants a right to material Intellectual Property Rights, or (y) any agreement providing for the development or acquisition of any material Intellectual Property Rights (other than Contracts (A) in which grants of Intellectual Property Rights are incidental to such Contracts, (B) granting rights to use commercially available third party hardware or software including pursuant to shrink wrap, click through or other standard licensing terms, (C) with customers and distributors that are non-exclusive and entered into in the ordinary course of business consistent with past practice, and (D) with contractors or employees substantially on the Company’s standard forms ((A)-(D), collectively, “Non-Material Licenses”));
(viii)   any Contract with the 1st – 10th largest customers of the Company and its Subsidiaries, taken as a whole, based on revenue for the fiscal year ended December 31, 2021 (the “Major Customers”) or the 11th – 25th largest customers of the Company and its Subsidiaries, taken as a whole, based on revenue for the fiscal year ended December 31, 2021 (the “Secondary Customers”) that expressly imposes any material restriction on the right or ability of the Company or any of its Subsidiaries to compete with any other Person or solicit any client or customer and, in each case, that following the Closing will materially restrict the ability of Parent or its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) to so compete or solicit;
(ix)   any Contract with a Major Customer or Secondary Customer that expressly obligates the Company or its Subsidiaries (or following the Closing, Parent or its Subsidiaries) to conduct business with any third party on a preferential or exclusive basis or that contains “most favored nation” or similar covenants;
(x)   any Company employment agreement with any current executive officer or any current member of the Company Board;
(xi)   any Contract entered into on or after January 1, 2019 that is a settlement agreement or includes a settlement agreement entered into in connection with a proceeding and that materially restricts the operation of the business of the Company or any of its Subsidiaries;

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(xii)   any Contract relating to indebtedness (other than intercompany indebtedness owed by the Company or any wholly owned Subsidiary to any other wholly owned Subsidiary, or by any wholly owned Subsidiary to the Company) of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $1 million;
(xiii)   any Contract with an affiliate or other Person that would be required to be disclosed under Item 404(a) of Regulation S-K of the SEC; or
(xiv)   is an agreement in settlement of a dispute that imposes material obligations on the Company or its Subsidiaries after the date hereof.
(b)   Neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract where such breach or default would have a Company Material Adverse Effect. As of the date hereof, to the Knowledge of the Company, (i) no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, and (ii) no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder, where such breach or default would have a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or its Subsidiary and, to the Knowledge of the Company, the other parties thereto (other than to the extent that any Company Material Contracts have expired or terminated in accordance with their terms after the date hereof), except such as would not have a Company Material Adverse Effect; provided that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights and remedies generally and (B) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. As of the date of this Agreement, to the Knowledge of the Company, neither the Company nor any Subsidiary has received any written notice of a material breach or material default from a counterparty to any Company Material Contract. There are no disputes pending or, to the Company’s Knowledge, threatened with respect to any Company Material Contract, and neither the Company nor any of its Subsidiaries has received any written notice of the intention of any other party to a Company Material Contract to terminate for default, convenience or otherwise, any Company Material Contract, in each case, except as set forth on Section 4.16(b) of the Company Disclosure Letter or as would not be material to the Company and its Subsidiaries, taken as a whole.
(c)   Complete and correct copies of each Company Material Contract (other than any immaterial omissions), as amended and supplemented, have been filed with the SEC or made available by the Company to Parent, in each case prior to the date hereof.
Section 4.17   Real Property.
(a)   All material real property owned by the Company or any of its Subsidiaries (collectively, the “Owned Real Property”) is disclosed in Section 4.17(a) of the Company Disclosure Letter.
(b)   All material real property leased, subleased, licensed or otherwise occupied (whether as a tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any of its Subsidiaries (collectively, including the improvements thereon, the “Leased Real Property”) is disclosed in Section 4.17(b) of the Company Disclosure Letter.
(c)   As of the date hereof, except as would not have a Company Material Adverse Effect, the Company and/or its Subsidiaries have good fee simple title to all Owned Real Property and valid leasehold, subleasehold or license interests in all Leased Real Property free and clear of all Liens, except Permitted Liens.
(d)   As of the date hereof, to the Knowledge of the Company, except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received any written communication from, or given any written communication to, any other party to a lease for the Leased Real Property to which the Company or a Subsidiary is a party, alleging that the Company or any of its Subsidiaries or such other party, as the case may be, is in default under such lease.

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Section 4.18   Environmental.   Except as would not have a Company Material Adverse Effect:
(a)   the Company and its Subsidiaries are, and since January 1, 2020 have been, in compliance with all applicable Environmental Laws, including possessing all Company Permits required for their operations under applicable Environmental Laws;
(b)   there is no pending or threatened Action pursuant to any Environmental Law against the Company or any of its Subsidiaries;
(c)   since January 1, 2019 through the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice from any Person, including any Governmental Authority, alleging that the Company or any of its Subsidiaries has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved;
(d)   neither the Company nor any of its Subsidiaries (i) is a party or subject to any Order pursuant to Environmental Law (ii) to the Knowledge of the Company, has exposed any person to any Hazardous Material that would give rise to liability (contingent or otherwise) pursuant to Environmental Law; or (iii) has assumed, undertaken or provided an indemnity with respect to any liability (contingent or otherwise) of any other Person relating to any Environmental Law; and
(e)   with respect to the Owned Real Property and to the Knowledge of the Company, the Leased Real Property, there have been no Releases on or underneath any of such real properties that has caused environmental contamination at such real properties that is reasonably likely to result in an obligation to remediate such environmental contamination pursuant to applicable Environmental Law or result in liability pursuant to applicable Environmental Law with respect to remediation conducted by other Persons except as set forth on Section 4.18(e) of the Company Disclosure Letter.
Section 4.19   Vote Required.   The adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon at the Stockholders’ Meeting (the “Requisite Stockholder Approval”) is the only approval of holders of securities of the Company that is required in connection with the consummation of any of the transactions contemplated hereby.
Section 4.20   Brokers.   Except for those Persons set forth in Section 4.20 of the Company Disclosure Letter, no broker, finder, investment banker, consultant or intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered to Parent complete, correct and unredacted copies of any engagement letters between the Company and the Persons set forth in Section 4.20 of the Company Disclosure Letter entered into in connection with the Merger, as in effect on the date hereof.
Section 4.21   Opinion of Financial Advisor.   Centerview Partners LLC has delivered to the board of directors of the Company its written opinion (or oral opinion to be confirmed in writing), dated as of the date thereof, that as of the date of such opinion and subject to the various factors, assumptions, limitations, qualifications, conditions and other matters set forth therein, the Merger Consideration to be paid to the holders of the Company Common Stock (other than any shares cancelled pursuant to Section 3.1(a), any Dissenting Shares and any shares held by any Affiliate of the Company or Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders. Such opinion is for the benefit of the Company and may not be relied on by Parent or its Affiliates.
Section 4.22   Insurance.   Section 4.22 of the Company Disclosure Letter contains a list of the material insurance policies maintained by the Company in effect as of the date of this Agreement. To the Knowledge of the Company, except as would not have a Company Material Adverse Effect, as of the date of this Agreement, (a) each such insurance policy is in full force and effect and all premiums due thereon have been paid in full and (b) the Company has not received a written notice of cancellation from the insurer(s) of any such insurance policy.
Section 4.23   Takeover Statutes.   The board of directors of the Company has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the

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DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement as it relates to the Merger. None of such actions has been amended, rescinded or modified. The board of directors of the Company has taken such actions and votes as are necessary to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state Law (each a “Takeover Law”) inapplicable to this Agreement, the Merger or any other transactions contemplated by this Agreement.
Section 4.24   International Trade and Anti-Corruption.   Except as would not have a Company Material Adverse Effect:
(a)   Neither the Company nor its Subsidiaries, nor, to the Knowledge of the Company, any of their respective officers, directors, employees or agents is currently or has since January 1, 2020 been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in or for the benefit of any Sanctioned Country in a manner that would violate applicable Sanctions and Export Control Laws; or (iii) otherwise in violation of any applicable Sanctions and Export Control Laws or U.S. antiboycott requirements (“Trade Controls”).
(b)   Neither the Company nor its Subsidiaries, nor, to the Knowledge of the Company, any of their respective officers, directors, employees or agents, has since January 1, 2020 violated or is currently violating any Anti-Corruption Laws.
(c)   Neither the Company nor its Subsidiaries is or has been since January 1, 2020 the subject of any Action regarding any offense or alleged offense under Trade Controls or Anti-Corruption Laws, and no such investigation, inquiry or proceedings are pending and, to the Knowledge of the Company, none is threatened.
Section 4.25   Related Party Transactions.   As of the date hereof, except as disclosed in the Company SEC Documents, no relationship exists that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.
Section 4.26   No Other Representations or Warranties.
(a)   Except for the representations and warranties expressly set forth in this Article IV or in any certificate delivered hereunder, neither the Company nor any other Person on behalf of the Company makes, or has made (and the Company, on behalf of itself, each of the Company’s Subsidiaries and their respective Affiliates and Representatives, hereby disclaims), any express or implied representation or warranty with respect to the Company or any of the Company’s Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to Parent, Acquisition Sub or any of their Affiliates or Representatives, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, and Parent and Acquisition Sub and their respective Representatives and Affiliates are not relying on, and waive any claim based on reliance on, any representation, warranty or other information of the Company, any of the Company’s Subsidiaries or any other Person except for those expressly set forth in this Article IV or in any certificate delivered hereunder.
(b)   Except for the representations and warranties contained in Article V or in any certificate delivered hereunder, the Company acknowledges and agrees that (i) none of Parent, Parent’s Subsidiaries (including Acquisition Sub) or any other Person on behalf of Parent makes, or has made, and the Company has not relied upon, any express or implied representation or warranty with respect to Parent or Acquisition Sub, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement and the Company is not relying on any representation, warranty or other information of any Person except for those expressly set forth in Article V or in any certificate delivered hereunder and (ii) no Person has been authorized by Parent, Parent’s Subsidiaries (including Acquisition Sub) or any other Person on behalf of Parent to make any representation or warranty relating to Parent or Acquisition Sub or their respective business or

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otherwise in connection with this Agreement and Merger, and if made, such representation or warranty shall not be relied upon by the Company as having been authorized by either such entity.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB
Except as disclosed in any forms, documents or reports filed or furnished by Parent on or after January 1, 2021 and at least five Business Days prior to the date of this Agreement (including all exhibits and schedules thereto and documents incorporated by reference therein and excluding any disclosures set forth under the headings “Risk Factors”, “Forward-Looking Statements”, “Market Risk” or any similar sections, and any other disclosures included therein to the extent predictive, cautionary or forward-looking in nature), Parent and Acquisition Sub hereby jointly and severally represent and warrant to the Company as follows:
Section 5.1   Organization and Qualification.   Each of Parent and Acquisition Sub is a corporation, limited liability company, partnership or other entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to conduct its business as it is now being conducted, except where the failure to be in good standing or to have such power and authority as would not have a Parent Material Adverse Effect. Each of Parent and Acquisition Sub is duly qualified or licensed to do business and (to the extent applicable) is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and (to the extent applicable) in good standing would not have a Parent Material Adverse Effect. Parent has made available to the Company a copy of the Parent Organizational Documents, as currently in effect, and neither Parent nor Acquisition Sub is in violation of any provision of such documents applicable to such party.
Section 5.2   Authority Relative to Agreement.
(a)   Parent and Acquisition Sub have all necessary entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by Parent and Acquisition Sub, and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary entity action by Parent and Acquisition Sub, and no other entity Action on the part of Parent and Acquisition Sub is necessary to authorize the execution, delivery and performance of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and Acquisition Sub and, assuming due authorization, execution and delivery of this Agreement by the other party hereto, constitutes a legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against Parent and Acquisition Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
(b)   The board of directors or similar governing body of each of Parent and Acquisition Sub has unanimously (i) approved this Agreement, the Merger and the other transactions contemplated hereby, (ii) determined that the Merger and the other transactions contemplated hereby, taken as a whole, are advisable and in the best interests of Parent, Acquisition Sub and their respective stockholders or other equityholders, as applicable and (iii) recommended the approval of this Agreement by Parent, as Acquisition Sub’s sole stockholder. Parent, acting in its capacity as the sole stockholder of Acquisition Sub, has adopted this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and no further vote of, or consent by, Parent or Acquisition Sub is required.
Section 5.3   No Conflict; Required Filings and Consents.
(a)   Neither the execution and delivery of this Agreement by Parent and Acquisition Sub nor the consummation by Parent and Acquisition Sub of the transactions contemplated hereby will (i) violate

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any provision of Parent’s or its Subsidiaries’ certificate of incorporation or bylaws (or equivalent organizational documents), (ii) assuming that the Consents, registrations, declarations, filings and notices referred to in Section 5.3(b) have been obtained or made, any applicable waiting periods referred to therein have expired and any condition precedent to any such Consent has been satisfied, conflict with or violate any Law applicable to Parent or any of its Subsidiaries (including Acquisition Sub) or by which any property or asset of Parent or any of its Subsidiaries (including Acquisition Sub) is bound or affected, (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, acceleration or cancellation of, any Contract to which Parent or any of its Subsidiaries (including Acquisition Sub) is a party, or by which any of their respective properties or assets is bound or (iv) result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the properties or assets of Parent or Acquisition Sub, other than, in the case of clauses (ii), (iii) and (iv), any such conflict, violation, breach, default, termination, acceleration, cancellation or Lien that would not have a Parent Material Adverse Effect.
(b)   No Consent of, or registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent or any of its Subsidiaries (including Acquisition Sub) in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificate of Merger with the Secretary in accordance with the DGCL, (iii) such filings as may be required in connection with the Taxes described in Section 8.6, (iv) such other items required solely by reason of the participation of the Company in the transactions contemplated hereby (v) compliance with and filings or notifications under the HSR Act or other Antitrust and Foreign Investment Laws and (vi) such other Consents, registrations, declarations, filings or notices with or to any Governmental Authority the failure of which to be obtained or made would not have a Parent Material Adverse Effect.
Section 5.4   Litigation.   As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or any present or former officer, director, manager or employee of Parent or any of its Subsidiaries (in such individuals’ capacity as such) that would have a Parent Material Adverse Effect, nor is there any Order of any Governmental Authority outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Authority involving, Parent or any of its Subsidiaries that would have a Parent Material Adverse Effect. As of the date hereof, there is no Action pending or, to the Knowledge of Parent, threatened seeking to prevent, enjoin, modify, materially delay or challenge the Merger or any of the other transactions contemplated by this Agreement.
Section 5.5   Absence of Certain Agreements.   Neither Parent nor any of its Affiliates (including Acquisition Sub) has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company (a) agrees to vote to adopt this Agreement or the Merger or (b) agrees to vote against any Superior Proposal.
Section 5.6   Information Supplied.   None of the information supplied or to be supplied by or on behalf of Parent or any of its Affiliates (including Acquisition Sub) expressly for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Acquisition Sub with regards to statements made therein based on information supplied by or on behalf of the Company (or any of its Affiliates) for inclusion therein.
Section 5.7   Sufficient Funds; Solvency.
(a)   Parent has, and will have as of the Effective Time, sufficient available funds to consummate the Merger and to make all payments required to be made in connection therewith, including payment of the Aggregate Merger Consideration, any payments made in respect of equity compensation

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obligations to be paid in connection with the transactions contemplated hereby, the payment of any debt required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger (including all indebtedness of the Company and its Subsidiaries required to be repaid, redeemed, retired, cancelled, terminated or otherwise satisfied or discharged in connection with the Merger and the other transactions contemplated hereby) and all premiums and fees required to be paid in connection therewith and all other amounts to be paid pursuant to this Agreement and associated costs and expenses of the Merger. As of the date of this Agreement, Parent has no reason to believe that the representations contained in the immediately preceding sentence will not be true at and as of the Closing Date. Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt or availability of any funds or financing by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Acquisition Sub hereunder.
(b)   Immediately after giving effect to the transactions contemplated by this Agreement, (i) Parent and its Subsidiaries, taken as a whole, will not have incurred indebtedness beyond their ability to pay such indebtedness as it matures or becomes due, (ii) the then present fair saleable value of the assets of Parent and its Subsidiaries, taken as a whole, will exceed the amount that will be required to pay their probable indebtedness and other liabilities, contingent or otherwise, as they become absolute or matured, (iii) the assets of Parent and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their probable indebtedness and other liabilities, contingent or otherwise, as they become absolute or matured, and (iv) Parent and its Subsidiaries, taken as a whole, will not have unreasonably small capital to carry on their businesses as presently conducted or as proposed to be conducted.
Section 5.8   Capitalization of Acquisition Sub.   The authorized share capital of Acquisition Sub consists of 1,000 shares, $0.0001 par value per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Acquisition Sub is, and at the Effective Time will be, owned by Parent. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and other transactions contemplated by this Agreement.
Section 5.9   Brokers.   No broker, finder, investment banker, consultant or intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, Acquisition Sub, or any of their respective Subsidiaries.
Section 5.10   Share Ownership.   None of Parent, Acquisition Sub or their respective Subsidiaries owns (directly or indirectly, beneficially or of record, including pursuant to a derivatives contract), or has owned at any time during the five (5) years preceding the date hereof, any capital stock of the Company and none of Parent, Acquisition Sub or their respective Subsidiaries holds any rights to acquire any capital stock of the Company except pursuant to this Agreement.
Section 5.11   Management Agreements.   Other than this Agreement, as of the date hereof there are no Contracts, undertakings, commitments, agreements or obligations or understandings between Parent or Acquisition Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the board of directors, on the other hand, relating in any way to the Company (including relating to compensation and retention of the Company’s management), the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.
Section 5.12   Acknowledgment of Disclaimer of Other Representations and Warranties.
(a)   Each of Parent and Acquisition Sub acknowledges that it and its Representatives and applicable Affiliates (i) have received adequate access to (A) such books and records, facilities, properties, premises, equipment, Contracts and other properties and assets of the Company and its Subsidiaries which they and their Representatives and such Affiliates have desired or requested to see or review and (B) the VDR, (ii) have had adequate opportunity to meet with the officers and employees of the Company and its Subsidiaries and to discuss the business and assets of the Company and its Subsidiaries

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and (iii) have had an adequate opportunity to make such legal, factual and other inquiries and investigation as they deem necessary, desirable or appropriate with respect to the Company and its Subsidiaries.
(b)   Except for the representations and warranties expressly set forth in this Article V or in any certificate delivered hereunder, neither Parent nor Acquisition Sub, nor any other Person on behalf of Parent or Acquisition Sub makes, or has made (and Parent and Acquisition Sub each, on behalf of itself, each of the its Subsidiaries and respective Affiliates and Representatives, hereby disclaims), any express or implied representation or warranty with respect to Parent or Acquisition Sub, or any of Parent’s Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to the Company or any of its Affiliates or Representatives, including with respect to their business, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, and the Company and its respective Representatives and Affiliates are not relying on, and waive any claim based on reliance on, any representation, warranty or other information of Parent or Acquisition Sub, any of Parent’s Subsidiaries or any other Person except for those expressly set forth in this Article V or in any certificate delivered hereunder. Without limiting the foregoing, except for any remedies available under this Agreement with respect to the representations and warranties expressly set forth in this Article V, neither Parent, Acquisition Sub, their respective Affiliates, nor any other Person will have or be subject to any liability or other obligation to the Company or its Affiliates or Representatives or any other Person resulting from the Company’s or its Affiliates’ or Representatives’ use of any information, documents, projections, forecasts or other material made available to the Company or their Affiliates or Representatives, for purposes of the transactions contemplated by this Agreement.
(c)   Parent and Acquisition Sub have each conducted their own independent review and analysis of the business, operations, assets, Contracts, intellectual property, real estate, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries, and acknowledge that Parent and Acquisition Sub and each of their Representatives have received access to such books and records, facilities, equipment, Contracts and other assets of the Company and its Subsidiaries that Parent and Acquisition Sub and each of their Representatives have requested to review and that Parent and Acquisition Sub and each of their Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Except for the representations and warranties contained in Article IV or in any certificate delivered hereunder, each of Parent and Acquisition Sub acknowledges and agrees that (i) none of the Company, the Company’s Subsidiaries or any other Person on behalf of the Company or any of the Company’s Subsidiaries makes, or has made, any express or implied representation or warranty with respect to the Company or any of the Company’s Subsidiaries or with respect to the accuracy or completeness of any information provided, or made available, to Parent, Acquisition Sub or any of their Affiliates or Representatives, including with respect to the Company and its Subsidiaries respective businesses, operations, assets, liabilities, conditions (financial or otherwise), prospects or otherwise in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, and Parent and Acquisition Sub and their respective Representatives and Affiliates are not relying on, and waive any claim based on reliance on, any representation, warranty or other information of the Company or any Person except for those expressly set forth in Article IV or in any certificate delivered hereunder and (ii) no Person has been authorized by the Company, the Company’s Subsidiaries or any other Person on behalf of the Company to make any representation or warranty relating to the Company, its Subsidiaries or their respective its businesses or otherwise in connection with this Agreement, the Merger or the other transactions contemplated hereby, and if made, such representation or warranty shall not be relied upon by Parent or Acquisition Sub as having been authorized by such entity.
ARTICLE VI
COVENANTS AND AGREEMENTS
Section 6.1   Conduct of Business by the Company Pending the Merger.   The Company covenants and agrees that, between the date of this Agreement and the earlier of the Effective Time and the date, if

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any, on which this Agreement is terminated pursuant to Section 8.1, except as (a) may be required by Law, (b) may be consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (c) may be expressly required or expressly contemplated pursuant to this Agreement or (d) set forth in Section 6.1 of the Company Disclosure Letter, (x) the Company shall use its reasonable best efforts to conduct the business of the Company and its Subsidiaries in the ordinary course of business, and to the extent consistent therewith, the Company shall use its reasonable best efforts to preserve in all material respects its present relationships with key customers, suppliers, employees and other Persons with which it has material business relations (provided, however, that no action by the Company or any of its Subsidiaries, as applicable, with respect to matters specifically addressed by any provision of the immediately succeeding clause (y) shall be deemed a breach of the foregoing unless such action would constitute a breach of such provision of the immediately succeeding clause (y)); and (y) the Company shall not, and shall not permit any of its Subsidiaries to:
(a)   amend or otherwise change, in any respect (other than immaterial or ministerial changes) the Company Charter or the Company Bylaws (or such equivalent organizational or governing documents of any of its Subsidiaries);
(b)   split, combine, reclassify, redeem, repurchase or otherwise acquire or amend the terms of any capital stock or other equity interests or rights of the Company (other than the repurchases of shares of Company Common Stock in connection with the exercise, vesting or settlement of Company Equity Awards that (A) are outstanding as of the date hereof in accordance with their terms as in effect on the date hereof or (B) may be granted after the date hereof in compliance with Section 6.1(f));
(c)   issue, sell, pledge, dispose (or agree to issue, sell, pledge or dispose), encumber or grant any shares of its or its Subsidiaries’ capital stock or other equity interests (including any Company Securities), or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its Subsidiaries’ capital stock or other equity interests (including any Company Securities), except for transactions among the Company and its direct or indirect wholly owned Subsidiaries or among the Company’s direct or indirect wholly owned Subsidiaries; provided, however, that the Company may issue shares of Company Common Stock upon the exercise, vesting or settlement of Company Equity Awards that (A) are outstanding as of the date hereof in accordance with their terms as in effect on the date hereof or (B) may be granted after the date hereof in compliance with Section 6.1(f);
(d)   establish a record date for, authorize, declare, pay or make any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company’s or any of its Subsidiaries’ capital stock or other equity interests, other than dividends paid by any wholly owned Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Company;
(e)   except as required under the terms of a Company Benefit Plan or collective bargaining agreement, or as otherwise listed on Section 6.1(e) of the Company Disclosure Letter, (i) increase, or commit to increase, the compensation payable or to become payable or benefits provided or to be provided to any current or former director, officer or employee of the Company or any of its Subsidiaries, except as permitted by Section 6.1(e) of the Company Disclosure Letter, (ii) establish, adopt, enter into or materially amend any Company Benefit Plan (or any arrangement which in existence as of the date hereof would constitute a Company Benefit Plan), (iii) enter into any collective bargaining agreement with any labor union, (iv) take any action to accelerate the vesting or payment date of any compensation or benefits, or the funding of any compensation or benefits, payable, provided or to become payable or provided under a Company Benefit Plan, or otherwise or (v) hire, terminate (other than for “cause”), furlough or temporarily lay off any employee who is or upon hiring will become a senior vice president or Section 16 Officer;
(f)   except as set forth in Section 6.1(f) of the Company Disclosure Letter, grant, commit to grant, confer or award any Company Equity Awards;
(g)   acquire (including by merger, consolidation, or acquisition of stock or assets), except in respect of any merger, consolidation or business combination among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, any material equity interest in or business of any Person, pursuant to agreements in effect prior to the execution of this Agreement and set forth on Section 6.1(g) of the Company Disclosure Letter;

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(h)   incur, issue, or amend in any material respect the terms of, any indebtedness for borrowed money (including, for clarity, issuing or selling any debt securities or rights to acquire debt securities), or assume, guarantee or otherwise become liable for any indebtedness for any Person, in each case, greater than $1.0 million, except for indebtedness incurred (i) under the Existing Credit Agreement in the ordinary course of business (provided the Company shall not be permitted to increase the borrowing capacity existing as of the date of this Agreement under the Existing Credit Agreement, including by exercising any accordion options), (ii) under capital leases, purchase money financing, equipment financing and letters of credit, in each case, in the ordinary course of business or (iii) between or among the Company or any of its wholly-owned Subsidiaries;
(i)   enter into, modify, amend or terminate any Company Material Contract with a term longer than one (1) year which cannot be terminated without material penalty upon notice of ninety (90) days or less other than (i) in the ordinary course of business, (ii) upon the expiration of any such Company Material Contract in accordance with its terms or (iii) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed);
(j)   make any change to its methods of accounting in effect at December 31, 2021, except (i) as required by GAAP (or any interpretation thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), (ii) to permit the audit of the Company’s financial statements in compliance with GAAP, (iii) as required by a change in applicable Law or (iv) as disclosed in the Company SEC Documents on or prior to the date hereof;
(k)   except as contemplated by this Agreement, adopt or enter into a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization (other than with respect to or among wholly owned subsidiaries of the Company);
(l)   settle, release, waive or compromise any pending material litigation other than (i) settlements or compromises of litigation for solely monetary payments in the aggregate where the amount paid (less the amount reserved for such matters by the Company or otherwise covered by insurance) in settlement or compromise, in each case, does not exceed, individually or in the aggregate, the amounts set forth in Section 6.1(l) of the Company Disclosure Letter or (ii) any litigation with respect to which an insurer (but neither the Company nor any of its Subsidiaries) has the right to control the decision to settle, provided, however, that the foregoing shall not permit the Company or any of its Subsidiaries to settle any litigation, claim or other proceeding that would impose material restrictions or changes on the business or operations of the Company or any of its subsidiaries;
(m)   sell, assign, license (other than Non-Material Licenses), abandon, transfer or otherwise dispose of any material Company Intellectual Property Rights to any Person other than the Company or a Subsidiary of the Company, other than the expiration of such Company Intellectual Property Rights at the end of its maximum statutory term or abandonment of registrations or applications for Intellectual Property Rights in the ordinary course of business;
(n)   knowingly waive, release or assign any material rights or claims (including any material write-off or other material compromise of any accounts receivable of the Company or any of its Subsidiaries);
(o)   incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith that, individually or in the aggregate, are in excess of $1,000,000, other than (i) any capital expenditure (or series of related capital expenditures) contemplated by the Company’s current budget consistent in all material respects with the Company’s annual capital expenditure budget for the periods following the date of this Agreement, as provided to Parent prior to the date of this Agreement or (ii) in the ordinary course consistent with past practice;
(p)   (i) make, change, revoke, rescind, or otherwise modify any tax election; (ii) materially amend or otherwise materially modify any Tax Return; (iii) adopt, change, or otherwise modify any Tax accounting period (including, without limitation, by extending any statute of limitations period) or any Tax accounting method; or (iv) settle, consent to, or compromise (in whole or in part) any claim,

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liability, assessment, audit, examination, proceeding, or other litigation related to income or other Taxes (including, without limitation, by entering into any closing or other settlement agreement with any Taxing Authority);
(q)   cancel, modify or reduce any insurance coverage other than with respect to any Company Benefit Plan in the ordinary course of business;
(r)   enter into (1) any lease, sublease, license or other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property, requiring an annual payment in excess of $1,000,000 or (2) any procurement contract with continuing obligations for the Company or any of its Subsidiaries which extend more than 12 months from the date of such contract that is expected to involve amounts to be paid by or obligations of, the Company or any of its Subsidiaries in excess of $1,000,000 in any 12 month period (except, in the case of this clause (2), for agreements of a type described in any other subsection of this Section 6.1(s) that are not prohibited by such subsection);
(s)   sell, transfer or assign to any Third Party any line of business of the Company and its Subsidiaries; or
(t)   enter into any agreement, commitment or undertaking to do any of the foregoing.
Nothing contained in this Agreement shall give Parent or Acquisition Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the consummation of the transactions contemplated hereby. Prior thereto, the Company and each of its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over their business operations.
Section 6.2   Preparation of the Proxy Statement; Stockholders’ Meeting.
(a)   As promptly as reasonably practicable after the date hereof but no later than fifteen (15) days after the date hereof, (i) the Company shall prepare the Proxy Statement and (ii) Parent and Acquisition Sub shall furnish to the Company all information concerning themselves and their Affiliates that is required to be included in the Proxy Statement and shall promptly provide such other assistance in the preparation of the Proxy Statement as may be reasonably requested by the Company from time to time, and such Proxy Statement shall be filed no later than thirty (30) days after the date hereof unless otherwise mutually agreed upon by the Company and Parent. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement and shall provide Parent and Acquisition Sub promptly with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts (with the assistance of, and after consultation with, Parent as provided by this Section 6.2(a)) to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, including filing any amendments or supplements to the Proxy Statement as may be required. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response, except, in each case, for any amendment or supplement to the Proxy Statement in connection with an Adverse Recommendation Change or a Superior Proposal, or to the extent prohibited by Law.
(b)   The Company shall file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Stockholders’ Meeting as promptly as practicable (and in any event within seven (7) Business Days) after the date on which the SEC confirms that it has no further comments on the Proxy Statement (the “SEC Clearance Date”); provided that if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then such date shall be the “SEC Clearance Date”. If, at any time prior to the Stockholders’ Meeting, any information relating to the Company, Parent, Acquisition

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Sub or any of their respective Affiliates, officers or directors is discovered by the Company, Parent or Acquisition Sub which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement (or any amendment or supplement thereto) shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties thereof, and an appropriate amendment or supplement containing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s stockholders.
(c)   The Company shall, as promptly as practicable following the SEC Clearance Date, take all action necessary in accordance with applicable Laws and the organizational documents of the Company to set a record date for (including conducting a “broker search” in accordance with Rule 14a-13 of the Exchange Act as soon as practicable after the date hereof to enable such record date to be set), duly give notice of, solicit proxies in favor of the proposals, convene and hold a meeting of its stockholders for the purpose of voting upon the approval of the Merger and holding the Company Stockholder Advisory Vote (the “Stockholders’ Meeting”). The Company may postpone or adjourn the Stockholders’ Meeting (and shall postpone or adjourn the Stockholders’ Meeting upon the reasonable request of Parent in the event of clauses (B), (C) and (D) only, provided, however, in the event of clauses (C) and (D), no such extensions shall exceed twenty (20) Business Days in the aggregate) (A) with the consent of Parent and Acquisition Sub, (B) for the absence of a quorum, (C) to allow reasonable additional time for any supplemental or amended disclosure which the Company has determined in good faith is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Stockholders’ Meeting or (D) to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval. Unless there has been an Adverse Recommendation Change pursuant to Section 6.5, the Company shall include in the Proxy Statement a statement to the effect that the board of directors unanimously: (i) determined and believes that this Agreement and the Merger are advisable and fair to and in the best interest of the Company and its stockholders; (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the requirements of the DGCL; and (iii) recommends that the Company’s stockholder vote to adopt this Agreement and at the Stockholders’ Meeting (the determination described in clause “(i)” above and the recommendation described in clause “(iii”) above being collectively referred to as the “Company Recommendation”). Unless there has been an Adverse Recommendation Change pursuant to Section 6.5, the Company shall use reasonable best efforts to solicit proxies in favor of approval and adoption of this Agreement as soon as reasonably practicable. Parent and Acquisition Sub shall vote all shares of Company Common Stock held by them, if any, in favor of the approval of this Agreement. Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), approval of this Agreement, holding the Company Stockholder Advisory Vote and adjournment shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the holders of Company Common Stock at the Stockholders’ Meeting. The Company shall cooperate with and keep Parent informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement.
Section 6.3   Appropriate Action; Consents; Filings.
(a)   In accordance with the terms and subject to the conditions of this Agreement (including Section 6.5), the parties hereto will use their respective commercially reasonable efforts to consummate and make effective the transactions contemplated hereby and to cause the conditions to the Merger set forth in Article VII to be satisfied as expeditiously as practicable (and in any event at least five (5) Business Days prior to the Termination Date), including using commercially reasonable efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, Consents and approvals from Governmental Authorities necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid any Action by, any Governmental Authority necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger (any such Action, “Merger Litigation”), (ii) the

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obtaining of all other necessary consents, approvals or waivers from Third Parties (provided that the Company shall not be required to make or agree to make any payment to such Third Parties or accept any material conditions or obligations with respect thereto), (iii) the defending of any judicial lawsuits pursuant to any United States securities laws or state fiduciary duty laws, challenging this Agreement or the consummation of the transactions contemplated hereby, including the Merger, including seeking to have any stay or temporary restraining order entered by a court vacated or reversed, unless Parent reasonably determines in good faith after consultation with Company that contesting such judicial lawsuit would not be advisable, and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Each party shall give the other party the right to review and comment on all material filings or responses to be made in connection with any Merger Litigation, and in good faith will take the other party’s comments into account. Each of the parties hereto shall (A) promptly (and in no event later than ten (10) Business Days following the date hereof) make its filings under the HSR Act, and as soon as reasonably practicable thereafter make any other applications and filings required under the Antitrust and Foreign Investment Laws of the jurisdictions set forth on Section 6.3(a) of the Company Disclosure Letter with respect to the transactions contemplated hereby, including the Merger, (B) respond to at the earliest practicable date any request under the HSR Act for additional information (including responding to any “second request”), documents or other materials received by such party from the U.S. Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or by any other Governmental Authority under any Antitrust and Foreign Investment Laws in respect of any such filings with respect to the transactions contemplated hereby, including the Merger and (C) act in good faith and reasonably cooperate with the other party in connection with any such filings (including, if requested by the other party, to consider all reasonable material additions, deletions or changes suggested by the other party in connection therewith) and in connection with resolving any investigation or other inquiry of such agency or other Governmental Authority under any Antitrust and Foreign Investment Laws. In taking the foregoing actions, each of the Company and Parent shall act reasonably and as promptly as practicable. Notwithstanding anything in this Agreement to the contrary, obtaining any Consents or waivers pursuant to Section 6.3(a)(ii) above or otherwise shall not be a condition to the obligations of any party to consummate the Merger. Notwithstanding anything to the contrary in this Agreement, neither Parent (including Parent’s Affiliates) nor the Company (including Company’s Affiliates) shall be required to defend any lawsuits or other legal proceedings pursuant to any Antitrust and Foreign Investment Laws, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including the Merger.
(b)   Without limiting anything in this Section 6.3, (i) none of the parties hereto or their respective Affiliates shall extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated hereby, except with the prior written consent of the other parties hereto, with such consent not to be unreasonably withheld, conditioned or delayed and (ii) Parent and Acquisition Sub agree to take promptly any and all steps necessary or reasonably advisable or as may be required by any Governmental Authority to avoid or eliminate each and every impediment and obtain all Consents under any Antitrust and Foreign Investment Laws that may be required by any Governmental Authority so as to enable the parties to consummate the transactions contemplated by this Agreement, including the Merger, as expeditiously as possible (and in any event at least five (5) Business Days prior to the Termination Date), provided, that nothing in this Section 6.3 and notwithstanding anything to the contrary in this Agreement, neither Parent nor Acquisition Sub shall have any obligation to (or to cause any of their respective Subsidiaries or Affiliates or the Company to): (A) sell, divest, license or otherwise dispose of, or hold separate and agree to sell, divest, license or otherwise dispose of, any assets of the Company or its Subsidiaries or of Parent or Acquisition Sub, (B) terminate, amend or assign existing relationships and contractual rights and obligations of the Company or its Subsidiaries or of Parent or Acquisition Sub, (C) require Parent or Acquisition Sub or the Company or its Subsidiaries, to grant any right or commercial or other accommodation to, or enter into any material commercial contractual or other commercial relationship with, any Third Party and (D) impose limitations on Parent or Acquisition Sub or the Company or its Subsidiaries, with respect to how they own, retain, conduct or operate all or any portion of their respective businesses or assets. Notwithstanding anything else in this Agreement,

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including any such action contemplated by clause (ii) above, Parent and Acquisition Sub are not obligated to take any action contemplated by clause (ii) above if any of those actions individually or in the aggregate could reasonably be expected to have a material adverse effect on Parent after the Closing Date.
(c)   Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including (i) promptly informing the other party of such inquiry, (ii) consulting in advance before making any material presentations or submissions to a Governmental Authority, (iii) giving the other party the opportunity to attend and participate in any substantive meetings or discussions with any Governmental Authority, to the extent not prohibited by such Governmental Authority and (iv) supplying each other with copies of all material correspondence, submissions or written communications between either party and any Governmental Authority with respect to this Agreement. The Company and Parent, in their respective sole and absolute discretion, may redact material as necessary to comply with contractual arrangements, address reasonable attorney-client or other privilege concerns, exclude any information relating to Company valuation and similar matters relating to the transactions contemplated herein, or designate any competitively sensitive material as “Outside Counsel Only Material” such that such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.
Section 6.4   Access to Information; Confidentiality.   Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to Parent and its Representatives reasonable access, at Parent’s sole cost and expense, in a manner not disruptive in any material respect to the operations of the business of the Company and its Subsidiaries, during normal business hours and upon reasonable advance notice throughout the period commencing on the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms of Article VIII, to the properties, management personnel, Contracts, books and records of the Company and its Subsidiaries and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Representatives all information (to the extent not publicly available) concerning the business, properties and personnel of the Company and its Subsidiaries as may reasonably be requested; provided, however, that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent or Acquisition Sub if such disclosure would, in the reasonable judgment of the Company, (a) cause significant competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated, (b) violate applicable Law or the provisions of any Contract to which the Company or any of its Subsidiaries is a party or (c) jeopardize any attorney-client or other legal privilege (provided, in each case, that the Company shall give Parent notice of any information so withheld and the parties shall cooperate in seeking to allow disclosure of such information in a manner that is not reasonably likely to cause significant competitive harm, violate applicable Law or Contract or cause any waiver of privilege); provided, further, that nothing herein shall authorize Parent or its Representatives to undertake any environmental testing involving sampling of soil, groundwater, air or other environmental medium or similar invasive techniques at any of the properties owned, operated or leased by the Company or its Subsidiaries. Notwithstanding anything herein to the contrary, the Company shall not be required to provide access or make any disclosure to Parent pursuant to this Section 6.4 to the extent that such access or information is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties. No investigation or access permitted pursuant to this Section 6.4 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. Parent agrees that it will not, and will cause its Representatives and Affiliates (including Acquisition Sub) not to, use any information obtained pursuant to this Section 6.4 for any competitive or other purpose unrelated to the transactions contemplated by this Agreement. The Confidentiality Agreement shall apply with respect to information furnished by the Company, its Subsidiaries and the Company’s officers, employees and other Representatives hereunder and, if this Agreement is terminated prior to the Effective Time, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms prior to giving effect to the execution of this Agreement.

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Section 6.5   Non-Solicitation; Competing Proposals.
(a)   Except as expressly permitted by this Agreement, from the execution of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms of Article VIII, the Company shall, and shall cause its Subsidiaries and each of its and their respective directors and officers to, and shall instruct and use its reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Third Party relating to any Competing Proposal or any inquiry, discussion or request that would reasonably be expected to lead to a Competing Proposal, and the Company shall promptly (and in any event within two (2) Business Days of the date hereof) request in writing that each Third Party that has previously executed a confidentiality or similar agreement relating to any Competing Proposal or any inquiry, discussion or request that could reasonably be expected to lead to a Competing Proposal promptly return to the Company or destroy all non-public information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such confidentiality agreement. Except as otherwise provided in this Section 6.5, from the execution of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms of Article VIII, the Company shall not, and shall cause its Subsidiaries and each of its and their respective directors and officers not to, and shall instruct and use its reasonable best efforts to cause its other Representatives not to, (i) initiate, solicit, propose, knowingly facilitate or knowingly encourage the making of any Competing Proposal or any inquiry or proposal that constitutes or would reasonably be expected to lead to a Competing Proposal, (ii) participate or engage in negotiations or discussions (other than informing Persons of the provisions contained in this Section 6.5 in response to a bona fide, unsolicited inquiry) with, or furnish any nonpublic information to, any Person relating to a Competing Proposal or any inquiry, proposal or request that constitutes or would reasonably be expected to lead to a Competing Proposal, (iii) grant access to the properties, books, records or personnel of the Company or its Subsidiaries to any Person relating to any Competing Proposal or any inquiry or proposal that constitutes or would reasonably be expected to lead to a Competing Proposal, (iv) grant any waiver, amendment or release (to the extent not automatically waived, amended or released upon announcement of, or entering into, this Agreement) of any Third Party under any standstill or confidentiality agreement; provided that, notwithstanding the foregoing, if the Company’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, the Company shall be permitted to grant a waiver of or terminate (to the extent not automatically waived or terminated upon the announcement of, or entry into, this Agreement) any “standstill” or similar obligation of any Third Party with respect to the Company or any of its Subsidiaries solely to the extent necessary to allow such Third Party to make a Competing Proposal, (v) approve, endorse, recommend, or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement or Contract relating to, a Competing Proposal or any proposal or offer that constitutes or would reasonably be expected to lead to a Competing Proposal (other than an Acceptable Confidentiality Agreement in accordance with the provisions of Section 6.5(c)) (any such letter of intent, memorandum of understanding, agreement or Contract, an “Alternative Acquisition Agreement”), or (vi) resolve or publicly propose to take any of the actions or do any of the other things described in clauses (i) through (v) of this Section 6.5(a).
(b)   From the execution of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with the terms of Article VIII, as promptly as reasonably practicable, and in any event within twenty-four (24) hours of receipt by the Company or any of its Representatives of any Competing Proposal or any inquiry, proposal or request that constitutes or would reasonably be expected to lead to any Competing Proposal, deliver to Parent a written notice setting forth: (i) the identity of the Third Party making such Competing Proposal or inquiry, proposal or request and (ii) the material terms and conditions of any such Competing Proposal or such inquiry, proposal or request (including, if applicable, copies of any written requests, proposals or offers, including proposed term sheets and agreements relating thereto). The Company shall keep Parent reasonably informed of the status and any material amendment or modification of (and supplementally provide the terms of) any such Competing Proposal, inquiry, proposal or request on a prompt basis, and the status of any discussions or negotiations, and in any event within twenty-four (24) hours following the Company’s

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receipt in writing of such an amendment or modification. Further, the Company shall provide Parent with at least twenty-four (24) hours prior notice of any meeting of the board of directors of the Company (or such lesser notice as is provided to the members of the Company’s board of directors) at which the Company’s board of directors is reasonably expected to consider any Competing Proposal.
(c)   Notwithstanding anything to the contrary in this Agreement, but subject to compliance with the rest of this Section 6.5, at any time after the execution of this Agreement and prior to the receipt of the Requisite Stockholder Approval, in the event that the Company receives a bona fide, unsolicited Competing Proposal from any Person which is made after the date hereof and did not result from a breach of this Section 6.5, (i) the Company and its Representatives may contact such Person solely to clarify the terms and conditions thereof and (ii) the Company and its board of directors and their respective Representatives may engage in negotiations or discussions with, or furnish any information and other access to, any Person making such Competing Proposal and its Representatives or potential sources of financing if the Company’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors) that such Competing Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal; provided that (i) prior to furnishing any material nonpublic information concerning the Company or its Subsidiaries, the Company receives from such Person, to the extent such Person is not already subject to a confidentiality agreement with the Company, an executed confidentiality agreement with such Person containing confidentiality terms that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, it being understood that such confidentiality agreement need not restrict the making, or amendment, of a Competing Proposal to the Company or the Company’s board of directors (such confidentiality agreement, an “Acceptable Confidentiality Agreement”), (ii) any such material nonpublic information so furnished in writing shall be promptly made available to Parent to the extent it was not previously made available to Parent or its Representatives, and (iii) the Company promptly (and in any event within 24 hours) notifies Parent in writing of any actions taken pursuant to this Section 6.5(c).
(d)   Except as otherwise provided in this Agreement, the board of directors of the Company shall not (i) (A) withdraw, withhold, qualify or modify, or propose publicly or otherwise to withdraw, withhold, qualify or modify, in a manner adverse to Parent or Acquisition Sub, or fail to make the Company Recommendation in the Proxy Statement, (B) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, to the Company’s stockholders, or otherwise declare advisable, any Competing Proposal, (C) fail to publicly recommend against any Competing Proposal or fail to publicly reaffirm the Company Recommendation, in each case, within ten (10) Business Days after Parent so requests in writing following a publicly announced Competing Proposal, (D) fail to recommend against any Competing Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Competing Proposal or make any recommendation or public statement in connection with a tender or exchange offer that constitutes a Competing Proposal other than a recommendation against such offer or a “stop, look and listen” communication by the Company’s board of directors or (E) fail to include the recommendation of the Company’s board of directors in favor of approval and adoption of this Agreement and the Merger in the Proxy Statement (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) approve or recommend, or allow the Company or any of its Subsidiaries to execute, approve or enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement in accordance with the terms of Section 6.5(c)). Notwithstanding anything in this Agreement to the contrary, at any time prior to receipt of the Requisite Stockholder Approval, the board of directors of the Company may (A) make an Adverse Recommendation Change in response to an event, occurrence, development or circumstances (other than related to a Competing Proposal or Superior Proposal, or any proposal which constitutes or would reasonably be expected to lead to a Competing Proposal or Superior Proposal) that was neither known to, nor reasonably foreseeable by, the Company’s board of directors as of the date of this Agreement (an “Intervening Event”) (where, for the avoidance of doubt, the fact in and of itself that the Company meets or exceeds projections, forecasts or estimates shall not constitute an Intervening Event (it being understood that the underlying causes of such performance that are not otherwise excluded from the definition of “Intervening Event” may be taken into account)), only if the board of directors of the Company has determined in good faith (after consultation with its outside legal counsel

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and financial advisors) that the failure to take such action would be inconsistent with the Company’s directors’ fiduciary duties under applicable Law or (B) if the Company has received a bona fide, unsolicited Competing Proposal which did not result from a breach of this Section 6.5 and that is not withdrawn, and the board of directors of the Company has determined in good faith (after consultation with its outside legal counsel and financial advisors) that such Competing Proposal constitutes a Superior Proposal, make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.1(c)(ii) (including making payment of the Termination Fee) and substantially concurrently enter into an Alternative Acquisition Agreement with respect to such Competing Proposal that constitutes a Superior Proposal, if and only if, the board of directors of the Company has determined in good faith (after consultation with its outside legal counsel and financial advisors) that the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, the Company has complied in all material respects with this Section 6.5 with respect to such Competing Proposal and the Person making such Competing Proposal, and the Company has paid the Termination Fee; provided, however, that (x) no Adverse Recommendation Change may be made and (y) no termination of this Agreement pursuant to this Section 6.5(d) and Section 8.1(c)(ii) may be effected, in each case unless and until: (i) the fourth (4th) Business Day (the “Notice Period”) following Parent’s receipt of a written notice from the Company advising Parent of the Company’s board of directors’ intent to make an Adverse Recommendation Change (a “Notice of Adverse Recommendation”) or terminate this Agreement pursuant to this Section 6.5(d) and Section 8.1(c)(ii) (a “Notice of Superior Proposal”), which Notice of Adverse Recommendation shall specify in reasonable detail the applicable Intervening Event or Superior Proposal and which Notice of Superior Proposal shall specify the terms and conditions (and include the most current version of each proposed Contract providing for such Superior Proposal, including any Contract relating to financing) of any such Competing Proposal which the board of directors of the Company has concluded constitutes a Superior Proposal and the identity of the Person making such Competing Proposal, (ii) during the Notice Period, if requested by Parent, the Company and its Representatives shall negotiate with Parent and its Representatives in good faith (to the extent Parent so desires to negotiate) to make adjustments to the terms and conditions of this Agreement so that either the failure to make an Adverse Recommendation Change in response to such Intervening Event would no longer be reasonably expected to be inconsistent with the fiduciary duties of the board of directors of the Company under applicable Law or such Competing Proposal would cease to constitute a Superior Proposal, as applicable, and (iii) in determining whether to make such Adverse Recommendation Change or terminate this Agreement pursuant to this Section 6.5(d) and Section 8.1(c)(ii), as applicable, the board of directors of the Company shall take into account any changes to the terms of this Agreement timely proposed by Parent in response to a Notice of Adverse Recommendation or a Notice of Superior Proposal during the Notice Period (as may be extended). Any material revision to any Competing Proposal shall require a new Notice of Superior Proposal and the Company shall be required to comply again with the requirements of this Section 6.5(d); provided that the new Notice Period shall be three (3) Business Days (but in no event shorter than the original four (4) Business Day Notice Period).
(e)   Nothing in this Agreement shall restrict the Company or the board of directors of the Company from taking or disclosing a position contemplated by Rules 14d-9 or 14e-2(a) under the Exchange Act, or otherwise making disclosure to comply with applicable Law with regard to a Competing Proposal (it being agreed that a “stop, look and listen” communication by the board of directors to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act or a factually accurate public statement by the Company that solely describes the Company’s receipt of a Competing Proposal and the operation of this Agreement with respect thereto shall not be deemed to be an Adverse Recommendation Change or give rise to a Parent termination right pursuant to Section 8.1(d)(ii)); provided that the Company does not make any recommendation in connection therewith other than a recommendation against such offer and, if requested by Parent in writing, reaffirms the Company Recommendation within five (5) Business Days of receipt of such written request.
(f)   For purposes of this Agreement:
(i)   “Competing Proposal” shall mean any bona fide proposal or offer (whether written or oral) made by any Person (other than Parent, Acquisition Sub or any of their respective Affiliates) or group of Persons as defined in Section 13(d)(3) of the Exchange Act (x) to purchase or

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otherwise acquire, directly or indirectly, in one transaction or a series of transactions, (i) beneficial ownership (as defined under Section 13(d) of the Exchange Act) (or the right to acquire beneficial ownership) of more than twenty percent (20%) of the total outstanding equity securities of the Company (by vote or value) pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer (including a self-tender offer), exchange offer, liquidation, dissolution or similar transaction or (ii) any one or more assets or businesses of the Company and its Subsidiaries that constitute more than twenty percent (20%) of the revenues or assets of the Company and its Subsidiaries, taken as a whole, (y) with respect to the issuance, sale or other disposition, directly or indirectly to any Person (other than Parent, Acquisition Sub or any of their respective Affiliates) or group of Persons as defined in Section 13(d)(3) of the Exchange Act, of securities (or options, rights, or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than twenty percent (20%) of the voting power of the Company, or (z) with respect to any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company or its Subsidiaries pursuant to which any Person or group of Persons would have beneficial ownership (as defined pursuant to Section 13(d)(3) of the Exchange Act) of securities representing more than twenty percent (20%) of the total outstanding equity securities of the Company (by vote or value) after giving effect to the consummation of such transaction.
(ii)   “Superior Proposal” shall mean a Competing Proposal (with all percentages in the definition of Competing Proposal increased to fifty percent (50%)) made by a Third Party that was not obtained by or related to a breach of this Section 6.5, that the board of directors of the Company has determined in good faith, after consultation with its outside legal counsel and financial advisors and considering all legal, regulatory and financing aspects of such Competing Proposal as the board of directors of the Company considers to be appropriate (including the identity of the Third Party), is reasonably likely to be consummated in accordance with its terms, and if consummated would be more favorable, from a financial point of view, to the Company’s stockholders than the transactions contemplated by this Agreement (taking into account any changes to the terms of this Agreement proposed by Parent to the Company in writing in response to such Competing Proposal under the provisions of Section 6.5(d)).
(g)   Any breach of this Section 6.5 by any director, officer or Representative of the Company or any of its Subsidiaries will be deemed to be a breach of this Agreement by the Company.
Section 6.6   Directors’ and Officers’ Indemnification and Insurance.
(a)   Parent and Acquisition Sub agree that all rights to exculpation, indemnification, contribution and advancement of expenses for facts, events, acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated hereby), now existing in favor of the current or former directors, officers or employees of (or in a comparable role with) the Company or its Subsidiaries, or any person serving at the request of the Company or any of its Subsidiaries as a director, officer or employee of (or in a comparable role with) another Person (the “D&O Indemnified Parties”), as the case may be, in each case, as provided in the respective organizational documents of the Company or its Subsidiaries or any indemnification or similar agreements as of the date of this Agreement as listed on Section 6.6(a) of the Company Disclosure Letter, shall survive the Merger and shall continue in full force and effect in accordance with their terms (it being agreed that after the Closing such rights shall be mandatory rather than permissive, if applicable), and Parent shall and shall cause the Surviving Corporation and its Subsidiaries to perform such obligations thereunder. Parent shall cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to exculpation, indemnification, advancement of expenses and limitation of director, officer and employee (or comparable) liability that are no less favorable to the D&O Indemnified Parties than those set forth in the Company’s and its Subsidiaries’ organizational documents as of the date of this Agreement, which provisions thereafter shall not, for a period of at least six (6) years from the Effective Time, be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the D&O Indemnified Parties except as required by applicable Law.

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(b)   For at least six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its other Subsidiaries to, maintain in full force and effect the coverage provided by the existing directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance in effect as of the Closing Date and maintained by the Company or any of its Subsidiaries (which insurance coverage shall be substantially the same as in effect as of the date of this Agreement), as applicable (the “Existing D&O Insurance Policies”), or provide substitute policies (with insurance carriers having an A.M. Best financial strength rating of least an “A”) for the Company and the D&O Indemnified Parties who are covered by such Existing D&O Insurance Policies, in either case, with limits and on terms and conditions no less advantageous to the D&O Indemnified Parties than the Existing D&O Insurance Policies, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated hereby (provided, that Parent or the Surviving Corporation, as applicable, shall not be required to pay an annual premium for such insurance in excess of three hundred and fifty percent (350%) of the aggregate annual premium currently paid by the Company or any of its Subsidiaries for the Existing D&O Insurance Policies (the “Maximum Amount”), but in such case shall purchase as much of such coverage as possible for such amount). In lieu of such insurance, prior to the Effective Time, the Company may purchase prepaid, non-cancellable six (6)-year “tail” directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance (“Tail Coverage”), effective as of the Effective Time, with limits and on terms and conditions no less advantageous to the D&O Indemnified Parties than the Existing D&O Insurance Policies, covering claims arising from facts, events, acts or omissions that occurred at or prior to the Effective Time, including the transactions contemplated hereby (provided that the premium for such Tail Coverage shall not exceed the Maximum Amount), and Parent shall cause the Surviving Corporation (or its applicable Subsidiaries) to maintain such Tail Coverage in full force and effect, without any modification, and continue to honor the obligations thereunder, in which event Parent shall cease to have any obligations under the first sentence of this Section 6.6(b).
(c)   In the event that Parent, the Surviving Corporation, any of the Company’s Subsidiaries or any of their successors or assigns shall (i) consolidate with or merge or amalgamate into any other Person and shall not be the continuing or surviving company or entity of such consolidation, merger or amalgamation or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent, the Surviving Corporation, any such Subsidiary or all or substantially all of its or their properties and assets, as the case may be, assumes the obligations set forth in this Section 6.6.
(d)   The D&O Indemnified Parties are third-party beneficiaries of this Section 6.6. The provisions of this Section 6.6 shall survive the Merger and are intended to be for the benefit of, and enforceable by, each D&O Indemnified Party and his or her successors, heirs or representatives. The Surviving Corporation shall pay all reasonable expenses, including reasonable, documented attorneys’ fees, that may be incurred by any D&O Indemnified Party in enforcing its indemnity and other rights under this Section 6.6. The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other applicable rights such D&O Indemnified Party may have under the respective organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation as in effect at the time of the Closing and as furnished in the VDR.
(e)   Notwithstanding anything herein to the contrary, if any claim (whether arising before, at or after the Closing) is made against any of the D&O Indemnified Parties on or prior to the sixth (6th) anniversary of the Closing Date, the provisions of this Section 6.6 shall continue in effect until the final disposition of such claim.
Section 6.7   Notification of Certain Matters.   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with the this Agreement, the Merger or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, and (b) any Action commenced against, relating to or involving or

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otherwise affecting such party or any of its Subsidiaries which relates to this Agreement, the Merger or the transactions contemplated hereby.
Section 6.8   Public Announcements.   Except as otherwise contemplated by Section 6.5 or in connection with any litigation among the parties regarding this Agreement, the Company, Parent and Acquisition Sub shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and none of the parties or their respective Affiliates shall issue any such press release or make any public statement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed), except that no such consent shall be necessary to the extent disclosure may be required by Law, Order or applicable stock exchange rule or any listing agreement of any party hereto (in which case the disclosing party shall use its reasonable best efforts to consult with the other party prior to such disclosure) or is consistent with prior communications previously consented to by the other parties. In addition, the Company may, without Parent or Acquisition Sub’s consent, communicate to its employees, customers, suppliers and consultants with respect to this Agreement and the transactions contemplated hereby; provided that such communication is consistent with prior communications of the Company or a communications plan agreed to by Parent and the Company.
Section 6.9   Employee Benefits.
(a)   Employees of the Company or its Subsidiaries immediately prior to the Effective Time who remain employees of Parent, the Surviving Corporation or any of their Subsidiaries immediately following the Effective Time are hereinafter referred to as the “Continuing Employees”. For the period commencing at the Effective Time and ending on November 30, 2023 (such period, the “Continuation Period”), Parent shall, or shall cause the Surviving Corporation or any of their respective Affiliates to, provide for each Continuing Employee (i) at least the same base salary and base wage rate provided to such Continuing Employee immediately prior to Effective Time, (ii) short-term cash incentive compensation opportunities (excluding any equity or equity-based, change in control, retention, transaction or similar incentive opportunities) that are substantially comparable in the aggregate to the short-term cash incentive compensation opportunities (excluding any equity or equity-based, change in control, retention, transaction or similar incentive opportunities) provided to each such Continuing Employee immediately prior to the Effective Time and (iii) employee benefits (excluding equity or equity-based, defined benefit pension, severance, change in control, retention and nonqualified deferred compensation and retiree or post-termination health or welfare benefits) that are substantially comparable in the aggregate (including with respect to the proportion of employee cost) to such employee benefits (excluding equity or equity-based, defined benefit pension, nonqualified deferred compensation and retiree or post-termination welfare benefits or compensation) provided to such Continuing Employee immediately prior to the Effective Time. Without limiting the generality of the foregoing, during the Continuation Period, Parent shall provide, or shall cause the Surviving Corporation or any of their respective Subsidiaries to provide, severance payments and benefits to each Continuing Employee whose employment is terminated during such period that are no less favorable than the severance payments and benefits that such Continuing Employee would have been eligible to receive upon a termination of employment under any applicable severance plan, policy, practice or arrangement sponsored or maintained by the Company or any of its subsidiaries in accordance with the terms of such arrangement as in effect immediately prior to the Effective Time and set forth on Section 4.12(a) of the Company Disclosure Letter and provided to Parent prior to the date hereof or, if greater, the severance payments and benefits that are provided to similarly situated employees of Parent and its Subsidiaries at the time of such termination.
(b)   Parent hereby acknowledges that consummation of the Merger will constitute a “change in control” (or similar term) of the Company under the terms of the Company Benefit Plans, as applicable.
(c)   From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation or any of their respective Subsidiaries to, assume and honor all obligations under the change in control agreements, employment agreements, severance plans, supplemental benefit plans, separation agreements, retention agreements and supplemental pension plans listed on Section 4.12(a) of the Company Disclosure Letter and that are designated with an “*” in accordance with their terms as in effect immediately prior to the Effective Time.

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(d)   For purposes of determining eligibility to participate, vesting and, with respect to vacation and paid time off benefits only, level of benefits, where length of service is relevant under any benefit plan or arrangement of Parent, the Surviving Corporation or any of their respective Subsidiaries in which a Continuing Employee participates immediately after the Effective Time (collectively, the “New Plans”), such Continuing Employee shall receive service credit for his or her years of service with the Company and its Subsidiaries (and any respective predecessors) prior to the Effective Time to the same extent and for the same purpose as such service credit was granted under the corresponding Company Benefit Plan in which such Continuing Employee participated prior to the Effective Time, except for purposes of benefit accrual under any defined benefit pension plan, for any purpose under any equity-based plan or to the extent any such service credit would result in the duplication of benefits or compensation. In addition and without limiting the generality of the foregoing: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time or satisfaction of any other eligibility requirements, in any and all New Plans to the extent that (A) coverage under such New Plan replaces coverage under a Company Benefit Plan in which such Continuing Employee participated immediately before the Effective Time (collectively, the “Old Plans”) and (B) such Continuing Employee has satisfied all waiting time and other eligibility requirements under the Old Plan being replaced by the New Plan and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Parent shall use commercially reasonable best efforts to cause (A) all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such conditions were inapplicable or waived under the comparable Old Plan in which such Continuing Employee participated immediately prior to the Effective Time and (B) any expenses incurred by any Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Continuing Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(e)   Notwithstanding anything in this Section 6.9 to the contrary, nothing in this Agreement whether express or implied, shall (i) be treated as an establishment, amendment or other modification of any Company Benefit Plan, New Plan or any other employee benefit or compensation plans of the Company, Parent or any of their Affiliates, subject to Parent’s and its Affiliates’ compliance with this Section 6.9 alter or limit the ability of Parent to amend, modify or terminate any Company Benefit Plan, or as a guarantee of employment or service for any employee of the Company or any of its Subsidiaries, any Continuing Employee or any other Person or alter the at-will employment status of any Continuing Employee who is an at-will employee as of immediately prior to the Effective Time, or (ii) create any rights or benefits (including any third-party beneficiary rights) in any director, officer, employee or individual Person, including any present or former employee, officer, director or individual independent contractor of the Company or any of its Subsidiaries (including any beneficiary or dependent of such individual), other than the parties to this Agreement.
(f)   Parent shall, and shall cause the Surviving Corporation to, honor the terms of each collective bargaining agreement and works council agreement until such collective bargaining agreement or works council agreement expires pursuant to its terms or is modified by the parties thereto.
Section 6.10   Conduct of Business by Parent Pending the Merger.   Parent and Acquisition Sub covenant and agree with the Company that between the date hereof and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, Parent and Acquisition Sub shall not amend or otherwise change any of the Parent Organizational Documents, except as may be agreed in writing by the Company and except for any amendments or changes as would not reasonably be expected to prevent, delay or impair the ability of Parent and Acquisition Sub to consummate the Merger and the other transactions contemplated by this Agreement.
Section 6.11   Repayment of Indebtedness.   In connection with and conditioned upon the Effective Time, Parent shall (or shall cause an Affiliate to) provide and make available to the Company in immediately available funds in an amount equal to the amount necessary for the Company and its Subsidiaries to repay

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and discharge in full all amounts outstanding or otherwise due and owing pursuant to the terms of the financing arrangements set forth on Section 6.11 of the Company Disclosure Letter (the “Company Debt”), including accrued interest thereon and all fees and other obligations (including penalties or other charges or amounts that become payable thereunder as a result of the prepayment thereunder or the consummation of the transactions contemplated at the Closing or that may become due and payable at the Effective Time) of the Company or any of its Subsidiaries thereunder (collectively, the “Debt Payoff Amount”). Subject to Parent’s compliance with the previous sentence, the Company shall pay the Debt Payoff Amount to the counterparties under the Company Debt as promptly as practicable following the date the Company receives such Debt Payoff Amount. The Company shall on or prior to the Closing Date, provide Parent with a customary payoff letter (the “Payoff Letter”) from the agent under the Existing Credit Agreement, which Payoff Letter shall set forth the aggregate amount required to satisfy in full all such indebtedness of the Company or any of its Subsidiaries to be discharged at the Closing and provide for the automatic release of Liens upon the payment of such amount.
Section 6.12   Acquisition Sub.   Parent shall take all actions necessary to (a) cause Acquisition Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Acquisition Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement. Any Consent or waiver by Parent under this Agreement shall be deemed to also be a Consent or waiver by Acquisition Sub.
Section 6.13   No Control of the Company’s Business.   Nothing contained in this Agreement is intended to give Parent, Acquisition Sub or any of their respective Affiliates, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.
Section 6.14   Rule 16b-3 Matters.   Prior to the Effective Time, the Company may take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including any derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.15   Stock Exchange Matters.   Each of the parties hereto agrees to cooperate with each other in taking or causing to be taken all actions necessary for the Company’s securities to be de-listed from NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time; provided that such delisting and termination shall not be effective until after the Effective Time.
Section 6.16   Takeover Laws.   If any Takeover Law shall become applicable to the transactions contemplated hereby, the Company and the members of the Company’s board of directors shall grant such approvals and take such actions as are reasonably necessary to eliminate or minimize the effects of such Takeover Laws on the transactions contemplated hereby.
Section 6.17   United States Real Property Holdings Company.   On the Closing Date, the Company shall deliver to Parent and Acquisition Sub a certification, dated as of the Closing Date and signed by a responsible corporate officer of the Company, that the Company is not, and has not been at any time during the five (5) years preceding the date of such certification, a United States real property holding company as defined in Section 897(c)(2) of the Code, together with a signed notice as contemplated by Treasury Regulation Section 1.897-2(h), which Parent shall be entitled to file with the IRS.
Section 6.18   Transaction Litigation.   The Company shall promptly (and in any event, within two (2) Business Days) notify Parent in writing of any shareholder litigation or other litigation or proceedings brought or threatened in writing against it or its directors or executive officers or other Representatives relating to this Agreement, the Merger and/or the other transactions contemplated by this Agreement and shall keep the other parties hereto informed on a reasonably current basis with respect to the status thereof (including by promptly furnishing to the other parties hereto and their Representatives such information relating to such litigation or proceedings as may be reasonably requested). The Company shall, subject to the preservation of privilege and confidential information, give Parent the opportunity to participate in (but

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not control) the defense or settlement of any shareholder litigation or other litigation or proceeding against it and/or its directors or executive officers or other Representatives relating to this Agreement, the Merger or the other transactions contemplated by this Agreement and shall give due consideration to such other parties’ advice with respect to such litigation or proceeding. The Company shall not cease to defend, consent to the entry of any judgment, settle or offer to settle or take any other material action with respect to such litigation or proceeding commenced without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed).
Section 6.19   VDR DVD/USB.   The Company shall deliver, no later than ten (10) days following the date of this Agreement, a secured DVD or USB drive evidencing the documents and other materials that were made available to Parent, including an index from the VDR, showing for each such document or other material the date that it was uploaded to the VDR and made accessible to Parent and its Representatives in the VDR.
ARTICLE VII
CONDITIONS TO THE MERGER
Section 7.1   Conditions to the Obligations of Each Party.   The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent not prohibited by Law) waiver by the Company, Parent and Acquisition Sub at or prior to the Effective Time of the following conditions:
(a)   the Requisite Stockholder Approval shall have been obtained; and
(b)   no Governmental Authority (i) of competent jurisdiction in any jurisdiction in which the Company, Parent or any of their respective Affiliates have material business operations shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger or (ii) of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect and has the effect of restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Merger if the effect of violating such Law or Order would impose, or would reasonably be expected to impose, criminal penalties upon Parent, Acquisition Sub, the Company or any of its Subsidiaries.
Section 7.2   Conditions to Obligations of Parent and Acquisition Sub to Effect the Merger.   The obligations of Parent and Acquisition Sub to effect the Merger are, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent not prohibited by Law) waiver by Parent at or prior to the Effective Time of the following conditions:
(a)   each of the representations and warranties of the Company contained in this Agreement, without giving effect to any materiality or “Company Material Adverse Effect” or similar qualifications therein, shall be true and correct as of the Closing Date, except for such failures to be true and correct as would not, individually or in the aggregate, have a Company Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only); provided, however, that the representations and warranties contained in (i) Section 4.1 (Organization and Qualification; Subsidiaries), Section 4.3 (Authority Relative to Agreement), Section 4.20 (Brokers), and Section 4.23 (Takeover Statutes), without giving effect to any “materiality” or “Company Material Adverse Effect” or similar qualifications therein, shall be required to be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) and (ii) Section 4.2(a) (Capitalization) (other than clause (D) of the fourth sentence of Section 4.2(a)), Section 4.2(d)(ii) (on an aggregate basis and not with respect to any individual Company Equity Award) shall be required to be true and correct in all respects as of the Closing Date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only) other than for de minimis errors;
(b)   from the date of this Agreement until the Closing Date, no Company Material Adverse Effect shall have occurred;

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(c)   any waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated or early termination thereof shall have been granted, and neither party shall have received a letter from the FTC Bureau of Competition substantially in the form announced and disclosed by the FTC Bureau of Competition on August 3, 2021, or a similar letter from the Antitrust Division of the DOJ, and the applicable waiting periods (or any extensions thereof) or clearance, as applicable, under the Antitrust and Foreign Investment Laws of the jurisdictions set forth on Section 6.3(a) of the Company Disclosure Letter shall have expired, been terminated or clearance decisions shall have been obtained, and there shall not be in effect any voluntary agreement with a Governmental Authority not to consummate the Merger. In the event the parties receive a letter from the FTC or DOJ that the applicable waiting period has expired but the FTC or DOJ is still investigating the transactions contemplated by this Agreement, such antitrust investigation will be deemed closed thirty (30) days after receipt of such letter unless the FTC or DOJ issues a request to the parties seeking information or otherwise indicates that it continues to actively investigate the transaction, in which case, such antitrust investigation will be deemed open until the earlier of (i) the FTC or DOJ indicating that its investigation is closed, (ii) 30 days after the parties have supplied any requested information to the FTC or DOJ if the FTC or DOJ has indicated that it has no further requests or questions for the parties, or (iii) 30 days after the FTC or DOJ has indicated its investigation is still open so long as it has not sought during that time any information from the parties about the transactions contemplated by this Agreement;
(d)   the Company shall have performed or complied in all material respects with its obligations required under this Agreement to be performed or complied with on or prior to the Closing Date; and
(e)   the Company shall have delivered a certificate to Parent, dated as of the Closing Date and duly executed by a senior executive officer (or similar authorized person) of the Company, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b), and Section 7.2(c) have been satisfied.
Section 7.3   Conditions to Obligation of the Company to Effect the Merger.   The obligation of the Company to effect the Merger is, in addition to the conditions set forth in Section 7.1, further subject to the satisfaction or (to the extent not prohibited by Law) waiver by the Company at or prior to the Effective Time of the following conditions:
(a)   each of the representations and warranties of Parent and Acquisition Sub contained in this Agreement, without giving effect to any materiality or “Parent Material Adverse Effect” or similar qualifications therein, shall be true and correct as of the Closing Date, except for such failures to be true and correct as would not have a Parent Material Adverse Effect (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);
(b)   Parent and Acquisition Sub shall have performed or complied in all material respects with their respective obligations required under this Agreement to be performed or complied with on or prior to the Closing Date;
(c)   any waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated or early termination thereof shall have been granted, and the applicable waiting periods (or any extensions thereof) or clearance, as applicable, under the Antitrust and Foreign Investment Laws of the jurisdictions set forth on Section 6.3(a) of the Company Disclosure Letter shall have expired, been terminated or clearance decisions shall have been obtained, and there shall not be in effect any voluntary agreement with a Governmental Authority not to consummate the Merger; and
(d)   Parent shall have delivered a certificate to the Company, dated as of the Closing Date and duly executed by a senior executive officer of Parent, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER
Section 8.1   Termination.   Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Requisite Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

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(a)   by mutual written consent of each of Parent and the Company; or
(b)   by either Parent or the Company, if:
(i)   the Merger shall not have been consummated on or before 5:00 p.m. (Denver time) on November 1, 2022 (the “Termination Date”); provided, however, that, if on the Termination Date the only conditions to the Closing set forth in Article VII that have not been satisfied (other than such conditions that by their nature will be satisfied at Closing) are the conditions set forth in Section 7.2(c) and Section 7.3(c), the Termination Date will automatically extend by 60 days to December 31, 2022 with no further action by any party hereto; provided, further, that, if on December 31, 2022 the only conditions to the Closing set forth in Article VII that have not been satisfied (other than such conditions that by their nature will be satisfied at Closing) are the conditions set forth in Section 7.2(c) and Section 7.3(c), the Termination Date will automatically extend by an additional 60 days to March 1, 2023; provided, further, that, if on March 1, 2023 the only conditions to the Closing set forth in Article VII that has not been satisfied (other than such conditions that by their nature will be satisfied at Closing) are the conditions set forth in Section 7.2(c) and Section 7.3(c), the Termination Date will automatically extend by an additional 60 days to April 30, 2023; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if the failure of such party, and in the case of Parent, including the failure of Acquisition Sub, to perform or comply with any of its obligations under this Agreement has been the principal cause of or resulted in the failure of the Closing to have occurred on or before such date;
(ii)   prior to the Effective Time, any Governmental Authority of competent jurisdiction described in Section 7.1(b), shall have enacted, issued, promulgated, enforced or entered any Law or Order or taken any other action permanently restraining, enjoining, rendering illegal or otherwise prohibiting the transactions contemplated by this Agreement, and such Law or Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such Law or Order or taking of such action was primarily due to the failure of such party to perform any of its obligations under this Agreement (including as set forth in Section 6.3); or
(iii)   the Requisite Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof at which this Agreement and the transactions contemplated hereby have been voted upon; or
(c)   by the Company, if:
(i)   Parent or Acquisition Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is not capable of being cured, or is not cured, by Parent or Acquisition Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following the Company’s delivery of written notice to Parent or Acquisition Sub, as applicable, of such breach; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder so as to cause any of the conditions set forth in Section 7.1 or Section 7.2 not to be capable of being satisfied;
(ii)   prior to receipt of the Requisite Stockholder Approval, the board of directors of the Company shall have authorized the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with Section 6.5(d) (after compliance with the terms of Section 6.5); provided, that (i) concurrently with such termination, the Company enters into the Alternative Acquisition Agreement with respect to such Superior Proposal and (ii) prior to or concurrently with such termination, the Company pays (or causes to be paid) the Termination Fee to (or at the direction of) Parent; or
(iii)   (A) all the conditions set forth in Section 7.1 and Section 7.2 have been and continue to be satisfied (other than those conditions (x) the failure of which to be satisfied is attributable

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primarily to a breach by Parent or Acquisition Sub of its representations, warranties, covenants or agreements hereunder and (y) that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions in this clause (y) are at the time of termination capable of being satisfied as if such time were the Closing), (B) Parent and Acquisition Sub shall have failed to consummate the Merger by the time the Closing was required by Section 2.2, (C) the Company has notified Parent in writing that all of the conditions set forth in Article VII have been satisfied or, with respect to the conditions set forth in Section 7.3, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and it stands ready, willing and able to consummate the Merger at such time, (D) the Company shall have given Parent written notice at least five (5) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(c)(iii) and the basis for such termination and (E) the Merger shall not have been consummated by the end of such five (5) Business Day period; or
(d)   by Parent, if:
(i)   the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(c), and (B) is not capable of being cured, or is not cured, by the Company on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) calendar days following Parent’s delivery of written notice to the Company of such breach; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Acquisition Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder so as to cause any of the conditions set forth in Section 7.1 or Section 7.3 not to be capable of being satisfied; or
(ii)   the board of directors of the Company shall have made an Adverse Recommendation Change; provided that Parent’s right to terminate this Agreement pursuant to this Section 8.1(d)(ii) shall expire upon the Requisite Stockholder Approval having been obtained; or
(iii)   (A) all the conditions set forth in Section 7.1 and Section 7.3 have been and continue to be satisfied (other than those conditions (x) the failure of which to be satisfied is attributable primarily to a breach by Company of its representations, warranties, covenants or agreements hereunder and (y) that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions in this clause (y) are at the time of termination capable of being satisfied as if such time were the Closing), (B) Company shall have failed to consummate the Merger by the time the Closing was required by Section 2.2, (C) Parent has notified Company in writing that all of the conditions set forth in Article VII have been satisfied or, with respect to the conditions set forth in Section 7.2, waived (or would be satisfied or waived if the Closing were to occur on the date of such notice) and it stands ready, willing and able to consummate the Merger at such time, (D) Parent shall have given Company written notice at least five (5) Business Days prior to such termination stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d)(iii) and the basis for such termination and (E) the Merger shall not have been consummated by the end of such five (5) Business Day period.
Notwithstanding anything to the contrary contained in this Section 8.1, this Agreement may not be terminated by the Company unless any Termination Fee required to be paid by such party at or prior to the time of such termination pursuant to Section 8.3 shall have been paid or made in full.
Section 8.2   Effect of Termination.   In the event that this Agreement is validly terminated and the Merger abandoned pursuant to Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Affiliates or Representatives), and all rights and obligations of any party hereto shall cease; provided, however, that, except as otherwise provided in Section 8.3, no such termination shall relieve any party hereto of any liability or damages for fraud or intentional breach of any covenant or obligation contained in this Agreement prior to such termination, in which case, except as otherwise provided in Section 8.3, the aggrieved party shall be entitled to all remedies available at law or in equity; provided, further, that the

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provisions of this Section 8.2, Section 8.3, Section 8.6 and Article IX shall survive any termination of this Agreement pursuant to Section 8.1 in accordance with their respective terms; provided, further, that notwithstanding anything in this Agreement to the contrary (including, for clarity, as set forth in this Section 8.2), in no event shall the Parent Related Parties have any monetary liability or obligation under this Agreement in the event this Agreement is validly terminated pursuant to Section 8.1.
Section 8.3   Termination Fees.
(a)   In the event that:
(i)   (A) a Third Party shall have made to the Company or directly to the Company’s stockholders a Competing Proposal, or any Competing Proposal shall have been publicly made, announced or disclosed, after the date of this Agreement, (B) this Agreement is subsequently terminated by (x) the Company or Parent pursuant to Section 8.1(b)(iii) or (y) Parent pursuant to Section 8.1(d)(i) as a result of a knowing and intentional breach of any covenant or agreement under this Agreement by the Company, and any such Competing Proposal had not been withdrawn at least five (5) Business Days prior to the event giving rise to the termination of this Agreement, and (C) within twelve (12) months of such termination of this Agreement, the Company consummates a transaction involving a Competing Proposal or enters into an Alternative Acquisition Agreement providing for the consummation of a Competing Proposal (which is subsequently consummated); provided, however, that for purposes of this Section 8.3(a)(i), the references to “twenty percent (20%)” in the definition of Competing Proposal shall be deemed to be references to “fifty percent (50%)”;
(ii)   this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii); or
(iii)   this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii), then the Company shall, (A) in the case of clause (i) above, on the date of the consummation of such transaction involving a Competing Proposal, (B) in the case of clause (ii) above, prior to or concurrently with such termination, and (C) in the case of clause (iii) above, no later than two (2) Business Days after the date of such termination, pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of Parent, the Termination Fee less any Company Expense Payment previously paid by the Company (it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion). In the event that this Agreement is terminated by the Parent or the Company pursuant to Section 8.1(b)(iii), Parent shall be entitled to and the Company shall no later than two (2) Business Days after the date of such termination, pay, or cause to be paid, by wire transfer of immediately available funds, at the direction of Parent, the Company Expense Payment (it being understood that in no event shall the Company be required to pay the Company Expense Payment on more than one occasion; provided, however, that payment of the Company Expense Payment shall not limit the Company’s obligation to pay the Termination Fee; provided that the Termination Fee shall be reduced by the amount of the previously paid Company Expense Payment).
(b)   Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 8.3(c) and Section 9.9, Parent’s receipt in full of the Termination Fee pursuant to Section 8.3(a), together with any Enforcement Expenses, in circumstances where the Termination Fee is owed pursuant to Section 8.3(a), and Company Expense Payment paid pursuant to Section 8.6, shall constitute the sole and exclusive remedy of Parent and Acquisition Sub against the Company and its Subsidiaries and any of their respective direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing (collectively, the “Company Related Parties”) for all losses and damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount(s) (in circumstances where the Termination Fee is owed pursuant to Section 8.3(a)), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement. The parties acknowledge and agree that if Parent receives any payments from the Company in respect of any breach of this Agreement and thereafter Parent receives the Termination Fee pursuant to this Section 8.3, the amount of such

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Termination Fee shall be reduced by the aggregate amount of such payments made by the Company prior to paying the Termination Fee in respect of any such breaches.
(c)   Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) each of the Termination Fee and any fees that Parent may pay pursuant to this Article VIII, is not a penalty, but is liquidated damages, in a reasonable amount that will compensate the Company or Parent, as the case may be, in the circumstances in which such fee is payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision and (iii) without these agreements, the parties hereto would not enter into this Agreement. Accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, either Parent or the Company, as the case may be, commences a suit that results in a judgment against the other party for the payment of any amount set forth in this Section 8.3, such paying party shall pay the other party its costs and expenses in connection with such suit, together with interest on such amount at the annual rate of two percent (2%) plus the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law (collectively, “Enforcement Expenses”); provided, however, that in no event shall the Enforcement Expenses payable by the Company, on the one hand, or the Enforcement Expenses payable by Parent and Acquisition Sub, on the other hand, exceed $1 million in the aggregate.
Section 8.4   Amendment.   This Agreement may be amended by mutual agreement of the Company and Parent at any time before or after receipt of the Requisite Stockholder Approval; provided, however, that after the Requisite Stockholder Approval has been obtained, there shall not be any amendment that by Law or in accordance with the rules of any stock exchange requires further approval by the stockholders of the Company without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.
Section 8.5   Extension; Waiver.   At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance for its benefit of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties made to it by another party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition for its benefit contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Acquisition Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 8.6   Expenses; Transfer Taxes.   Except as expressly set forth herein (including the following sentence), all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such Expenses, whether or not such transactions are consummated; provided that Parent and the Company shall contribute equally in payment of all filing fees in connection with the filings of the notification and report forms under any Antitrust and Foreign Investment Laws in connection with the transactions contemplated by this Agreement; provided, further, that if this Agreement is terminated by Parent pursuant to Section 8.1(b)(iii), then the Company shall make the Company Expense Payment to Parent within two Business Days after such termination. Parent shall or, following the Effective Time, shall cause the Surviving Corporation to, timely and duly pay all (i) transfer, stamp and documentary Taxes or fees and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger; provided that, for the avoidance of doubt, that any Taxes imposed on income or gains as a result of the transactions contemplated by this Agreement shall be for the account of the applicable Company stockholder or holder of Company Options, Company RSUs, Company PSUs, or any other interest in the Company. For purposes of this Section 8.6, and as used elsewhere in this Agreement, “Company Expense Payment” means a

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cash payment to Parent in an amount equal to the aggregate amount of all reasonable and documented out-of-pocket fees, costs and other expenses (including reasonable legal fees, financial advisory fees, consultant fees, filing fees and travel expenses) actually incurred by Parent, in connection with this Agreement (including all fees and expenses relating directly or indirectly to the preparation and negotiation of this Agreement, the Confidentiality Agreement and the other documents referred to in this Agreement, up to a maximum aggregate amount of $1,500,000.)
ARTICLE IX
GENERAL PROVISIONS
Section 9.1   Non-Survival of Representations, and Warranties.   The representations, and warranties in this Agreement and any instrument delivered pursuant hereto by any Person shall terminate at the Effective Time or, except as provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section 9.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.6 and Section 6.9.
Section 9.2   Notices.   All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by electronic mail, addressed as follows:
if to Parent or Acquisition Sub:
Concentrix Corporation
39899 Balentine Drive, Suite 235
Newark, CA 94560
Email: jane.fogarty@concentrix.com
Attention: Jane Fogarty
with a copy (which shall not constitute notice) to:
Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304
Email: allison@pillsburylaw.com
Attention: Allison M. Leopold Tilley
if to the Company:
ServiceSource International, Inc.
707 17th Street, 25th Floor
Denver, Colorado 80202
Email:
clyne@servicesource.com
mfine@servicesource.com

Attention: Legal Department
with a copy (which shall not constitute notice) to:
Davis Graham & Stubbs LLP
1550 17th St., Suite 500
Denver, Colorado 80202
Email:
kristin.lentz@dgslaw.com
sam.seiberling@dgslaw.com

Attention:
Kristin L. Lentz., Esq.
Samuel J. Seiberling, Esq.

or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 9.2.

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Section 9.3   Interpretation; Certain Definitions.
(a)   The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
(b)   The words “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to articles, sections, clauses, paragraphs, exhibits, annexes and schedules are to the articles, sections, clauses and paragraphs of, and exhibits, annexes and schedules to, this Agreement, unless otherwise specified, and the table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.” Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to the date set forth in the Preamble, unless the context requires otherwise. When used in reference to the Company or its Subsidiaries, the term “material” shall be measured against the Company and its Subsidiaries, taken as a whole. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). All references to “dollars” or “$” refer to currency of the United States of America. All references to “U.S.” or the “United States” are to the United States of America, including its territories and possessions. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. Unless otherwise specified, the words “made available to” or “delivered to” Parent or Acquisition Sub (or words of similar import) mean the documents that were posted to the VDR prior to the execution of this Agreement.
Section 9.4   Severability.   If any term, provision, covenant or restriction of this Agreement or the application thereof to any Person or circumstance is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations thereon contained in Sections 8.3(b) and Section 8.3(c) be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder.

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Section 9.5   Assignment.   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided, that Parent or Acquisition Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its Affiliates at any time (except any such assignment which would, or would reasonably be expected to, prevent, delay or impair the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement), (b) after the Effective Time, to any parties providing secured debt financing for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of such secured debt financing, and (c) after the Effective Time, to any Person; provided that any assignment by Parent or Acquisition Sub shall not relieve Parent or Acquisition Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of this Section 9.5 shall be null and void.
Section 9.6   Entire Agreement.   This Agreement (including the exhibits, annexes and appendices hereto) constitutes, together with the Confidentiality Agreement, and the Company Disclosure Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.
Section 9.7   No Third-Party Beneficiaries.   This Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder; provided, however, that it is specifically intended that (A) the D&O Indemnified Parties (with respect to Section 6.6 from and after the Effective Time), (B) the Parent Related Parties (with respect to Section 8.3) and (C) the Company Related Parties (with respect to Section 8.3) are express third-party beneficiaries of this Agreement.
Section 9.8   Governing Law.   This Agreement and all Actions (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Acquisition Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
Section 9.9   Specific Performance.
The parties hereto acknowledge and agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the right of a party hereto to cause the other parties hereto to consummate the Merger and the other transactions contemplated by this Agreement), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or any other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such Order. Notwithstanding anything to the contrary contained herein, this Section 9.9 is not intended to, and shall not be construed to, limit in any way, and shall be subject in all respects to, the provisions of Section 8.3(b).
Section 9.10   Consent to Jurisdiction.
(a)   Each of the parties hereto hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees

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that it will not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement and (e) agrees that each of the other parties hereto shall have the right to bring any Action for enforcement of a judgment entered by the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware. Each of Parent, Acquisition Sub and the Company agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(b)   Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.10(a) in any such Action by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.2. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.
Section 9.11   Counterparts.   This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. Delivery of an executed signature page to this Agreement by electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 9.12   WAIVER OF JURY TRIAL.   EACH OF PARENT, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, ANY OF THE OTHER TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
Section 9.13   No Recourse.   This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Related Party shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Company against Parent or Acquisition Sub hereunder, in no event shall the Company or any of its Affiliates, and the Company agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Parent Related Party.
[Remainder of page intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
CONCENTRIX CORPORATION
By:
/s/ Jane Catherine Fogarty

Name:
Jane Catherine Fogarty

Title:
Executive Vice President, Legal

CONCENTRIX MERGER SUB INC.
By:
/s/ Jane Catherine Fogarty

Name:
Jane Catherine Fogarty

Title:
Executive Vice President, Legal

SERVICESOURCE INTERNATIONAL, INC.
By:
/s/ Gary B. Moore

Name:
Gary B. Moore

Title:
Chief Executive Officer

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Appendix A
As used in this Agreement, the following terms shall have the following meanings:
“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 6.5(c).
“Acquisition Sub” shall have the meaning set forth in the Preamble.
“Action” shall mean any claim, demand, charge, complaint, grievance, action, suit, summons, citation or subpoena, arbitration, or any audit, proceeding or investigation of any kind or nature, whether civil, criminal, regulatory or otherwise, at law or in equity by or before (or that could come before) any Governmental Authority.
“Adverse Recommendation Change” shall have the meaning set forth in Section 6.5(d).
“Affiliate” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.
“Aggregate Merger Consideration” shall mean the product of (x) the number of shares of Company Common Stock issued and outstanding (other than (i) those shares cancelled pursuant to Section 3.1(a) and (ii) Dissenting Shares) immediately prior to the Effective Time multiplied by (y) the Merger Consideration.
“Agreement” shall have the meaning set forth in the Preamble.
“Alternative Acquisition Agreement” shall have the meaning set forth in Section 6.5(a).
“Anti-Corruption Laws” shall mean any applicable Law, statute, ordinance, or code in any part of the world related to combating bribery, corruption, including Laws adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions and the UN Convention Against Corruption; the Foreign Corrupt Practices Act of 1977, as amended; and the UK Bribery Act 2010.
“Antitrust and Foreign Investment Laws” shall mean the Sherman Act of 1890, as amended; the Clayton Act of 1914, as amended; the Federal Trade Commission Act of 1914, as amended; the HSR Act, and all other federal, state, foreign, national or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, or foreign investments.
“Blue Sky Laws” shall mean state securities or “blue sky” laws.
“Book-Entry Evidence” shall have the meaning set forth in Section 3.1(b).
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in Denver, Colorado or Governmental Authorities in the State of Delaware are authorized or obligated by Law or executive order to close.
“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (H.R. 748), “Division N — Additional Coronavirus Response and Relief” of the “Consolidated Appropriations Act, 2021” (H.R. 133) and any similar or successor legislation in any applicable jurisdiction, and any subsequent legislation, regulation, memorandum or executive order relating to COVID-19, including the Health and Economic Recovery Omnibus Emergency Solutions Act and the Health, Economic Assistance, Liability, and Schools Act and including the Memorandum for the Secretary of the Treasury signed by President Trump on August 8, 2020.
“Certificate of Merger” shall have the meaning set forth in Section 2.3(a).
“Certificates” shall have the meaning set forth in Section 3.1(b).
“Closing” shall have the meaning set forth in Section 2.2.
“Closing Date” shall have the meaning set forth in Section 2.2.
“Code” shall mean the Internal Revenue Code of 1986.

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“Company” shall have the meaning set forth in the Preamble.
“Company Benefit Plan” shall mean (a) each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), and (b) each other employment agreement, bonus, stock option, stock purchase or other equity or equity-based, benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, separation, termination, retention, change of control and other material fringe, welfare or other employee benefit or compensation plans, programs, agreements, contracts, policies or arrangements (whether or not in writing), in each case, (i) which is sponsored, maintained or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries, including for the benefit of or relating to any current or former director or employee of the Company or its Subsidiaries or (ii) with respect to which the Company or any of its Subsidiaries has or may have any liability or obligation (including on account of an ERISA Affiliate); provided, however, that the term “Company Benefit Plan” shall not include any employment, one-off bonus or consulting agreements or any other agreements between a single employee, consultant or director and the Company or any of its Subsidiaries or any plan, program or arrangement that is mandated and maintained by a Governmental Authority to the extent funded by employment Taxes, social or national insurance contributions or similar obligations.
“Company Bylaws” shall have the meaning set forth in Section 4.1.
“Company Charter” shall have the meaning set forth in Section 4.1.
“Company Common Stock” shall have the meaning set forth in Section 3.1(a).
“Company Debt” shall have the meaning set forth in Section 6.11.
“Company Disclosure Letter” shall mean the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.
“Company Equity Awards” shall mean, collectively, (i) Company Options and (ii) Company Stock Units.
“Company Equity Plan” shall mean, collectively, the Company’s 2011 Equity Incentive Plan and the Company’s 2020 Equity Inventive Plan.
“Company Expense Payment” shall have the meaning set forth in Section 8.6.
“Company Intellectual Property Rights” shall have the meaning set forth in Section 4.14(a).
“Company Material Adverse Effect” shall mean any condition, fact, occurrence, development, change, event, effect or circumstance which, individually or in the aggregate, has resulted in or could reasonably be expected to result in a material adverse effect on the assets, properties, liabilities, operations, business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that conditions, facts, occurrences, developments, changes, events, effects or circumstances, to the extent they directly or indirectly relate to or result from the following, shall be excluded from the determination of Company Material Adverse Effect: (i) any condition, fact, occurrence, development, change, event, effect or circumstance generally affecting any of the main industries or markets in which the Company or its Subsidiaries operate; (ii) any change in any Law or GAAP (or changes in interpretations of any Law or GAAP) and, to the extent relevant to the business of the Company and its Subsidiaries, in any legal or regulatory requirement or condition or the regulatory enforcement environment; (iii) general economic, regulatory or political conditions (or changes therein) or conditions (or changes therein or disruptions thereof) in the financial, credit, banking or securities markets (including changes in interest or currency exchange rates) in any country or region in which the Company or its Subsidiaries conduct a material portion of their aggregate business; (iv) any acts of God, natural disasters, force majeure events, terrorism, sabotage, armed hostilities, sabotage, declared or undeclared acts of war, epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, changes after the date hereof relating to COVID-19 or COVID Measures), or any escalation or worsening of any of the foregoing; (v) the negotiation, execution, announcement, consummation or existence of this Agreement or the transactions contemplated hereby, including by reason of the identity of Parent or any communication by Parent or its Subsidiaries regarding the plans or intentions of Parent with respect to the conduct of the business or the operations or strategy of

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the Company or any of its Subsidiaries and including the impact of any of the foregoing on any relationships (contractual or otherwise) with customers, suppliers, landlords, vendors, collaboration or joint venture partners, employees or regulators; (vi) any action taken that is expressly required by the terms of this Agreement or with the prior written consent or at the written direction of Parent or Acquisition Sub; and (vii) any changes in the market price or trading volume of the Company Common Stock, any failure by the Company or its Subsidiaries to meet internal, analysts’ or other earnings estimates or financial projections or forecasts for any period, any changes in credit ratings and any changes in any analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries (provided, that the facts or occurrences giving rise to or contributing to such changes or failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect); provided, further, that in the case of clauses (i), (ii), (iii) and (iv), any such condition, fact, occurrence, development, change, event, effect or circumstance may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent (and only to the extent) such condition, fact, occurrence, development, change, event, effect or circumstance has a disproportionate impact on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate.
“Company Material Contract” shall have the meaning set forth in Section 4.16(a).
“Company Option” shall mean each outstanding option to purchase shares of Company Common Stock issued under any Company Equity Plan or otherwise.
“Company Option Consideration” shall have the meaning set forth in Section 3.3(a).
“Company Permits” shall have the meaning set forth in Section 4.5(a).
“Company PSU” shall mean each performance stock unit granted pursuant to a Company Equity Plan or otherwise that vests on the basis of time and the achievement of performance targets and pursuant to which the holder of such performance stock unit has a right to receive shares of Company Common Stock or cash following the vesting or lapse of restrictions applicable to such performance stock unit.
“Company PSU Consideration” shall have the meaning set forth in Section 3.3(c).
“Company Recommendation” shall have the meaning set forth in Section 6.2(c).
“Company Related Parties” shall have the meaning set forth in Section 8.3(b).
“Company RSU” shall mean each restricted stock unit granted pursuant to a Company Equity Plan or otherwise that vests solely on the basis of time and pursuant to which the holder of such restricted stock unit has a right to receive shares of Company Common Stock or cash following the vesting or lapse of restrictions applicable to such restricted stock unit.
“Company RSU Consideration” shall have the meaning set forth in Section 3.3(b).
“Company SEC Documents” shall have the meaning set forth in Section 4.6(a).
“Company Securities” shall have the meaning set forth in Section 4.2(a).
“Company Stock Units” shall mean any of the Company RSUs and the Company PSUs.
“Company Stockholder Advisory Vote” shall have the meaning set forth in Section 4.3(a).
“Company Systems” means all of the following to the extent used by or for, or otherwise relied on by, the Company or any of its Subsidiaries (whether owned by any of them or a Third Party): computers, computer systems, servers, hardware, software, firmware, middleware, websites, networks, co-location facilities and equipment, and all other information technology equipment, including any outsourced systems and processes (e.g., hosting locations).
“Competing Proposal” shall have the meaning set forth in Section 6.5(f)(i).
“Confidentiality Agreement” shall mean the confidentiality agreement dated October 14, 2021 between Parent and the Company (as may be amended, modified or supplemented from time to time), together with any joinders thereto.

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“Consent” shall have the meaning set forth in Section 4.4(b).
“Continuation Period” shall have the meaning set forth in Section 6.9(a).
“Continuing Employees” shall have the meaning set forth in Section 6.9(a).
“Contract” shall mean any legally binding contract, subcontract, lease, sublease, conditional sales contract, purchase order, sales order, task order, delivery order, license, indenture, note, bond, loan, instrument, understanding, permit, concession, franchise, commitment or other agreement.
“control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.
“COVID-19” shall mean SARS-CoV-2 and its disease commonly known as COVID-19, and any evolutions or additional strains, variations or mutations thereof or any related or associated epidemics, pandemic or disease outbreaks.
“COVID Measures” shall mean any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and the Families First Coronavirus Response Act.
“D&O Indemnified Parties” shall have the meaning set forth in Section 6.6(a).
“Data” shall have the meaning set forth in the definition of “Process.”
“Data Security Requirement” shall have the meaning set forth in Section 4.14(d).
“Debt Payoff Amount” shall have the meaning set forth in Section 6.11.
“DGCL” shall have the meaning set forth in the Recitals.
“Dissenting Shares” shall have the meaning set forth in the Section 3.5.
“Effective Time” shall have the meaning set forth in Section 2.3(a).
“Enforcement Expenses” shall have the meaning set forth in Section 8.3(c)
“Environmental Laws” shall mean all Laws relating to pollution, public or worker health or safety or protection of the environment, including Laws relating to Releases of Hazardous Materials and the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials, including the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. §2701 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), the Endangered Species Act of 1973 (16 U.S.C. §1531 et seq.), and other similar state and local statutes, in effect prior to or as of the date hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” shall mean, for any Person, each trade or business, whether or not incorporated, that, together with such Person, would be deemed a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Fund” shall have the meaning set forth in Section 3.2(a).

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“Existing Credit Agreement” shall mean that certain Loan and Security Agreement, dated as of July 23, 2021, among the Company and ServiceSource Delaware, Inc., as borrowers, and Bank of America, N.A., as lender.
“Existing D&O Insurance Policies” shall have the meaning set forth in Section 6.6(b).
“Expenses” shall mean all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approvals, any filing with, and obtaining of any necessary action or non-action, Consent or approval from any Governmental Authority pursuant to any Antitrust and Foreign Investment Laws, engaging the services of the Paying Agent, any other filings with the SEC and all other matters related to the Closing and the other transactions contemplated by this Agreement.
“GAAP” shall mean the United States generally accepted accounting principles.
“Governmental Authority” shall mean any United States (federal, territorial, state or local) or foreign government, or any governmental, regulatory, judicial or administrative authority, agency, instrumentality, court, tribunal or commission, or any subdivision, department or branch of any of the foregoing, or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory or taxing authority or power of any nature.
“Hazardous Materials” shall mean all substances, materials or wastes as to which liability or standards of conduct are imposed pursuant to any Environmental Law due to their hazardous or deleterious effects, including all substances (i) defined as hazardous substances, oils, pollutants or contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or (ii) defined as hazardous substances, hazardous materials, pollutants, contaminants, toxic substances (or words of similar import) by or regulated as such under, any Environmental Law.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.
“Intellectual Property Rights” shall have the meaning set forth in Section 4.14(a).
“Intervening Event” shall have the meaning set forth in Section 6.5(d).
“IRS” shall mean the Internal Revenue Service.
“Knowledge” shall mean the actual knowledge of any of the following officers and employees of the Company or Parent, as applicable: (i) for the Company: Gary B. Moore, Chad W. Lyne, Michael Naughton, and Megan Fine; and (ii) for Parent: Chris Caldwell, Philip Cassidy, Jane Fogarty, Chenzi Liu, Jason Marasigan, Cormac Twomey, and Andre Valentine.
“Law” shall mean any and all domestic (federal, state or local) or foreign laws (including common law), acts, statutes, codes, rules, ordinances, regulations, or Orders, promulgated by any Governmental Authority, including any COVID Measures.
“Leased Real Property” shall have the meaning set forth in Section 4.17(b).
“Lien” shall mean liens, claims, mortgages, encumbrances, pledges, security interests or charges of any kind.
“Major Customers” shall have the meaning set forth in Section 6.6(b).
“Maximum Amount” shall have the meaning set forth in Section 6.6(b).
“Merger” shall have the meaning set forth in the Recitals.
“Merger Consideration” shall have the meaning set forth in Section 3.1(b).

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“Merger Litigation” shall have the meaning set forth in Section 6.3(a).
“NASDAQ” shall have the meaning set forth in Section 4.4(b).
“New Plans” shall have the meaning set forth in Section 6.9(d).
“Non-Material Licenses” shall have the meaning set forth in Section 4.16(a)(vii).
“Notice of Adverse Recommendation” shall have the meaning set forth in Section 6.5(d).
“Notice Period” shall have the meaning set forth in Section 6.5(d).
“Notice of Superior Proposal” shall have the meaning set forth in Section 6.5(d).
“Old Plans” shall have the meaning set forth in Section 6.9(d).
“Order” shall mean any decree, writ, ruling, award, judgment, injunction or other order by or with any Governmental Authority.
“Owned Real Property” shall have the meaning set forth in Section 4.17(a).
“Parent” shall have the meaning set forth in the Preamble.
“Parent Material Adverse Effect” shall mean any change, event, effect or circumstance which, individually or in the aggregate has prevented or materially delayed or materially impaired or would reasonably be expected to prevent or materially delay or materially impair, the ability of Parent to consummate the Merger and the other transactions contemplated by this Agreement.
“Parent Organizational Documents” shall mean the certificate of incorporation, bylaws (or equivalent organizational or governing documents), and other organizational or governing documents, agreements or arrangements, each as amended to date, of each of Parent and Acquisition Sub.
“Paying Agent” shall have the meaning set forth in Section 3.2(a).
“Parent Related Parties” shall mean any of Parent’s or Acquisition Sub’s respective direct or indirect, former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees of any of the foregoing.
“Paying Agent Agreement” shall have the meaning set forth in Section 3.2(a).
“Payoff Letter” shall have the meaning set forth in Section 6.11.
“Permitted Lien” shall mean (a) any Lien for Taxes, utilities, landlords and other governmental charges not yet due and payable or that are being contested in good faith by any appropriate proceedings, for which adequate accruals or reserves have been established in accordance with GAAP, (b) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents and Liens securing indebtedness or liabilities that have otherwise been disclosed to Parent in writing, (c) such Liens or other imperfections of title affecting real property, if any, that do not have a Company Material Adverse Effect, including (i) easements or claims of easements whether or not shown by the public records, boundary line disputes, overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (ii) rights of parties in possession and (iii) title to any portion of the premises lying within the right of way or boundary of any public road or private road, (d) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, permits, licenses, utility easements, rights of way and similar Liens imposed or promulgated by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business thereon, (e) mechanics’, carriers’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, suppliers’, cashiers’ and similar Liens incurred in the ordinary course of business or arising by operation of law or that are not otherwise material; (f) Liens securing acquisition financing with respect to the applicable asset, including refinancings thereof, (g) licenses or other grants of Intellectual Property Rights granted in the ordinary course of business, (h) covenants, conditions, restrictions, rights of way, servitudes, encroachments, permits and oil, gas, mineral and any mining reservations, rights, licenses and leases of public record that do not materially impair the value, occupancy

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or use of such real property, (i) deposits made in the ordinary course of business to secure payments of worker’s compensation, unemployment insurance or other types of social security benefits or the performance of bids, tenders, sales, Contracts, public or statutory obligations, and surety, stay, appeal, customs or performance bonds, in each case, arising in the ordinary course of business, (j) Liens resulting from securities Laws, (k) Liens incurred in the ordinary course of business in connection with any purchase money security interests, equipment leases or similar financing arrangements, and (l) Liens created by (or at the request of) Parent, Acquisition Sub or any of their respective Affiliates.
“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.
“Personal Information” means any data or other information that (i) identifies, relates to, or is reasonably capable of being associated or linked with, a particular individual, household, or device, including any personally identifiable data (e.g., name, address, phone number, email address, financial account number, payment card data, government issued identifier, health or medical information, account users names and passwords, cookies, IP addresses, and unique device identifiers), or (ii) is otherwise protected by, subject to, or defined as “personal information”, “personal data”, “personally identifiable information”, or “protected health information” under, any applicable Law.
“Process” (or “Processing” or “Processed”) means any (i) operation or set of operations which is performed on any data, databases, or collections of data (collectively, “Data”) or information or on sets of Data or information, or (ii) access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, enhancement, aggregation, destruction, or disposal of any Data or information or collections thereof, or set thereof, or any Company System.
“Proxy Statement” shall have the meaning set forth in Section 4.7.
“Release” shall mean any actual or threatened release, spill, emission, discharge, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or real property.
“Representatives” shall mean, as to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, agents, advisors, consultants, representatives and controlling Persons and any representatives of the foregoing.
“Requisite Stockholder Approval” shall have the meaning set forth in Section 4.19.
“Sanctioned Country” shall mean a country or territory which is the subject of or target of any comprehensive sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria).
“Sanctioned Person” shall mean a Person (i) listed on any sanctions-related list of designated Persons maintained by a relevant Governmental Authority in a jurisdiction in which the Company or any of its Subsidiaries conduct business, (ii) greater than 50% owned by one or more Persons described in clause (i) above as relevant under applicable Sanctions and Export Control Laws, or (iii) located, organized, or resident in a Sanctioned Country.
“Sanctions and Export Control Laws” shall mean any applicable Law in any jurisdiction in which the Company or its Subsidiaries conduct business related to (i) export controls, including the U.S. Export Administration Regulations and the International Traffic in Arms Regulations or (ii) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State and Her Majesty’s Treasury of the United Kingdom.
“SEC” shall mean the Securities and Exchange Commission.
“SEC Clearance Date” shall have the meaning set forth in Section 6.2(b).
“Secondary Customers” shall have the meaning set forth in Section 6.6(b).

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“Secretary” shall have the meaning set forth in Section 2.3(a).
“Section 16 Officer” shall mean an “officer” of the Company as defined in the rules promulgated under Section 16 of the Exchange Act.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security Incident” means actions that result in an actual, suspected, alleged or potentially likely cyber or security incident that could have an adverse effect on a system (including Company Systems) or any sensitive information (including any Processed, stored, or transmitted thereby or contained therein), including an occurrence that actually or potentially likely jeopardizes the confidentiality, integrity, or availability of a system or any sensitive information. A Security Incident includes incidents of security breaches or intrusions, or denial of service, or any unauthorized Processing of any Company Systems, Data, or Personal Information, or any loss, distribution, compromise or unauthorized disclosure of any of the foregoing.
“Stockholders’ Meeting” shall have the meaning set forth in Section 6.2(c).
“Subsidiary” of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.
“Superior Proposal” shall have the meaning set forth in Section 6.5(f)(ii).
“Surviving Corporation” shall have the meaning set forth in Section 2.1.
“Tail Coverage” shall have the meaning set forth in Section 6.6(b).
“Takeover Law” shall have the meaning set forth in Section 4.23.
“Tax” or “Taxes” shall mean any and all federal, provincial, territorial, state, municipal, local, domestic, or foreign taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties, additions to tax, and additional amounts imposed with respect thereto) imposed by any Governmental Authority or domestic or foreign taxing authority (whether computed on a separate, consolidated, unitary, or combined basis, or in any other manner), including taxes or other charges on or with respect to income, net income, gross income, franchises, windfall or other profits, gross receipts, premiums, property, sales, use, rent, production, recapture, severance, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, transfer gains, value added, occupation, privilege, environmental, alternative, add-on minimum, estimated, disability or gains taxes; license, recording, registration, and documentation charges and fees, customs duties, tariffs; and other obligations of the same or of a similar nature to any of the foregoing.
“Tax Returns” shall mean returns, reports, declarations, estimates, election, certificates, filings, and information statements, including any schedule or attachment thereto and any amendments thereof, with respect to Taxes filed or required to be filed with the IRS or any other Taxing Authority, including any claim for refund or amended return.
“Taxing Authority” means the IRS and any other Governmental Authority responsible for the administration, regulation, collection, assessment, determination, or other imposition of any Tax.
“Termination Date” shall have the meaning set forth in Section 8.1(b)(i).
“Termination Fee” shall mean an amount equal to $5,730,000.
“Third Party” shall mean any Person or group other than Parent, Acquisition Sub and their respective Affiliates.
“Trade Controls” shall have the meaning set forth in Section 4.24(a).
“Treasury Regulations” shall mean the income tax regulations promulgated under the Code.

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“VDR” shall mean the electronic data room for “Project Smoke” and maintained by the Company for purposes of the Merger and the other transactions contemplated by this Agreement, including the electronic data room hosted by Intralinks, Inc. under the title Project Smoke (Exchange ID 12130355).

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Annex B
Centerview Partners LLC 31 West 52nd Street New York, NY 10019 May 9, 2022
The Board of Directors
ServiceSource International, Inc.
707 17th Street, Suite 2500
Denver, CO 80202
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Company Common Stock” and each share of Company Common Stock, a “Share”, other than Excluded Shares, as defined below), of ServiceSource International, Inc., a Delaware corporation (the “Company”), of the $1.50 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger proposed to be entered into, dated as of May 6, 2022 (the “Agreement”) by and among Concentrix Corporation, a Delaware corporation (“Parent”), Concentrix Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become a wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) Company Common Stock owned or held by the Company or any subsidiary of the Company (including shares held as treasury stock) or held, directly or indirectly, by Parent or Merger Sub or any of their wholly owned subsidiaries immediately prior to the Effective Time and (ii) Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to, and has properly exercised and perfected his, her or its demand for, appraisal rights under Section 262 of the Delaware General Corporate Law (the shares referred to in clauses (i) and (ii), together with any Company Common Stock held by any affiliate of the Company or Parent, the “Excluded Shares”) will be converted into the right to receive $1.50 per Share in cash, without interest, (the $1.50 per Share consideration to be paid in the Merger, the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger for completing our evaluation, which is not contingent upon our rendering a favorable opinion. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
31 WEST 52ND STREET, 22ND FLOOR, NEW YORK, NY 10019
PHONE: (212) 380-2650   FAX: (212) 380-2651   WWW.CENTERVIEWPARTNERS.COM
N EW Y O R K    •    L O N D O N    •    P A R I S    •    S A N F R A N C I S C O    •    P A L O A L T O    •    L O S A N G ELES

We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement, we have not been engaged to provide financial advisory or other services to the Company, and we have not received any compensation from the Company during such period. In the past two years, we have not been engaged to provide financial advisory or other services to Parent, and we have not received any compensation from Parent during such period. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, or any of their respective affiliates, or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated April 26, 2022 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended 2019, 2020, 2021; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

2

We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Company Common Stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of the Company Common Stock (other than Excluded Shares) pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Merger Consideration to be paid to the holders of Company Common Stock (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
CENTERVIEW PARTNERS LLC

3

Annex C
Section 262 of the General Corporation Law of the State of Delaware
§ 262. Appraisal rights.
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]

(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f)   Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)   The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SERVICESOURCE YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903INTERNETGo To: www.proxypush.com/SREV• Cast your vote online• Have your Proxy Card ready• Follow the simple instructions to record your votePHONE Call 1-866-284-4915• Use any touch-tone telephone• Have your Proxy Card ready• Follow the simple recorded instructionsMAIL• Mark, sign and date your Proxy Card• Fold and return your Proxy Card in the postage-paidenvelope provided ServiceSource International, Inc.Special Meeting of StockholdersFor Stockholders of record as of June 13, 2022TIME: Friday, July 15, 2022 1:00 PM, Mountain TimePLACE:This proxy is being solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Gary B. Moore, Chad Lyne, and Megan Fine, and each or any of them, as the true and lawful attorneys of theundersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock ofServiceSource International, Inc. (ServiceSource) which the undersigned is entitled to vote at said meeting and any adjournment thereof upon thematters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority uponsuch true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxyheretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED(I)FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MAY 6, 2022, BY AND AMONG CONCENTRIXCORPORATION, CONCENTRIX MERGER SUB INC., AND SERVICESOURCE (THE “MERGER PROPOSAL”), (II) FOR THE APPROVAL, ON ANON-BINDING ADVISORY BASIS, OF THE COMPENSATION THAT WILL OR MAY BECOME PAYABLE TO SERVICESOURCE’S NAMEDEXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER, AND (III) FOR THE APPROVAL TO ADJOURN THE SPECIAL MEETING FROMTIME TO TIME, TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE AREINSUFFICIENT VOTES TO APPROVE THE MERGER PROPOSAL AT THE TIME OF THE SPECIAL MEETING.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote inaccordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and returnthis card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

ServiceSource International, Inc.

Special Meeting of Stockholders

Please make your marks like this: X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

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Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date

ServiceSource International, Inc.Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE:FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTEBOARD OFDIRECTORSRECOMMENDS FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger, dated as of May 6, 2022, by and among ConcentrixCorporation, Concentrix Merger Sub Inc., and ServiceSource International, Inc. ("ServiceSource")(the "Merger Proposal"). FOR 2. To approve, on a non-binding, advisory basis, the compensation that will or may become payableby ServiceSource to its named executive officers in connection with the merger. FOR 3. To approve the adjournment of the Special Meeting from time to time, to a later date or dates, ifnecessary or appropriate, to solicit additional proxies if there are insufficient votes to approve theMerger Proposal at the time of the Special Meeting (the "Adjournment Proposal"). FOR 3. To approve the adjournment of the Special Meeting from time to time, to a later date or dates, ifnecessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the "Adjournment Proposal"). Signature (and Title if applicable)Proposal_Page - VIFLDate Signature (if held jointly) Date